As filed with the Securities and Exchange Commission on January 30, 2023.
Registration Statement No. 333-268022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Amendment 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Nava Health MD, LLC*
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	8011 (Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
9755 Patuxent Woods Drive
Suite 100
Columbia, MD 21046
Telephone: (410) 910-6156
(Address and telephone number of registrant’s principal executive offices)
Bernaldo Dancel
9755 Patuxent Woods Drive, Suite 100
Columbia, Maryland 21046
Telephone: (410) 910-6156
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Eric R. Smith, Esq. Rachel M. Jones, Esq. Venable LLP 750 East Pratt Street Suite 900 Baltimore, MD 21202 Tel: (410) 244-7400	Thomas J. Poletti, Esq. Veronica Lah, Esq. Manatt, Phelps & Phillips, LLP 695 Town Center Drive 14th Floor Costa Mesa, CA 92646 Tel.: (714) 371-2500
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company; or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐
After completion of this offering, Ascend One Corporation will continue to control a majority, 68.2%, of the voting power of our outstanding common stock and Bernaldo Dancel, our President and Chief Executive Officer, through beneficial ownership of outstanding shares of common stock, will continue to control a majority, 69.8%, of the voting power of our outstanding common stock. As a result, we will be a “controlled company” within the meaning of the corporate governance standards of Nasdaq and are eligible for certain exemptions from these rules, though we do not intend to rely on any such exemptions. See “Risk Factors —  We will be a ‘controlled company’ within the meaning of the listing rules of Nasdaq and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies” on page 37 for more information.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Nava Health MD, LLC, the registrant whose name appears on the cover of this registration statement, is a Delaware limited liability company. Immediately prior to the closing of the offering to which this Registration Statement relates, Nava Health MD, LLC will convert into a Maryland corporation pursuant to a statutory conversion and change its name to Nava Health MD, Inc. as described in the section “Corporate Conversion” of the accompanying prospectus. As a result of the Corporate Conversion, all holders of membership interests of Nava Health MD, LLC will become holders of shares of common stock of Nava Health MD, Inc.
References in the accompanying prospectus to our capitalization and other matters pertaining to our common equity relate to the capitalization and common equity of Nava Health MD, Inc. after giving effect to the Corporate Conversion. However, the Financial Statements and summary historical financial data included in the accompanying prospectus are those of Nava Health MD, LLC and do not give effect to the Corporate Conversion. Shares of common stock of Nava Health MD, Inc. are being offered by this prospectus.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated January 30, 2023
PRELIMINARY PROSPECTUS

1,350,000 Shares of Common Stock being offered by the Company
1,381,938 Shares of Common Stock being offered by the Selling Stockholders
NAVA HEALTH MD, LLC
Common Stock

This is an initial public offering (the “Offering”) of 1,350,000 shares of our common stock, par value $0.01 per share (the “Common Stock”) and the registration of an additional 1,381,938 shares of Common Stock held by selling stockholders. Prior to this offering, there was no public market for our Common Stock. It is currently estimated that the initial public offering price per share will be between $5.00 and $7.00. We have applied for listing of our common stock on The Nasdaq Capital Market (“Nasdaq”) under the symbol “NAVA”. Completion of this offering is contingent on the approval of our listing application for trading of our Common Stock on Nasdaq. No assurance can be given that our application will be approved and that our Common Stock will ever be listed on Nasdaq. If our listing application is not approved by Nasdaq, we will not consummate and will terminate this offering.
The actual public offering price per share will be determined between us and the underwriters at the time of pricing. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.
Prior to this offering, there has been no public market for our Common Stock. Of the total securities being offered under this prospectus (the “Prospectus”), the Company is offering 1,350,000 shares of Common Stock (the “Company Offering Shares”). The selling stockholders named in the section entitled “Selling Stockholders” in this prospectus (the “Selling Stockholders”) are offering 1,381,938 shares of Common Stock (the “Selling Stockholder Shares”). No shares offered by the Selling Stockholders will be sold until after our Common Stock has begun trading on the Nasdaq Capital Market. We will not receive any proceeds from the sale of shares by the Selling Stockholders. The Selling Stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Our registration of the Selling Stockholder Shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares of Common Stock registered hereby.
Investing in our securities involves risks. See “Risk Factors” beginning on page 11.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total
Price to the public	$	$
Underwriting discounts and commissions	$	$
Proceeds to us (before expenses)(1)	$	$

(1)
Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to the underwriters, or the reimbursement of certain expenses of the underwriters. We refer you to “Underwriting” beginning on page 107 of this prospectus for additional information regarding underwriting compensation.

We have granted the underwriters the option for a period of 45 days to purchase up to an additional 15% of shares underwritten in the Offering at the initial public offering price, less underwriting discounts and commissions, solely to cover over-allotments, if any.
The underwriters expect to deliver the shares on or about            , 2023.
WestPark Capital, Inc.
Prospectus dated            , 2023

We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you.
You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of these securities.
Unless otherwise indicated, market data and certain industry forecasts used throughout this prospectus were obtained from various sources, including internal surveys, market research, consultant surveys, publicly available information and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Such data and industry forecasts involve a number of assumptions and limitations and they are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications and reports.
All trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

i

Our business is currently conducted through Nava Health MD, LLC, and Nava Health Medical Group, LLC (“Nava Medical”) owned by Dr. C. Douglas Lord who operates our telehealth and on-premises locations. Ascend One Corporation is the majority owner of the equity interests of Nava Health MD, LLC. Immediately prior to the consummation of this offering, Nava Health MD, LLC will convert into Nava Health MD, Inc., a Maryland corporation.
Except as disclosed in the prospectus, the consolidated financial statements and selected historical consolidated financial data and other financial information included in this registration statement are those of Nava Health MD, LLC and Nava Medical.

ii

PROSPECTUS SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “Nava,” “Nava Health,” “Nava Management” or the “Company” refer prior to the Corporate Conversion discussed herein, to Nava Health MD, LLC, and after the Corporate Conversion, to Nava Health MD, Inc. References in this prospectus to our capitalization and other matters pertaining to our common equity relate to the capitalization and common equity of Nava Health MD, Inc. after giving effect to the Corporate Conversion. However, the Financial Statements and summary of historical financial data included in this prospectus are those of Nava Health MD, LLC and do not give effect to the Corporate Conversion. The terms (A) “IPO Price” mean the initial public offering price of the shares offered by means of this prospectus and (B) “Debt Conversion” refers to the conversion of the following principal amount of convertible indebtedness, plus interest accrued and unpaid interest where indicated below, upon the effective date of this offering assuming an IPO Price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, (i) Promissory Notes between Nava and each individual party thereto bearing interest at 8% per annum convertible into an estimated 455,570 shares of common stock at $2.80 per each share. Unless otherwise indicated, all share and per share information gives effect to the “Debt Conversion”.
OUR COMPANY
Nava is a vertically integrated, tech-enabled integrative healthcare practice combining traditional, functional, holistic, and regenerative medicine. Our innovative medical practice uses a data-driven, personalized approach to optimize health and increase longevity. We provide each client with an individualized wellness roadmap tailored to their specific symptoms, medical needs, and personal goals, which we refer to as their “Custom Vitality Plan” or “CVP”. The client’s CVP is developed as part of our proprietary diagnostic process, the “Nava Method”, which utilizes propriety software owned and developed by Nava. We believe Nava’s proprietary diagnostic process enables our practitioners to leverage various synergistic products and services for our clients.
Our mission is to help each of our clients “feel their best”. We take an integrative approach to health optimization and longevity by providing comprehensive wellness treatment plans, services, and products to our clients. We partner with clients looking to proactively manage and restore their health and focus on comprehensively improving how they feel. Nava’s approach to integrative wellness combines conventional and natural treatments and services, with modality experts working together as a team to help prevent and treat disease. We believe that by offering innovative approaches that do not only treat the symptoms but that focus on the root causes of illness, we can not only treat chronic disease but help to prevent disease progression, increase longevity and improve quality of life.
We deliver our health services through four (4) physical locations in the Baltimore/Washington Metro region. We currently plan to open up to eight (8) additional locations by the end of 2023, subject to market conditions and anticipated demand for our services. Our on-premises locations offer a premium client experience and luxurious, spa-like atmosphere. Our on-premises locations provide hands-on treatment options including, but not limited to, physician appointments and medical procedures, intravenous (IV) micronutrient therapies, massage, acupuncture, our aesthetic services and our full line of premium grade nutraceuticals and supplements, also available through our website.
We also provide services through telehealth, delivering on-demand healthcare via mobile devices, video, or phone in Alabama, Arizona, Colorado, Delaware, Illinois, Maryland, Michigan, New York, Pennsylvania, Texas, Vermont, Virginia, and Washington, D.C.
Practitioners at Nava Medical include, but are not limited to board certified physicians, nurse practitioners/ physician assistants, certified aesthetics nurses, acupuncturists, massage therapists, board certified nutritionists, medical assistants, medical technicians, and certified life coaches. Nava Medical specializes in bio-identical hormone optimization, medically supervised weight loss programs, Platelet Rich

Plasma (PRP) procedures, digestive health programs, advanced diagnostic testing, IV micro-nutrient therapy, hyperbaric oxygen therapy, light therapy, intelligent bioenergetics therapy, B-12 injections, Botox injections, dermal fillers, body sculpting, and a full line of premium grade nutraceuticals and supplements (available at our on-premises locations and through our website), and skin health/ aesthetic products. Nava Medical also has a fully equipped, in-office clinical laboratory that provides diagnostic testing for Nava’s client, conveniently increasing the speed of research and results. Lab tests include, but are not limited to, chemistry, hematology, immunoassay, genetic, allergy, food sensitivity, and other blood and urine panels.
Nava has six general areas of expertise and offerings, including but not limited to Diagnostic Testing, Bio-identical Hormone Replacement Therapies (BHRT), Regenerative Therapies, Aesthetics, Functional Nutrition, and premium-grade retail products.
We believe Nava is unique in that it houses all these disciplines under one roof. Additionally, we believe Nava’s technology and data driven system, diagnostics and protocol enables individualized care for our clients, factoring in all the above-mentioned disciplines and more along with premium-grade nutraceuticals and alternative services, including but not limited to hyperbaric oxygen therapy, massage therapy and intravenous micronutrient therapy. The compounding benefit of combining these services, therapies, and products provides advantages for our client’s health, delivering comprehensive results for them.
Competitive Strengths
Nava aims to take advantage of what we believe are gaps in conventional healthcare, which substantially focuses on medical doctors treating symptoms and diseases using evidence-based care, pharmaceuticals, radiation or surgery. Nava’s approach to healthcare integrates conventional medicine and complementary and alternative medicine, focusing on prevention, the whole body, and underlying causes of disease, among other factors, in a coordinated way. This integrative approach to healthcare, or functional medicine, allows us to treat each client as a “whole person” and create personalized healthcare plans that address existing conditions and symptoms while also focusing on preserving and protecting overall health through prevention to increase longevity. We believe our data-driven business model ensures optimal resource utilization by Nava healthcare providers, making our services consistent in execution and efficient.
We attribute our success to the following competitive strengths:
•
Functional Medicine Experts:   Our physicians, acupuncturists, massage therapists, nutritional counselors, and others are highly trained experts in their respective fields and are committed to working together as a team of providers to make functional medicine more accessible to our clients. Nava practitioners work with each other and our clients to simplify the intricacies of the CVPs that require a variety of treatments, appointments and care from multiple practitioners. This in turn builds relationships between our clients and their practitioners, and trust between our clients and the Nava brand.

•
Vertically Integrated Approach:   Nava clients benefit from our services, which integrate conventional medical and holistic methodologies, therapies, and the expertise of functional experts, all being housed under one roof. Our unique approach provides clients with a single resource to address a multitude of aspects of wellness, building deeper relationships between our clients and healthcare providers and between our clients and Nava, saving client’s time, and increasing client utilization and the long-term value of each client. Many of our diagnostics and treatment protocols are also virtually available, which we believe increases our client’s ability to conveniently access Nava as their primary resource to address all aspects of wellness. Telemedicine enables Nava to extend our reach beyond our brick-and-mortar location service areas and aligns us with growing consumer preference for digital engagement and virtual-care.

•
Focus on Operational Efficiencies and Value Generation:   We believe that in the conventional healthcare space, medical practices are often operationally inefficient and, because insurance providers are driving the bulk of the marketing for new patients, patient experience is not always a priority. Nava addresses this by focusing on operational efficiencies, including endeavoring to decrease wait time for appointments by allowing our clients to see the “next available practitioner” instead of requiring our clients to see the same care provider and prioritizing the client experience, from easy online scheduling, to creating a spa like atmosphere in all our locations and performing in-house lab work. We approach every aspect of the business, from client experience to purchasing critical equipment, with a view to long-term profitability and growth and creating sustainable value generation.

•
Data-Driven Functional Medicine:   Nava leads with data. We aggregate signal data using a comprehensive panel of diagnostic tests, including serological, stool and urine tests, as well as medical history and personal goals to fuel our wellness assessment and the subsequent CVP. These data inputs inform our team of functional medicine experts to detect and diagnose root cause issues, transcending the treatment of symptoms alone. Because Nava’s approach to functional medicine is data-led, we can deliver integrated insights efficiently and accurately to our clients through an optimized CVP.

•
Proprietary Protocols:   Nava Client, our proprietary software, leverages data from a client’s intake form, client goals discovered during Q&A from their initial visit, and lab results to assist Nava providers in creating a tailored plan for the individual client, their CVP, to help the client achieve their goals. Nava Client uses heuristic protocols to analyze the data inputs and provide guiding deductions that assist Nava providers in developing the CVP. Nava Client also has a hormone dosing application to assist Nava providers in determining the appropriate level of hormone replacement based on the individual client’s lab results.

•
Membership Model:   Currently, Nava offers two membership tiers, the “Nava Medical Tier” and the “Nava Preferred Tier”. The Nava Medical Tier includes access to our therapy services, access to our medical services, discounts on services, treatments and therapies, and access to Nava Live, our virtual medical center. The Nava Preferred Tier includes a waiver of the annual concierge fee, access to our therapy services, access to our medical services, discounts on all services, treatments and therapies, access to NavaLive, an additional 10% discount on all nutraceuticals and supplements, free shipping for all nutraceuticals, double rewards for client referrals and two $89.00 wellness credits each month that may be applied toward all services, treatments, packages, co-pay, co-insurance, and deductibles.

•
Indigenous CLIA Lab Services:   Nava’s integrated lab services drive revenue for the Company while ensuring optimal results for clients.

•
Integrated Retail:   The Company’s branded products and premium-grade nutraceuticals drive additional high-margin revenue. While the Company’s branded products and premium-grade nutraceuticals provided high-margin revenue, for the year ended December 31, 2022 and for the nine months ended September 30, 2022, the Company operated at a net loss.

Growth Strategy
Nava’s growth strategy is consistent with our cultural growth mindset, with a focus on expanding geographically, technologically and therapeutically by:
•
Focusing on geographic expansion by (i) opening additional locations; (ii) acquiring wellness centers in geographic locations where Nava currently has no footprint or has a virtual footprint with capabilities that are scalable and that are complementary to our business model, and/or (iii) acquiring other lines of business for vertical integration, including labs with additional testing abilities or facilities;

•
Growing through continued technological innovation, including improving Nava Client, continually evaluating diagnostic testing advances, continued expansion of Nava telehealth capabilities and developing synergistic technologies, including mobile applications; and

•
Expanding our therapeutic services, treatment and product offerings.

Summary of Risk Factors
Investing in our common stock involves significant risks. Any of the factors set forth in the section entitled “Risk Factors” may limit our ability to successfully execute our business strategy. You should carefully consider all of the information set forth in this prospectus and, in particular, you should evaluate the specific factors set forth in the section entitled “Risk Factors” in deciding whether to invest in our common stock. Some of the principal risks we face include:
Risks Related to Our Business
•
We have a limited operating history, and our past results may not be indicative of our future performance.

•
Our financial results will be harmed if there is not sufficient client demand for Nava services and procedures.

•
We may fail to open and operate new centers in a timely and cost-effective manner.

•
We may be unable to attract and retain clients.

•
We may not be able to successfully expand in new markets.

•
Changes in laws and regulations related to the internet, perceptions toward the use of social media and changes in internet infrastructure itself may diminish our ability to drive new client acquisition.

•
Regulations related to healthcare may hamper our availability to provide virtual consultations.

•
We face competition for medical professionals and other workers that provide our services.

•
Our centers may become subject to medical liability claims.

•
Our management team has limited experience managing a public company.

•
The COVID-19 global pandemic could negatively affect our operations, business and financial condition, and liquidity.

•
Our internal computer systems, or those of any of our contractors, consultants, or collaborators, may fail or suffer security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of our proprietary or confidential data, employee data, or personal data.

•
We may be unable to secure contracts with payors in new geographic regions.

•
A portion of our revenue is derived from health insurance.

Risks Related to Our Regulatory Environment
•
If we fail to comply with numerous laws and regulations relating to the operation of our centers, we could incur significant penalties or other costs or be required to make significant changes to our operations.

•
If laws governing the corporate practice of medicine or fee-splitting change, we may be required to restructure some of our relationships.

•
We may be subject to various federal and state laws pertaining to healthcare fraud and abuse, including anti-kickback, self-referral, false claims and fraud laws, and any violations by us of such laws could result in fines or other penalties.

•
We may be subject to endorsement and/or testimonial regulations.

•
We may become ineligible for reimbursement under Medicare or Medicaid or other third-party payors.

•
We are subject to numerous environmental, health and safety laws and regulations.

•
Certain risks are inherent in providing prescription treatments, and our insurance may not be adequate to cover any claims against us.

Risks Related to Ownership of Our Common Stock and This Offering
•
We are an “emerging growth company,” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

•
Our stock price could be extremely volatile, and, as a result, you may not be able to resell your shares at or above the price you paid for them.

•
There has been no prior public market for our common stock and an active, liquid trading market for our common stock may not develop.

•
Provisions in our charter documents and Maryland law may deter takeover efforts that could be beneficial to stockholder value.

•
Our Board of Directors is authorized, without stockholder approval, to create shares of capital stock having preferences and rights that are superior to those associated with our common stock, to issue authorized shares of any class or series of capital stock, and to increase the number of shares of any authorized class or series of stock that can be issued by Nava.

•
Because Ascend One controls a significant number of shares of our common stock, it will have effective control over actions requiring stockholder approval.

•
Our internal controls may not be effective.

•
The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business.

•
Our stock price and trading volume could decline if securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business.

•
You will incur immediate dilution as a result of this offering.

•
We do not intend to pay cash dividends on our shares of common stock for the foreseeable future.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY AND A SMALLER REPORTING COMPANY
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012, and we will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to

Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. In this prospectus, we have provided only two years of audited financial statements and have not included all the executive compensation-related information that would be required if we were not an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period to comply with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financial statements to those of other public companies more difficult. As a result of this election, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests.
We are also a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.
Our Operating Structure
Due to restrictions on the corporate practice of medicine in many states, Nava Medical, which is a separate legal entity owned by a licensed physician, is responsible for all clinical aspects of the medical operations that take place in our on-premises locations and through telehealth, including contracting with the physicians and practitioners who treat our clients at our on-premises locations and through telehealth. Nava manages the non-clinical aspects for Nava Medical through a Management Services Agreement, dated January 1, 2021, by and between Nava and Nava Medical, as amended by that certain Amendment to Management Services Agreement, dated January 1, 2021 (together, the “MSA”). The MSA states that Nava will provide for the administration of the non-clinical aspects of the medical operations which include, but are not limited to, financial, administrative, technical, marketing and personnel services. We do not practice medicine. Nava Medical is owned by Dr. C. Douglas Lord, a licensed physician, and is responsible for all clinical aspects of the medical operations that take place in each of our centers.
Our consolidated financial statements present the results of operations and financial position of Nava and Nava Medical.
Even though we do not have voting control over Nava Medical we have a long-term and unilateral controlling financial interest over such assets and operations under the MSA. As a result, the accounting principles generally accepted in the United States of America (GAAP) require us to consolidate the results into our financial statements. All of our revenue is earned from services provided by Nava Medical. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates-Principles of Consolidation.”

Corporate Information
We were formed as a Delaware limited liability company in June 2013. Prior to the closing of this offering, Nava Health MD, LLC intends to convert into a Maryland corporation pursuant to a statutory conversion, and will change its name to Nava Health MD, Inc. See “Corporate Conversion.” Our principal executive offices are located at 9755 Patuxent Woods Drive, Suite 100, Columbia, MD 21046. Our telephone number is (410) 910-6156. Our website is www.navacenter.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.
“NAVA HEALTH AND VITALITY CENTER,” “NAVA,” the Nava logo and our other registered or common law trade names, trademarks or service marks appearing in this prospectus are our property. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective owners.

THE OFFERING
Shares offered by us
1,350,000 shares. In addition, the Selling Stockholders are offering 1,381,938 shares of Common Stock (the “Selling Stockholder Shares”). The underwriter is not underwriting any shares offered by Selling Stockholders, and there is no over-allotment with respect to the shares sold by the Selling Stockholders.
Common stock outstanding prior to this offering(1)
12,500,000 shares
Common stock to be outstanding immediately after
this offering
13,850,000 shares (14,052,500 shares if the underwriters exercise their over-allotment option in full)
Option to purchase additional shares
The underwriters have an option for a period of 45 days to purchase up to an additional 202,500 shares of our common stock (equal to 15% of the number of shares of common stock sold in the offering).
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $6,423,300, or approximately $7,638,300 if the underwriters exercise their over-allotment option in full, at an assumed public offering price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions, the non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of the shares payable to the underwriters, and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to open addition locations, to increase staffing of new locations, to purchase additional therapy equipment, to increase our market communication, to further brand development, to invest in Nava Client, to expand services and to build talent infrastructure to support our growth and for general corporate expenses and working capital. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.
Lock-up agreements
The Company and our executive officers, directors and shareholders have agreed with the underwriters not to sell, transfer or dispose of any shares or similar securities for a period of one (1) year after the date of this prospectus. We and the underwriters have agreed to waive the lock-up requirement for a Selling Stockholder who, after giving effect to the Corporate Conversion, will hold approximately 2% of our outstanding Common Stock. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”
Risk factors
See “Risk Factors” on page 11 and other information included in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.
Trading Symbol
We have applied to list our common stock on NASDAQ under the symbol “NAVA”.

(1)
The number of shares of common stock outstanding is based on 12,500,000 shares of our common stock outstanding as of September 30, 2022 after giving effect to (i) the Corporate Conversion to occur immediately prior to the effective date of this offering and (ii) the issuance of 455,570 shares of common stock issuable upon conversion of convertible indebtedness immediately prior to the effective date of this offering assuming an initial public offering price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus (the “Debt Conversion”) and excludes as of such date:

•
2,000,000 shares of common stock reserved for future grants pursuant to our 2023 Equity Incentive Plan (subject to increase under the 2023 Equity Plan to the number of shares of common stock equal to 13% of the total number of shares of common stock outstanding on the last day of the immediately preceding fiscal year).

•
101,250 shares of common stock issuable upon exercise of warrants to be issued to the underwriters as part of this offering at an exercise price of $7.80 per common share (130% of the assumed public offering price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus).

Except as otherwise indicated herein, all information in this prospectus assumes or gives effect to:

•
shares of common stock issuable upon conversion of our convertible notes in an aggregate principal amount of $1,275,596.

•
The retroactive effect of the conversion of our former limited liability company to a corporation, to be effected on consummation of the offering.

•
No exercise by the underwriters of their option to purchase an additional 202,500 shares of common stock.

Financial Statement Presentation
The financial statements for the nine months ended September 30, 2022 and 2021, and for the years ended December 31, 2021 and 2020, represent the operations of Nava Health MD, LLC and Nava Health Medical Group, LLC on a consolidated basis. Prior to the closing of this offering, Nava Health MD, LLC will complete a Corporate Conversion into a Maryland corporation pursuant to a statutory conversion, and will change its name to Nava Health MD, Inc. All holders of membership interests of Nava Health MD, LLC will become holders of shares of common stock of Nava Health MD, Inc., as described under the heading “Corporate Conversion.” In this prospectus, we refer to all transactions related to our conversion to a corporation as the Corporate Conversion. We expect that the Corporate Conversion will not have a material effect on our financial statements.
Selected Summary Consolidated Financial Data
The following tables set forth selected consolidated summary financial data as of the dates and for the periods indicated. We have derived the summary statement of operations data for the years ended December 31, 2021 and 2020 from our audited financial statements and our unaudited interim consolidated financial statements for the nine months ended September 30, 2022 and 2021 included elsewhere in this prospectus. In our opinion, the unaudited interim consolidated financial statements have been prepared on a basis consistent with our audited annual consolidated financial statements and contain all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of such financial statements.
The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes and other information included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results to be expected in the future.

Consolidated Statement of Operations Data:
	Nine Months Ended September 30,		Fiscal Year Ended December 31,
	2022	2021	2021	2020
($ in thousands, except per share amounts)	(unaudited)	(unaudited)
Revenue	$9,444	$4,880	$6,655	$4,842
Operating Expenses:
Cost of service	4,211	2,479	3,250	2,185
Selling, general and administrative	5,396	2,486	4,664	3,296
Depreciation and amortization	88	16	51	25
Total operating expenses	$9,695	$4,981	$7,965	$5,506
Income (Loss) from operations	$(251)	$(101)	$(1,310)	$(664)
Other (income)/expenses	5	(502)	(1,081)	(1,257)
Interest expense	100	44	78	120
Net income (loss)	$(356)	$357	$(307)	$473
	As of September 30, 2022	As of December 31, 2021
Pro forma net loss per common share – basic and diluted(1)	$(0.03)	$(0.03)
Pro forma common shares outstanding for all periods – basic and diluted(2)	12,500,00	12,500,00
Balance Sheet Data
	As of September 30, 2022 (Pro Forma and Pro Forma As Adjusted is unaudited)
$ in thousands	Actual	Pro Forma(3)	Pro Forma As Adjusted(4)(5)
Cash	$739	$739	$7,162
Total assets	$5,719	$5,719	$12,142
Total liabilities	$8,588	$7,312	$7,312
Accumulated deficit	$(3,515)	$(3,515)	$(3,515)
Total stockholders’ equity (deficit)	$(2,869)	$(1,593)	$4,830

(1)
Basic and diluted shares outstanding on a pro forma basis assumes 455,570 shares issuable further to the Debt Conversion.

(2)
Pro Forma Common Shares Outstanding assumes 12,500,000 for all reporting periods.

(3)
Pro Forma reflects the Debt Conversion.

(4)
On a pro forma as adjusted basis to give further effect to the issuance and sale of shares of common stock to be sold in this offering at an assumed public offering price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and commissions, the non-accountable expense allowance payable to the underwriters, and estimated offering costs payable by us.

(5)
Each $1.00 increase (decrease) in the assumed public offering price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of each of cash, total assets and total stockholders’ equity (deficiency) by approximately $2,000,000, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and the non-accountable expense allowance payable to the underwriters. Each increase (decrease) of 500,000 shares in the number of shares offered by us at the assumed public offering price per share of $6.00 would increase (decrease) the pro forma amount of each of cash, total assets and total stockholders’ (deficit) equity by approximately $3,000,000.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before making an investment decision, you should give careful consideration to the following risk factors, in addition to the other information included in this prospectus, including our financial statements and related notes, before deciding whether to invest in shares of our common stock. The occurrence of any of the adverse developments described in the following risk factors could materially and adversely harm our business, financial condition, results of operations or prospects. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.
Risks Related to Our Business
We have a limited operating history, and our past results may not be indicative of our future performance. Further, our revenue growth rate is likely to slow as our business and our market matures.
We began operations in 2014. We have a limited history of generating revenue. As a result, our historical revenue growth should not be considered indicative of our future performance. We have encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly changing industries, including market acceptance of our procedures, attracting new clients, hiring physicians and responding to increasing competition and expenses as we expand our business. We cannot be sure that we will be successful in addressing these and other challenges we may face in the future, and our business may be adversely affected if we do not properly manage these risks.
Because we have a limited history operating our business at its current scale, it is difficult to evaluate our current business and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the health and wellness market, substantial uncertainty concerning how these markets may develop, and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenue. Failure to manage our future growth effectively and profitably could have an adverse effect on our business, financial condition, and operating results.
Our success depends on our ability to maintain the value and reputation of the Nava Health and Vitality Center™ brand.
We believe that our brand is important to attracting clients and high-quality practitioners. Maintaining, protecting, and enhancing our brand depends largely on our ability to deliver results for our clients and the success of our marketing efforts. We believe that the importance of our brand will increase as competition further intensifies. Our brand could be harmed if we fail to achieve these objectives or if our public image were to be tarnished by negative publicity. From time to time, we are involved in lawsuits, claims, audits and investigations, including those arising out of services provided, personal injury claims, professional liability claims, billing and marketing practices, employment disputes and contractual claims. These lawsuits, claims, audits or investigations, regardless of their merit or outcome, may also adversely affect our reputation and ability to expand our business. Unfavorable publicity about us, including our procedures and technology, could diminish confidence in our Nava Health and Vitality Center™ brand. Such negative publicity also could have an adverse effect on our business, financial condition, and operating results.
We may be unable to attract and retain members, which would materially and adversely affect our business, results of operations and financial condition.
The success of our business depends on our ability to attract and retain clients as members. Our marketing efforts may not be successful in attracting clients, and membership levels may materially decline over time. Clients may cancel their memberships at any time after giving proper notification, in accordance with the terms of their membership agreement, subject to an initial minimum term applicable to certain memberships. We may also cancel or suspend client memberships if a client fails to provide payment for an extended period of time. In addition, we may experience attrition and must continually engage existing members and attract new clients in order to maintain membership levels. A portion of our member base does not regularly use our stores and may be more likely to cancel their memberships. Some of the factors that could lead to a decline in membership levels include changing desires and behaviors of clients or their perception of our brand, changes in discretionary spending trends and general economic conditions, changes in client behavior resulting from the COVID-19 pandemic, market maturity or saturation, a decline in our ability to deliver quality service at a competitive price, an increase in monthly membership dues due to inflation, direct and indirect competition in our industry and a decline in the public’s interest in wellness, among other factors. In order to increase membership levels, we may from time to time offer promotions or lower monthly or annual fees. If we are not successful in optimizing price or in adding new memberships in new and existing stores, growth in monthly membership or annual fees may suffer. Any decrease in our average fees or higher membership costs may adversely impact our results of operations and financial condition.
The health of the economy may affect consumer purchases of discretionary services, such as cosmetic services, which could have a material adverse effect on our business, financial condition and results of operations.
Our results of operations may be materially affected by conditions in the capital and credit markets and the economy generally. We appeal to a wide demographic customer profile for cosmetic services. Uncertainty in the economy could adversely impact client purchases of discretionary services, including cosmetic services. Factors that could affect clients’ willingness to make such discretionary purchases include general business conditions, levels of employment, interest rates, tax rates, the availability of consumer credit, consumer confidence in future economic conditions and risks, or the public perception of risks, related to epidemics or pandemics, such as the COVID-19 pandemic. In the event of a prolonged economic downturn or acute recession, consumer spending habits could be adversely affected, and we could experience lower than expected net sales.
Our revenue is particularly sensitive to regulatory, economic and other conditions in the states and jurisdictions in which we operate on-premises locations. As of the date of this prospectus, we operate through our arrangements with Nava Medical’s three on-premises locations in Maryland and Virginia.
If there were an adverse regulatory, economic or other development in any of the states and jurisdictions in which we have a higher concentration of centers there could be unanticipated adverse impacts on our business in those states and jurisdictions, which could have a material adverse effect on our business, prospects, results of operations and financial condition.
In addition, a general deterioration in economic conditions could adversely affect our commercial partners including our vendor partners as well as the real estate developers and landlords who we rely on to construct and operate locations in which our centers are located. A bankruptcy or financial failure of a significant vendor or a number of significant real estate developers or landlords could have a material adverse effect on our business, financial condition, profitability, and cash flows.
We have grown rapidly in recent years and have limited operating experience at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture, and financial performance may suffer.
We have expanded rapidly and have limited operating experience at our current size. To effectively manage and capitalize on our growth, we must continue to expand our marketing, focus on innovation and upgrade our management information systems and other processes. Our continued growth could strain our existing resources, and we could experience ongoing operating difficulties in managing our business across numerous jurisdictions, including difficulties in hiring, training, and managing physicians and other staff in our medical centers. If we do not adapt to meet these evolving challenges, or if our management team does not effectively scale with our growth, we may experience erosion to our brand, our company culture and financial performance may be harmed.
Our growth strategy contemplates expanding our footprint by opening new on-premises locations. Many of our on-premises locations are relatively new and we cannot assure you that these on-premises locations or that future on-premises locations will generate revenue comparable with those generated by our more mature locations, especially as we move to new geographic markets. Further, many of our on-premises locations are leased pursuant to multi-year leases, and our ability to negotiate favorable terms on an expiring lease or for a lease renewal option may depend on factors that are not within our control. Expanding nationally will require significant additional investment. Successful implementation of our growth strategy will require significant expenditures before any substantial associated revenue is generated and we cannot guarantee that these increased investments will result in corresponding and offsetting revenue growth.
Our planned expansion will place increased demands on our existing operational, managerial, and administrative resources. These increased demands could strain our resources and cause us to operate our business less effectively, which in turn could cause the performance of our new and existing centers to suffer. Opening new on-premises locations may result in inadvertent oversaturation, temporarily or permanently divert clients from our existing centers to new centers and reduce comparable centers revenue, thus adversely affecting our overall financial performance. In addition, oversaturation, or the risk of oversaturation, may reduce or adversely affect the number or location of centers we plan to open, and could thereby materially and adversely affect our growth plans overall or in particular markets.
If we fail to open and operate new centers in a timely and cost-effective manner or fail to successfully enter new markets, our financial performance could be materially and adversely affected.
Our growth strategy depends, in large part, on growing and expanding our operations, both in existing and new geographic regions, particularly in densely populated and affluent metropolitan and suburban regions and operating our new centers successfully. We cannot assure you that our contemplated expansion will be successful.
Our ability to successfully open and operate new centers depends on many factors, including, among others, our ability to:
•
recruit qualified health practitioners through Nava Medical for our new centers;

•
address regulatory, competitive, and marketing, and other challenges encountered in connection with expansion into new markets;

•
hire, train and retain health practitioners and other personnel through Nava Medical;

•
maintain adequate information system and other operational system capabilities;

•
successfully integrate new centers into our existing management structure with Nava Medical and operations, including information system integration;

•
negotiate acceptable lease terms at suitable locations;

•
source sufficient levels of medical supplies at acceptable costs;

•
obtain and maintain necessary permits and licenses through Nava Medical;

•
construct and open our centers on a timely basis;

•
generate sufficient levels of cash or obtain financing on acceptable terms to support our expansion;

•
achieve and maintain brand awareness in new and existing markets; and

•
identify and satisfy the needs and preferences of our clients.

Our failure to effectively address challenges such as these could adversely affect our ability to successfully open and operate new centers in a timely and cost-effective manner.
We may also pursue strategic acquisitions in the future. Risks in acquisition transactions include difficulties in the integration of acquired businesses into our operations and control environment, difficulties in assimilating and retaining employees and intermediaries, difficulties in retaining the existing clients of the acquired entities, assumed or unforeseen liabilities that arise in connection with the acquired businesses, the failure of counterparties to satisfy any obligations to indemnify us against liabilities arising from the acquired businesses, and unfavorable market conditions that could negatively impact our growth expectations for the acquired businesses. Fully integrating an acquired company or business line into our operations may take a significant amount of time. We cannot assure you that we will be successful in overcoming these risks or any other problems encountered with acquisitions and other strategic transactions. These risks may prevent us from realizing the expected benefits from acquisitions and could result in the failure to realize the full economic value of a strategic transaction or the impairment of goodwill and/or intangible assets recognized at the time of an acquisition. These risks could be heightened if we complete a large acquisition, multiple acquisitions within a short period of time, or miscalculate expected returns on an acquisition.
Accordingly, we cannot assure you that we will achieve our planned growth or, even if we are able to grow our centers as planned, that our new centers will perform as expected. Our failure to implement our growth strategy and to successfully open and operate new centers in the time frames and at the costs estimated by us could have a material adverse effect on our business, financial condition and results of operations.
If we are unable to secure contracts with payors in new geographic regions, our revenue growth will be adversely affected.
To increase our revenue, our business strategy is to expand into new geographic regions. In order to support such growth, Nava Medical must continue to win new payor contracts or grow existing contracts with payors.
If Nava Medical is unable to convince potential payors of the benefits of our value-based system, or if potential or existing payors prefer the care provider model of one of our competitors, we may not be able to effectively implement our growth strategy, which depends in part on our ability to attract new payors for Nava Medical. Nava Medical’s inability to obtain new payor agreements would harm our ability to execute our growth strategy and may have a material adverse effect on our business operations and financial position.
There are risks associated with estimating the amount of revenue that is recognized under insurance reimbursements, and if our estimates of revenue are materially inaccurate, it could impact the timing and the amount of our revenue recognition or have a material adverse effect on our business, results of operations, financial condition and cash flows.
There are risks associated with estimating the amount of revenues for clients using insurance as payment. The billing and collection process is complex due to ongoing insurance coverage changes, geographic coverage differences, differing interpretations of contract coverage and other payor issues, such as ensuring appropriate documentation. We base our estimates of actual revenue on historical trends. We may make a revenue adjustment in a period where our estimates are either too high or too low. If our estimates of revenues are materially inaccurate, it could impact the timing and the amount of our revenues recognition and have a material adverse impact on our business, results of operations, financial condition and cash flows.
Our inability to effectively compete with our competitors may prevent us from achieving significant market penetration or improving our operating results.
The wellness market is highly competitive and dynamic, and is characterized by rapid and substantial technological development and product innovations. Demand for Nava’s services could be limited by the products and technologies offered by our competitors. Many of our competitors are large, experienced companies that have substantially greater resources and brand recognition than we do. Some of these competitors offer similar services (including competitors who may charge less for such services than we do) and others also offer alternative services that are less expensive than the procedures we offer. Competing in the wellness market could result in price-cutting, reduced profit margins, and limited market share, any of which would harm our business, financial condition, and results of operations.
Government regulations and private party actions relating to the marketing and advertising of our products and services may restrict, inhibit, or delay our ability to sell our products and harm our business, financial condition, and results of operations.
Government authorities regulate advertising and product claims regarding the performance and benefits of some of our products. These regulatory authorities typically require a reasonable basis to support any marketing claims. What constitutes a reasonable basis for substantiation can vary widely from market to market, and there is no assurance that the efforts that we undertake to support our claims will be deemed adequate for any particular product or claim. The most significant area of risk for such activities relates to improper or unsubstantiated claims about our products and their use or safety. If we are unable to show adequate substantiation for our product claims, or our promotional materials make claims that exceed the scope of allowed claims for the classification of the specific product, regulatory authorities could take enforcement action or impose penalties, such as monetary consumer redress, requiring us to revise our marketing materials, amend our claims or stop selling certain products, all of which could harm our business, financial condition and results of operations. Any regulatory action or penalty could lead to private party actions, which could further harm our business, financial condition, and results of operations.
We primarily depend on payments by individuals as well as third-party payors, which could lead to delays and uncertainties in the reimbursement process.
The reimbursement process is complex and can involve lengthy delays. Third-party payors may disallow, in whole or in part, requests for reimbursement based on determinations that the client is not eligible for coverage, certain amounts are not reimbursable under plan coverage, or the services provided were not medically necessary or require additional supporting documentation. Retroactive adjustments may change amounts realized from third-party payors. As described below, Nava Medical is subject to audits by such payors, including governmental audits of our Medicare claims, if any, and may be required to repay these payors if a finding is made that we were incorrectly reimbursed. Delays and uncertainties in the reimbursement process may adversely affect accounts receivable, increase overall costs and cause us to incur additional costs associated with raising capital. Third-party payors are also increasingly focused on controlling healthcare costs, and such efforts, including any revisions to reimbursement policies, may further complicate and delay Nava Medical’s reimbursement claims.
In addition, certain of our clients are covered under health plans that require the client to cover a portion of their own healthcare expenses through the payment of copayments or deductibles. Nava Medical may not be able to collect the full amounts due with respect to these payments that are the client’s financial responsibility. To the extent permitted by law, amounts not covered by third-party payors are the obligations of individual clients for which Nava Medical may not receive whole or partial payment. Any increase in cost shifting from third-party payors to individual clients, including as a result of high deductible plans for clients, increases our collection costs and reduces overall collections, which we may not be able to offset such additional costs with sufficient revenue.
In response to the COVID-19 pandemic, the Centers for Medicare and Medicaid Services, or CMS, the federal agency responsible for administering the Medicare program, made several changes in the manner in which Medicare will pay for telehealth visits, many of which relax previous requirements, including site requirements for both the providers and clients, telehealth modality requirements and others. State law applicable to telehealth, particularly licensure requirements, has also been relaxed in many jurisdictions as a result of the COVID-19 pandemic. It is unclear which, if any, of these changes will remain in place permanently and which will be rolled-back following the COVID-19 pandemic. If regulations change to restrict Nava Medical’s ability to or prohibit our affiliated providers from delivering care through telehealth modalities, our financial condition and results of operations may be adversely affected.
A portion of our revenue is derived from health insurance. Those payors could take action to remove, exclude, delay, or otherwise prevent the inclusion of Nava in their provider networks.
Our operations are dependent on a concentrated number of payors with whom we contract to provide services to clients. We generally manage payor contracts on a state-by-state basis, entering into a separate contract in each state with the local affiliate of the relevant payor such that no one local payor contract accounts for a majority of our collective revenue. We believe that a portion of Nava Medical’s revenue may continue to be derived from a number of key payors, which may terminate their contracts with Nava upon the occurrence of certain events. The sudden loss of any of Nava’s payor partners, or the renegotiation of any of Nava’s payor contracts, could adversely affect our operating results. In the ordinary course of business, we engage in active discussions and renegotiations with payors in respect of the services Nava provides and the terms of Nava’s payor agreements. As the payors’ businesses respond to market dynamics and financial pressures, and as payors make strategic business decisions in respect of the lines of business they pursue and programs in which they participate, certain of the payors may seek to renegotiate or terminate their agreements with Nava. These discussions could result in reductions in the fees and changes to the scope of services contemplated by the original payor contracts and consequently could negatively impact our revenues, business and prospects.

We depend on the creditworthiness of these payors. The payors are subject to a number of risks including reductions in payment rates from governmental programs, higher than expected healthcare costs and lack of predictability of financial results when entering new lines of business, particularly with high-risk populations. If the financial condition of Nava’s payor partners declines, our financial results could be impacted. Should one or more of Nava’s significant payor partners declare bankruptcy, be declared insolvent or otherwise be restricted by state or federal laws or regulation from continuing in some or all of their operations, this could adversely affect our ongoing revenues, the collectability of our accounts receivable, our bad debt reserves and our net income.
Although Nava has long-term contracts with many payors, these contracts may be terminated before their term expires for various reasons, such as changes in the regulatory landscape and poor performance by Nava and our affiliated providers, subject to certain conditions. Certain of the payor contracts are terminable immediately upon the occurrence of certain events. Certain of the payor contracts may be terminated immediately by the partner if Nava loses applicable licenses, goes bankrupt, loses its liability insurance or receive an exclusion, suspension or debarment from state or federal government authorities. Additionally, if a payor were to lose applicable licenses, go bankrupt, lose liability insurance, become insolvent, file for bankruptcy or become subject to exclusion, suspension or debarment from state or federal government authorities, Nava’s contract with such payor could in effect be terminated. In addition, certain of the payor contracts may be terminated immediately if Nava becomes insolvent or files for bankruptcy. If any of the contracts with Nava’s payors is terminated, Nava may not be able to recover all fees due under the terminated contract, which may adversely affect our operating results.
A pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide, including the outbreak of the novel strain of coronavirus disease, COVID-19, could adversely affect our business.
If a pandemic, epidemic or outbreak of an infectious disease occurs in the United States or worldwide, our business may be adversely affected. The severity, magnitude and duration of the current COVID-19 pandemic is uncertain and rapidly changing. As of the date of this prospectus, the extent to which the COVID-19 pandemic may impact our business, results of operations and financial condition remains uncertain. Furthermore, because of our business model, the full impact of the COVID-19 pandemic may not be fully reflected in our results of operations and overall financial condition until future periods.
The COVID-19 global pandemic made 2020 a challenging year for businesses and significantly affected the United States economy and financial markets. We took immediate action to protect the health and safety of our doctors, our employees and our clients including the implementation of protocols dictated by state and local guidelines and instituting strict health and safety practices. As a result of federal, state, and local guidelines, we started moving all non-contact appointments to our virtual telehealth platform. By March 31, 2020, we terminated all non-essential employees in center treatments and procedures. We began reopening our facilities for all services and treatments beginning May 4, 2020. We continued to experience lower volumes throughout May and most of June 2020. As a result, client volumes and revenue across most of our centers were significantly impacted in the second quarter of 2020. We applied for and Received Paycheck Protection Plan loans and the COVID-19 SBA Economic Injury Disaster Loan which, along with cash from operations, helped us maintain cash liquidity during the COVID-19 pandemic. Our client volumes and revenue improved in the second half of 2020 as states began to re-open and allow for non-essential treatments and procedures. The nine months ended September 30, 2021, was negatively impacted by the COVID-19 pandemic, which caused a reduction in revenue while we continued to incur certain fixed costs.
Adverse market conditions resulting from the spread of COVID-19 could continue to materially adversely affect our business and the value of common stock. Numerous state and local jurisdictions, including all markets where we operate, have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. Such orders or restrictions resulted in largely remote operations at our headquarters, work stoppages among some vendors and suppliers, slowdowns and delays, travel restrictions and cancellation of events, among other effects, thereby significantly and negatively impacting our operations. Other disruptions or potential disruptions include restrictions on the ability of our personnel to travel; restrictions on our business development activities due to potential payors or other entities we engage with limiting their corresponding business development efforts; inability of our suppliers to manufacture goods and to deliver these to us on a timely basis, or at all; inventory shortages or obsolescence; delays in actions of regulatory bodies; diversion of or limitations on employee resources that would otherwise be focused on the operations of our business, including because of sickness of employees or their families or the desire of employees to avoid contact with groups of people; business adjustments or disruptions of certain third parties; and additional government requirements or other incremental mitigation efforts. The extent to which the COVID-19 pandemic impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity and spread of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. In addition, the COVID-19 virus disproportionately impacts older adults, especially those with chronic illnesses, which describes many of our clients.
If the COVID-19 pandemic worsens, especially in regions where we have offices or clinics, our business activities originating from affected areas could be adversely affected. Disruptive activities could include business closures in impacted areas, further restrictions on our employees’ and service providers’ ability to travel, impacts to productivity if our employees or their family members experience health issues, and potential delays in hiring and onboarding of new employees. We may take further actions that alter our business operations as may be required by local, state, or federal authorities or that we determine are in the best interests of our employees’ health and safety. Such measures could negatively affect our sales and marketing efforts, sales cycle, employee productivity, or client retention, any of which could harm our financial condition and business operations.
The extent and continued impact of the COVID-19 pandemic on our business will depend on certain developments, including: the duration and spread of the outbreak; government responses to the pandemic; the impact on our clients and our sales cycles; the impact on client, industry, or employee events; and the effect on our partners and supply chains, all of which are uncertain and cannot be predicted. Because of our business model, the full impact of the COVID-19 pandemic may not be fully reflected in our results of operations and overall financial condition until future periods.
To the extent the COVID-19 pandemic, or another pandemic, epidemic or outbreak of an infectious disease occurs in the United States or worldwide, adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including but not limited to those relating to cyberattacks and security vulnerabilities, interruptions or delays due to third-parties, or our ability to raise additional capital or generate sufficient cash flows necessary to fulfill our obligations under our existing indebtedness or to expand our operations.
Our services are concentrated in certain geographic areas and populations exposing us to unfavorable changes in local benefit costs, reimbursement rates, competition and economic conditions.
Nava’s client base remains concentrated in certain geographic areas in the United States. We have clinic locations in the mid-Atlantic region. As of September 30, 2022, the vast majority of the Nava’s clients were residents of Maryland, the District of Columbia or Virginia. Unfavorable changes in healthcare or other benefit costs or reimbursement rates or increased competition in the states in which we operate or any other geographic area where Nava’s membership becomes concentrated in the future could therefore have a disproportionately adverse effect on our operating results. Additionally, the geographic concentration of a significant portion of the Nava’s clients may make them more vulnerable to events similar to the COVID-19 pandemic.
We rely on a skilled, licensed labor force to provide our healthcare services, and the supply of this labor force is finite. If we cannot hire adequate staff for our clinics, we will not be able to operate.
As of July 31, 2022, we employed approximately 70 full-time employees and approximately 20 part-time employees. The majority of our personnel is licensed to perform cosmetic services, including medical treatments, and hold licenses as physicians, nurses, nutritionists, nurse practitioners, physician assistants, acupuncturists or massage therapists. Our success depends, in part, on our continuing ability to identify, hire, develop and retain highly qualified personnel, including physicians, nurses, nutritionists, nurse practitioners, physician assistants, acupuncturists and massage therapists, through Nava Medical. The demand for medical professionals has increased significantly as a result of the COVID-19 pandemic. Further, even before the COVID-19 pandemic, the demand for medical professionals had been increasing as more consumers began gravitating to health and wellness treatments. Additionally, many of the jurisdictions in which we operate our centers have their own licensing or similar requirements applicable to our personnel, and the on boarding and training process for each of our employees can take several months. If we cannot identify, hire, develop and retain adequate staff for our centers, we will not be able to open new centers on a timely basis or adequately staff existing centers.
We face competition for health practitioners.
The number of health practitioners available to work through Nava Medical at our centers is finite, and we face intense competition from other wellness centers in recruiting health practitioners to work in our centers.
In addition, there may be other companies that may decide to enter our business. Many of these companies have greater resources than we do, including financial, marketing, staff and capital resources. If we are unable to compete effectively with any of these entities for health practitioners, we may be unable to implement our business strategies successfully and our financial position and results of operations could be adversely affected.
Our centers and our affiliated healthcare providers providing professional services at such centers may become subject to medical liability and other legal claims, which could have a material adverse impact on our business.
The nature and use of our services could give rise to liability, including medical liability claims us and healthcare providers, if a client were injured while receiving our procedures or were to suffer adverse reactions following our procedures. Adverse reactions could be caused by various factors beyond our control. If any of these events occurred, we and our affiliated healthcare providers could incur substantial litigation expense and be required to make payments in connection with settlements of claims or as a result of judgments against us, which could result in substantial damage awards that exceed the limits of our respective insurance coverage. Additionally, any claims made against us could divert the attention of our management and our practitioners from our operations, which could have a material adverse effect on our business, financial condition and results of operations.
In recent years, physicians, hospitals and other healthcare providers have become subject to an increasing number of legal actions alleging malpractice or related legal theories. Many of these actions involve large monetary claims and significant defense costs. We also owe certain defense and indemnity obligations to our officers and directors.
Our collective insurance coverage may not cover all claims against us. Insurance coverage may not continue to be available at a cost allowing us to maintain adequate levels of insurance. If one or more successful claims against us were not covered by or exceeded the coverage of our insurance, our financial condition and results of operations could be adversely affected. Our business, profitability and growth prospects could suffer if we face negative publicity or we pay damages or defense costs in connection with a claim that is outside the scope or limits of coverage of any applicable insurance coverage, including claims related to adverse client events, contractual disputes, professional and general liability, and directors’ and officers’ duties.
In addition, if our costs of insurance and claims increase, then our earnings could decline. Market rates for insurance premiums and deductibles have been steadily increasing. Our earnings and cash flows could be materially and adversely affected by any of the following:
•
the collapse or insolvency of our insurance carriers;

•
further increases in premiums and deductibles;

•
increases in the number of liability claims against us or the cost of settling or trying cases related to those claims; or

•
an inability to obtain one or more types of insurance on acceptable terms, if at all.

We depend on our senior management, and we may be adversely affected if we lose any member of our senior management.
Because our senior management has been key to our growth and success, we are highly dependent on Dr. Douglas Lord and Mr. Bernaldo Dancel, our founder and Chief Executive Officer. We do not maintain “key man” life insurance policies on any of our officers. Competition for senior management generally, and within the wellness industry specifically, is intense and we may not be able to recruit and retain the personnel we need if we were to lose an existing member of senior management. Because our senior management has contributed greatly to our growth since inception, the loss of key management personnel, without adequate replacements, or our inability to attract, retain and motivate sufficient numbers of qualified management personnel could have a material adverse effect on our financial condition and results of operations.
Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.
We depend on our information technology systems, and those of our third-party vendors, contractors and consultants, and any failure or significant disruptions of these systems, security breaches or loss of data could materially adversely affect our business, financial condition and results of operations.
Our business is highly dependent on maintaining effective information systems as well as the integrity and timeliness of the data we use to serve our clients, support our care teams and operate our business. Because of the large amount of data that we collect and manage, it is possible that hardware failures or errors in our systems could result in data loss or corruption or cause the information that we collect to be incomplete or contain inaccuracies that our partners regard as significant. If our data were found to be inaccurate or unreliable due to fraud or other error, or if we, or any of the third-party service providers we engage, were to fail to maintain information systems and data integrity effectively, we could experience operational disruptions that may impact our clients and care teams and hinder our ability to provide services, establish appropriate pricing for services, retain and attract clients, manage our client risk profiles, establish reserves, report financial results timely and accurately and maintain regulatory compliance, among other things.
Our information technology strategy and execution are critical to our continued success. We must continue to invest in long-term solutions that will enable us to anticipate client needs and expectations, enhance the client experience, act as a differentiator in the market and protect against cybersecurity risks and threats. We believe our success is dependent, in large part, on maintaining the effectiveness of existing technology systems and continuing to deliver and enhance technology systems that support our business processes in a cost-efficient and resource-efficient manner. Increasing regulatory and legislative changes will place additional demands on our information technology infrastructure that could have a direct impact on resources available for other projects tied to our strategic initiatives. In addition, recent trends toward greater patient engagement in healthcare require new and enhanced technologies, including more sophisticated applications for mobile devices. Connectivity among technologies is becoming increasingly important. We must also develop new systems to meet current market standards and keep pace with continuing changes in information processing technology, evolving industry and regulatory standards and patient needs. Failure to do so may present compliance challenges and impede our ability to deliver services in a competitive manner. Further, because system development projects are long-term in nature, they may be more costly than expected to complete and may not deliver the expected benefits upon completion.
Security incidents compromising the confidentiality, integrity, and availability of our confidential or personal information and our and our third-party service providers’ information technology systems could result from cyber-attacks, computer malware, viruses, social engineering (including spear phishing and ransomware attacks), credential stuffing, supply chain attacks, efforts by individuals or groups of hackers and sophisticated organizations, including state-sponsored organizations, errors or malfeasance of our personnel, and security vulnerabilities in the software or systems on which we and our third-party service providers rely. As techniques used by cyber criminals change frequently, a disruption, cyberattack or other security breach of our information technology systems or infrastructure, or those of our third-party service providers, may go undetected for an extended period and could result in the theft, transfer, unauthorized access to, disclosure, modification, misuse, loss or destruction of our employee, representative, client, vendor, consumer and/or other third-party data, including sensitive or confidential data, personal information and/or intellectual property. We cannot guarantee that our security efforts will prevent breaches or breakdowns of our or our third-party service providers’ information technology systems. If we suffer a material loss or disclosure of health-related or other personal or confidential information as a result of a breach of our information technology systems, including those of our third-party service providers, we may suffer reputational, competitive and/or business harm, incur significant costs and be subject to government investigations, litigation, fines and/or damages, which could have a material adverse effect on our business, prospects, results of operations, financial condition and/or cash flows. Moreover, while we maintain cyber insurance that may help provide coverage for these types of incidents, we cannot assure you that our insurance will be adequate to cover costs and liabilities related to these incidents. Further, our failure to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems could adversely affect our results of operations, financial position and cash flow.
If we are unable to protect the confidentiality of our trade secrets, know-how and other proprietary and internally developed information, the value of our technology could be adversely affected.
We may not be able to protect our trade secrets, know-how and other internally developed information adequately. Although we use reasonable efforts to protect this internally developed information and technology, our employees, consultants and other parties (including independent contractors and companies with which we conduct business) may unintentionally or willfully disclose our information or technology to competitors. Enforcing a claim that a third party illegally disclosed or obtained and is using any of our internally developed information or technology is difficult, expensive and time-consuming, and the outcome is unpredictable. We rely, in part, on non-disclosure, confidentiality and assignment-of-invention agreements with our employees, independent contractors, consultants and companies with which we conduct business to protect our internally developed information. These agreements may not be self-executing, or they may be breached, and we may not have adequate remedies for such breach. Moreover, third parties may independently develop similar or equivalent proprietary information or otherwise gain access to our trade secrets, know-how and other internally developed information.
Our centers may be adversely impacted by weather and other factors beyond our control, and disruptions in our disaster recovery systems or management continuity planning could limit our ability to operate our business effectively.
The financial results of our centers may be negatively impacted by adverse weather conditions, such as tornadoes, earthquakes and hurricanes, or other factors beyond our control, such as wildfires. These weather conditions or other factors could disrupt client scheduling, displace our clients, employees and practitioners and force certain of our centers to close temporarily or for an extended period of time. In certain markets, we have a large concentration of centers that may be simultaneously affected by adverse weather condition or events beyond our control.
While we have disaster recovery systems and business continuity plans in place, any disruptions in our disaster recovery systems or the failure of these systems to operate as expected could, depending on the magnitude of the problem, adversely affect our operating results by limiting our capacity to effectively monitor and control our operations. Despite our implementation of a variety of security measures, our technology systems could be subject to physical or electronic break-ins, and similar disruptions from unauthorized tampering or weather-related disruptions where our headquarters is located. In addition, in the event that a significant number of our management personnel were unavailable in the event of a disaster, our ability to effectively conduct business could be adversely affected.

Risks Related to Our Regulatory Environment
If we fail to comply with or otherwise incur liabilities under the numerous federal and state laws and regulations relating to the operation of our centers, we could incur significant penalties or other costs or be required to make significant changes to our operations.
The healthcare and wellness industry is heavily regulated and we are subject to many laws and regulations at the federal, state and local government levels in the markets in which we operate. These laws and regulations require that our centers meet various requirements, including, but not limited to, those relating to:
•
ownership and control of our centers and our arrangements with Nava Medical;

•
clinical and administrative policies and procedures;

•
qualification, training and supervision of physicians and other licensed practitioners and support persons;

•
the appropriateness and adequacy of medical care, equipment, personnel, operating policies and procedures; maintenance and preservation of medical records;

•
the protection and privacy of patient and other sensitive information, including, but not limited to, patient protected health information and credit card information;

•
building codes;

•
workplace health and safety;

•
fee-splitting and the corporate practice of medicine;

•
handling of medication;

•
fat removal;

•
coding billing and reimbursement

•
contractual arrangements with providers and third parties;

•
labeling and sale of supplements; and

•
environmental protection, health and safety.

If we fail or have failed to comply with applicable laws and regulations, we could subject ourselves to administrative, civil or criminal penalties, cease and desist orders, and loss of the ability to operate, among other impacts.
Many of these laws and regulations have not been fully interpreted by regulatory authorities or the courts, and their provisions are sometimes open to a variety of interpretations. Different interpretations or enforcement of existing or new laws and regulations could subject our current practices to allegations of impropriety or illegality, or require us to make changes in our operations, arrangements with licensed professionals, vendors, equipment, personnel, services, capital expenditures or operating expenses to comply with the interpretations of, or the issuance of new or amended rules. In addition, some of the governmental and regulatory bodies that regulate Nava’s licensed practitioners are considering or may in the future consider enhanced or new regulatory requirements. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. Any enforcement action against us, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.
In pursuing our growth strategy, we may seek to expand our presence into states in which we do not currently operate. In new geographic areas, we may encounter laws and regulations that differ from those applicable to our current operations. If we are unwilling or unable to comply with these legal requirements in a cost-effective manner, we may be unable to expand into new geographic markets or such expansion may be materially limited, which, in either case, could materially and adversely affect our ability to expand and grow the business.

Some of the procedures we perform involve the removal of fat. There are laws that limit the amount of fat that may be removed during certain types of procedures and restrictions vary based on where the procedure is performed. If laws materially change in this area, this may limit demand for certain of our services or may impact the pricing of certain of our services.
All of these possibilities, if they occurred, could detrimentally affect the way we conduct our business and manage our capital, either of which, in turn, could have a material adverse effect on our business, prospects, results of operations and financial condition.
The healthcare laws and regulations to which we are subject are constantly evolving and may change significantly in the future.
The laws and regulations applicable to our business and to the healthcare industry generally to which we are subject are constantly in a state of flux. While we believe that we have structured our agreements and operations in material compliance with applicable healthcare laws and regulations, there can be no assurance that we will be able to successfully address changes in the current regulatory environment or changes in interpretation of existing laws and regulations. We believe that our business operations materially comply with applicable healthcare laws and regulations. However, some of the healthcare laws and regulations applicable to us are subject to limited or evolving interpretations, and a review of our business or operations by a court, law enforcement or a regulatory authority might result in a determination that could have a material adverse effect on us. Furthermore, the healthcare laws and regulations applicable to us may be amended or interpreted in a manner that could have a material adverse effect on our business, prospects, results of operations and financial condition.
Changes in privacy or consumer protection laws could adversely affect our ability to attract clients and harm our business.
We collect information relating to our clients as part of our business and marketing activities. The collection and use of personal data is governed by privacy laws and regulations of the United States and other jurisdictions. Privacy regulations continue to evolve and, occasionally, may be inconsistent from one jurisdiction to another. Compliance with applicable privacy regulations may increase our operating costs or adversely affect our ability to market our services and products and serve our clients. In addition, non-compliance with applicable privacy regulations by us, or a breach of security systems storing our data, may result in fines, payment of damages, or restrictions on our use or transfer of data.
In addition, we are subject to, and may become subject to additional, laws or regulations that restrict or prohibit use of emails, similar marketing or advertising activities or other types of communication that we currently rely on. Such laws and regulations currently include the CAN-SPAM Act of 2003 and similar laws adopted by a number of states to regulate unsolicited commercial emails; the U.S. Federal Trade Commission guidelines that impose responsibilities on companies with respect to communications with consumers; federal and state laws and regulations prohibiting unfair or deceptive acts or practices; and the Telephone Consumer Protection Act that limits certain uses of automatic dialing systems, artificial or prerecorded voice messages and SMS text messages. Any further restrictions under such laws that govern our marketing and advertising activities could adversely affect the effectiveness of our marketing and advertising activities or other client communications. Furthermore, even if we can comply with existing or new laws and regulations, we may discontinue certain activities or communications if we become concerned that our clients or potential clients deem them intrusive, or they otherwise adversely affect our reputation. If our marketing and advertising activities are restricted, our ability to attract clients could be adversely affected and harm our business.
We may be subject to specific endorsement and/or testimonial regulations that would interfere with our advertising, marketing and labeling strategies.
The Federal Trade Commission (the “FTC”) revised its Guides Concerning the Use of Endorsements and Testimonials in Advertising (the “Guides”), which became effective on December 1, 2009. Although the Guides are not binding, they explain how the FTC interprets Section 5 of the FTC Act’s prohibition on unfair or deceptive acts or practices. Consequently, the FTC could bring a Section 5 enforcement action based on practices that are inconsistent with the Guides. Under the revised Guides, advertisements that feature a consumer and convey his or her atypical experience with a product or service are required to clearly disclose the results that consumers can generally expect. In contrast to the 1980 version of the Guides, which allowed advertisers to describe atypical results in a testimonial as long as they included a disclaimer such as “results not typical,” the revised Guides no longer contain such a safe harbor. The revised Guides also add new examples to illustrate the long-standing principle that “material connections” between advertisers and endorsers (such as payments or free products), connections that consumers might not expect, must be disclosed. We have continually adapted our marketing efforts to be compliant with the revised Guides. However, it is possible that our use, and that of our employees, of testimonials in the advertising and promotion of our products will be significantly impacted and therefore might negatively affect our sales.
Security breaches, loss of data, and other disruptions could compromise sensitive information related to our business or our clients, or prevent us from accessing critical information or systems and expose us to liability, and could adversely affect our business and our reputation.
In the ordinary course of our business, we create, receive, maintain, transmit, collect, store, use, disclose, share and process (collectively, “Process”) sensitive data, including individually identifiable health information (“IIHI”) and other types of personal data or personally identifiable information (collectively, “PII” and, together with IIHI, “IIHI/PII”) relating to our employees, clients, and others. We also contract with third-party service providers to whom we may disclose sensitive information, including IIHI/PII, confidential information, and other proprietary business information, so that such third-party service providers may provide services on our behalf.
We are highly dependent on information technology networks and systems, including the internet, to securely Process IIHI/PII and other sensitive data and information. Security breaches of this infrastructure, whether ours or of our third-party service providers, including physical or electronic break-ins, computer viruses, ransomware, attacks by hackers and similar breaches, and employee or contractor error, negligence or malfeasance, could create system disruptions, shutdowns or unauthorized access, acquisition, use, disclosure or modifications of such data or information, and could cause IIHI/PII to be accessed, acquired, used, disclosed or modified without authorization, to be made publicly available, or to be further accessed, acquired, used or disclosed.
We use third-party service providers for important aspects of the Processing of employee and client IIHI/PII and other confidential and sensitive data and information, and therefore rely on third parties to manage functions that have material cybersecurity risks. Because of the sensitivity of the IIHI/PII and other sensitive data and information that we and our service providers Process, the security of our technology platform and other aspects of our services, including those provided or facilitated by our third-party service providers, are important to our operations and business strategy. We have implemented certain administrative, physical and technological safeguards to address these risks; however, such policies and procedures may not adequately address certain legal requirements, certain situations that could lead to increased privacy or security risks, and certain risks related to contractors and other third-party service providers who handle this IIHI/PII and other sensitive data and information for us. The training that we provide to our workforce and measures taken to protect our systems, the systems of our contractors or third-party service providers, or more generally the IIHI/PII or other sensitive data or information that we or our contractors or third-party service providers Process may not adequately protect us from the risks associated with Processing sensitive data and information. We may be required to expend significant capital and other resources to protect against security breaches, to safeguard the privacy, security, and confidentiality of IIHI/PII and other sensitive data and information, to investigate, contain, remediate, and mitigate actual or potential security breaches, and/or to report security breaches to clients, employees, regulators, media, credit bureaus, and other third parties in accordance with applicable law and to offer complimentary credit monitoring, identity theft protection, and similar services to clients and/or employees where required by law or otherwise appropriate. Despite our implementation of security measures, cyber-attacks are becoming more sophisticated, and frequent, and we or our third-party service providers may be unable to anticipate these techniques or to implement adequate protective measures against them or to prevent additional attacks. Our information technology networks and systems used in our business, as well as those of our service providers, may experience an increase in attempted cyber-attacks, seeking to take advantage of shifts to employees working remotely using their household or personal internet networks and to leverage fears promulgated by the COVID-19 pandemic. The success of any of these attempts could substantially impact our platform, and the privacy, security, or confidentiality of the IIHI/PII and other sensitive data and information contained therein or otherwise Processed in the ordinary course of our business operations and could ultimately harm our reputation and our business. In addition, any actual or perceived security incident or breach may cause us to incur increased expenses to improve our security controls and to remediate security vulnerabilities. We exercise limited control over our third-party service providers and, in the case of some third-party service providers, may not have evaluated the adequacy of their security measures, which increases our vulnerability to problems with services they provide.
A security breach, security incident, or privacy violation that leads to unauthorized use, disclosure, access, acquisition, loss or modification of, or that prevents access to or otherwise impacts the confidentiality, security, or integrity of, client or employee information, including IIHI/PII that we or our third-party service providers Process, could harm our reputation, compel us to comply with breach notification laws, cause us to incur significant costs for investigation, containment, remediation, mitigation, fines, penalties, settlements, notification to individuals, regulators, media, credit bureaus, and other third parties, complimentary credit monitoring, identity theft protection, training and similar services to clients and/or employees where required by law or otherwise appropriate, for measures intended to repair or replace systems or technology and to prevent future occurrences. We may also be subject to potential increases in insurance premiums, resulting in increased costs or loss of revenue.
If we or our third-party service providers are unable to prevent or mitigate security breaches, security incidents or privacy violations in the future, or if we or our third-party service providers are unable to implement satisfactory remedial measures with respect to known or future security incidents, or if it is perceived that we have been unable to do so, our operations could be disrupted, we may be unable to provide access to our systems, and we could suffer a loss of clients, loss of reputation, adverse impacts on client and investor confidence, financial loss, governmental investigations or other actions, regulatory or contractual penalties, and other claims and liability. In addition, security breaches and incidents and other compromise or inappropriate access to, or acquisition or processing of, IIHI/PII or other sensitive data or information can be difficult to detect, and any delay in identifying such breaches or incidents or in providing timely notification of such incidents may lead to increased harm and increased penalties.
Any such security breach or incident or interruption of our systems or those of any of our third-party service providers could compromise our networks or data security processes, and IIHI/PII or other sensitive data and information could be made inaccessible or could be compromised, used, accessed, or acquired by unauthorized parties, publicly disclosed, lost or stolen. Any such interruption in access, compromise, use, improper access, acquisition, disclosure or other loss of information could result in legal claims or proceedings and/or liability or penalties under laws and regulations that protect the privacy, confidentiality, or security of IIHI/PII, including, without limitation, the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”), the Federal Trade Commission Act (“FTC Act”), state IIHI/PII privacy, security, or consumer protection laws, and state breach notification laws. Unauthorized access, loss or dissemination of IIHI/PII could also disrupt our operations, including our ability to perform our services, access, collect, process, and prepare company financial information, provide information about our current and future services and engage in other client and clinician education and outreach efforts.
We are subject to extensive fraud, waste, and abuse laws that may give rise to federal and state audits, investigations, lawsuits and claims against us, the outcome of which may have a material adverse effect on our business, financial condition, cash flows, or results of operations.
The U.S. healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which we provide and bill for services and collect reimbursement from governmental programs, commercial payors and patients, our contractual relationships and arrangements with healthcare providers and vendors, our marketing activities and other aspects of our operations. Of particular importance are:
•
the federal Anti-Kickback Statute (“AKS”), which prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration for referring an individual, in return for ordering, leasing, purchasing or recommending or arranging for or to induce the referral of an individual or the ordering, purchasing or leasing of items or services covered, in whole or in part, by any federal healthcare program, such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;
•
the federal physician self-referral law, the Stark Law, which, subject to limited exceptions, prohibits physicians from referring Medicare or Medicaid patients to an entity for the provision of certain designated health services, or DHS if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including an ownership interest or a compensation arrangement) with the entity, and prohibits the entity from billing Medicare or Medicaid for such DHS;

•
the Federal False Claims Act (“FCA”), which imposes civil and criminal liability on individuals or entities that knowingly submit false or fraudulent claims for payment to the government or knowingly make, or cause to be made, a false statement in order to have a false claim paid, including qui tam or whistleblower suits. There are many potential bases for liability under the FCA, including intentionally submitting false claims and failure to return a known overpayment. The government has used the FCA to prosecute providers for coding errors, billing for services not provided, and providing care that is not medically necessary or that is substandard in quality. In addition, the government may assert that a claim including items or services resulting from a violation of the AKS or Stark Law constitutes a false or fraudulent claim for purposes of the FCA;

•
the Civil Monetary Penalties Law, which prohibits, among other things, an individual or entity from offering remuneration to a federal healthcare program beneficiary that the individual or entity knows or should know is likely to influence the beneficiary to order or receive healthcare items or services from a particular provider. We may also be subject to civil monetary penalties and other sanctions under the statute if Nava Health or Nava Medical hires or contracts with any individuals or entities that are or become excluded from government healthcare programs, for the provision of items or services for which payment may be made under such programs;

•
reassignment of payment rules that prohibit certain types of billing and collection practices in connection with claims payable by the Medicare or Medicaid programs;

•
similar state law provisions pertaining to anti-kickback, self-referral and false claims issues, some of which may apply to items or services reimbursed by any payor, including patients and commercial insurers;

•
a provision of the Social Security Act that imposes criminal penalties on healthcare providers who fail to disclose, or refund known overpayments;

•
federal and state laws and regulations, as well as guidance (including provider manuals and/or coverage determinations) that requires providers to meet certain requirements as a condition to billing for services prohibit providers from billing and receiving payment from Medicare and Medicaid for services unless the services are medically necessary, adequately and accurately documented, and billed using codes that accurately reflect the type and level of services rendered; and

•
federal and state laws pertaining to limitations on payments related to the provision and/or referral of diagnostic laboratory services, including under the federal Eliminating Kickbacks in Recovery Act (“EKRA”).

Further, because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of the business activities undertaken by Nava Health or Nava Medical could be subject to challenge under one or more of these laws. If our or Nava Medical’s operations are found to be in violation of any of such laws or any other governmental regulations that apply, we may be subject to significant penalties, including, without limitation, administrative, civil and criminal penalties, damages, fines, disgorgement, the curtailment or restructuring of operations, integrity oversight and reporting obligations, exclusion from participation in federal and state healthcare programs and imprisonment. In addition, any action against Nava Health or Nava Medical for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and result in adverse publicity, or otherwise experience a material adverse impact on our business, results of operations, financial condition, cash flows, reputation as a result.

To enforce compliance with applicable federal laws, the U.S. Department of Justice and the U.S. Department of Health and Human Services Office of Inspector General (“OIG”), have recently increased their scrutiny of healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. Dealing with investigations can be time and resource consuming and can divert management’s attention from the business. Any such investigation or settlement could increase our costs or otherwise have an adverse effect on our business. In addition, because of the potential for large monetary exposure under the federal FCA (which provides for treble damages and penalties of $12,537 to $25,076 per false claim or statement), healthcare providers often resolve allegations without admissions of liability for significant and material amounts to avoid the uncertainty of treble damages that may be awarded in litigation proceedings. Such settlements often contain additional compliance and reporting requirements as part of a consent decree, settlement agreement, or corporate integrity agreement. Given the significant size of actual and potential settlements, it is expected that governmental authorities will continue to devote substantial resources to investigating healthcare providers’ compliance with the healthcare reimbursement rules and fraud and abuse laws.
State legislative and regulatory changes specific to the area of telehealth law may present the licensed practitioners on our platform with additional requirements and state compliance costs, which may create additional operational complexity and increase costs.
Our licensed practitioners’ ability to provide telehealth services to, and receive reimbursement for, the services provided to clients in a particular state are dependent upon the laws and regulations of the state where the client resides. Laws and regulations governing the provision of telehealth services are evolving at a rapid pace and are subject to changing political, regulatory, and other influences. Some states’ regulatory agencies or medical boards may have established rules or interpreted existing rules in a manner that limits or restricts providers’ ability to provide telehealth services or for physicians to supervise nurse practitioners and physician assistants remotely. Additionally, there may be limitations placed on the modality through which telehealth services may be provided or requirements related to the provision of telehealth services, such as having a prior in-person visit or receipt of certain informed consents. For example, some states specifically require synchronous (or “live”) communications and restrict or exclude the use of asynchronous telehealth modalities, which is also known as “store-and-forward” telehealth. Because this is a developing area of law and regulation, we continually monitor our compliance in every jurisdiction in which we operate. However, we cannot be assured that our licensed practitioners’ activities, if challenged, will be found to be in compliance with the state requirements or that a new or existing law or regulation will not be adopted, enforced, or changed in a manner that is unfavorable to our business model. We cannot predict the regulatory landscape for those jurisdictions in which we operate and any significant changes in law, policies, or standards, or the interpretation or enforcement thereof, could occur with little or no notice. If there is a change in laws or regulations related to our business, or the interpretation or enforcement thereof, that adversely affects our structure or operations, including greater restrictions on the use of telehealth to deliver our services, it could have a material adverse effect on our business, financial condition, and results of operations
If Nava Medical becomes ineligible to receive reimbursement under Medicare or Medicaid or other third-party Payors, there may be a material adverse effect on our business, financial condition, cash flows, or results of operations.
The operations of Nava Medical are subject to extensive federal, state and local regulation relating to, among other things, the adequacy of medical care, equipment, personnel, operating policies and procedures, dispensing of prescription drugs, fire prevention, rate-setting and compliance with building codes and environmental protection. Nava Medical is also subject to regulation relating to professional licensure, conduct of operations, including financial relationships among healthcare providers, Medicare and Medicaid fraud and abuse and physician self-referrals, and maintaining updates to Nava Medical’s enrollment in the Medicare and Medicaid programs, including addition of new clinic locations, providers and other enrollment information. Should Nava Medical be found to be noncompliant with these requirements, we could be assessed fines and penalties, could be required to refund reimbursement amounts or could lose our licensure or Medicare and/or Medicaid certification or accreditation so that we are unable to receive reimbursement from such programs and possibly from other third-party payors, any of which could materially adversely affect our business, financial condition, cash flows or results of operations.

If Nava Medical fails to comply with applicable data interoperability and information blocking rules, our consolidated results of operations could be adversely affected.
The 21st Century Cures Act (the “Cures Act”), which was passed and signed into law in December 2016, includes provisions related to data interoperability, information blocking and patient access. In March 2020, the HHS Office of the National Coordinator for Health Information Technology (“ONC”), and the Centers for Medicare and Medicaid Services (“CMS”) finalized and issued complementary rules that are intended to clarify provisions of the Cures Act regarding interoperability and information blocking, and include, among other things, requirements surrounding information blocking, and changes to ONC’s health IT certification program. The companion rules will transform the way in which healthcare providers, health IT developers, health information exchanges/health information networks, (“HIEs/HINs”), and health plans share patient information, and create significant new requirements for healthcare industry participants. For example, the ONC rule, which went into effect on April 5, 2021, prohibits healthcare providers, health IT developers of certified health IT, and HIEs/HINs from engaging in practices that are likely to interfere with, prevent, materially discourage, or otherwise inhibit the access, exchange or use of electronic health information, (“EHI”), also known as “information blocking.” To further support access and exchange of EHI, the ONC rule identifies eight “reasonable and necessary activities” as exceptions to information blocking activities, as long as specific conditions are met. Any failure to comply with these rules could have a material adverse effect on our business, results of operations and financial condition.
Comprehensive tax reform legislation or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.
New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, which could adversely affect our business operations and financial performance. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us. For example, the Tax Cuts and Jobs Act of 2017 (the “Tax Cuts and Jobs Act”) enacted many significant changes to the U.S. tax laws. Future guidance from the Internal Revenue Service and other tax authorities with respect to the Tax Cuts and Jobs Act may affect us, and certain aspects of the Tax Cuts and Jobs Act could be repealed or modified in future legislation. For example, the Coronavirus Aid, Relief, and Economic Security Act enacted in 2020 (the “CARES Act”) modified certain provisions of the Tax Cuts and Jobs Act. In addition, it is uncertain if and to what extent various states will conform to the Tax Cuts and Jobs Act, the CARES Act, or any newly enacted federal tax legislation.
Changes in corporate tax rates, the realization of net deferred tax assets relating to our operations, the taxation of foreign earnings, and the deductibility of expenses under the Tax Cuts and Jobs Act, the CARES Act or future reform legislation could have a material impact on the value of our deferred tax assets, could result in significant one-time charges, and could increase our future U.S. tax expense.
In addition, we may be subject to audits of our income, sales and other taxes by U.S. federal, state, and local and foreign authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.
The Internal Revenue Service or a state or local taxing authority could audit our tax returns and adjustments to our tax returns could occur as a result. Any such adjustment could result in additional tax, interest and penalties, as well as incremental accounting and legal expenses.
If there is a change in accounting standards by the Financial Accounting Standards Board or the interpretation thereof affecting consolidation of entities, it could have a material adverse effect on our consolidation of total revenue.
Our financial statements are consolidated in accordance with applicable accounting standards and include the accounts of Nava Medical, which we manage under the MSA but is not owned by us. Such consolidation for accounting and/or tax purposes does not, is not intended to, and should not be deemed to, imply or provide us any control over the medical or clinical affairs of Nava Medical. In the event a change in accounting standards promulgated by FASB or in interpretation of its standards, or if there is an adverse determination by a regulatory agency or a court, or a change in state or federal law relating to the ability to maintain present agreements or arrangements with Nava Medical, we may not be permitted to continue to consolidate the total revenue of such practices.
If we are unable to protect our other proprietary rights, our business and competitive position may be harmed.
We rely on proprietary rights that we seek to protect, including trade secrets, and other proprietary information that is not patentable or that we elect not to patent. However, trade secrets can be difficult to protect. To maintain the confidentiality of our trade secrets and proprietary information, we rely heavily on confidentiality provisions that we have in contracts with our employees, consultants, contractors, collaborators and others upon the commencement of their relationship with us. We cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary technology and processes. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by such third parties, despite the existence generally of these confidentiality restrictions. These contracts may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. There can be no assurance that such third parties will not breach their agreements with us, that we will have adequate remedies for any breach, or that our trade secrets, know-how and other proprietary information will not otherwise become known. Despite the protections we do place on our intellectual property or other proprietary rights, monitoring unauthorized use and disclosure of our intellectual property is difficult, and we do not know whether the steps we have taken to protect our intellectual property or other proprietary rights will be adequate. Enforcing a claim that a party disclosed proprietary information in an unauthorized manner or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable.
In addition, we may in the future also be subject to claims by our former employees, physicians, consultants or contractors asserting an ownership right in our intellectual property rights as a result of the work they performed on our behalf. We cannot be certain that we have executed intellectual property assignments with all parties who may have contributed to the development of our intellectual property, that the assignment of intellectual property rights under our agreements that have been executed with such parties will be self-executing, or that our agreements with such parties will be upheld in the face of a potential challenge. Such agreements could also potentially be breached in a manner for which we may not have an adequate remedy. As a result, we may lose valuable intellectual property rights, such as exclusive ownership of, and/or right to use, intellectual property that is important to our business. Any such events could have a material adverse effect on our business, financial condition and results of operations.
To the extent our intellectual property or other proprietary information protection is inadequate, we are exposed to a greater risk of direct competition. A third party could, without authorization, copy or otherwise obtain and use our procedures, equipment, or technology. Our competitors could attempt to replicate some or all of the competitive advantages we derive from our development efforts or design around our intellectual property. Our failure to secure, protect and enforce our intellectual property rights could substantially harm the value of our brand and business. The theft or unauthorized use or publication of our trade secrets and other confidential proprietary information could reduce the differentiation of our procedures and harm our business, the value of our investment in development could be reduced and third parties may make claims against us related to losses of their confidential or proprietary information.
Further, it is possible that others will independently develop the same or similar technology or otherwise obtain access to our unpatented technology, and in such cases, we could not assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our trade secret rights and related confidentiality and nondisclosure provisions. If we fail to obtain or maintain trade secret protection, or if our competitors rightfully obtain our trade secrets or independently develop technology similar to ours or competing technologies, our competitive market position could be materially and adversely affected. In addition, some courts are less willing or unwilling to protect trade secrets, and agreement terms that address non-competition are difficult to enforce in many jurisdictions and might not be enforceable in certain cases.
We also seek to preserve the integrity and confidentiality of our data and other confidential information by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these individuals, organizations and systems, agreements or security measures may be breached and detecting the disclosure or misappropriation of confidential information and enforcing a claim that a party illegally disclosed or misappropriated confidential information is difficult, expensive and time-consuming, and the outcome is unpredictable. Further, we may not be able to obtain adequate remedies for any breach. Any of the foregoing could materially and adversely affect our business, financial condition and results of operations.
If our trademarks and trade names are not adequately protected, that could adversely impact our ability to build name recognition in certain markets.
We rely on trademarks, service marks, trade names and brand names to distinguish our procedures and services from those of our competitors and have registered or applied to register these trademarks. Our registered or unregistered trademarks, service marks, trade names and brand names may be challenged, infringed, diluted, circumvented or declared generic or determined to be infringing on other marks.
Additionally, we cannot assure you that our trademark applications will be approved. During trademark registration proceedings, we may receive rejections. Although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in proceedings before the USPTO and comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our trademarks, and our trademarks may not survive such proceedings. In the event that our trademarks are successfully challenged, we could be forced to rebrand our procedures or services, which could result in loss of brand recognition and could require us to devote resources towards advertising and marketing new brands. At times, competitors may adopt trade names or trademarks similar to ours, which could harm our brand identity and lead to market confusion. Certain of our current or future trademarks may become so well known by the public that their use becomes generic and they lose trademark protection. Over the long term, if we are unable to establish name recognition through our trademarks and trade names, then we may not be able to compete effectively and our business, financial condition and results of operations may be adversely affected.
If laws governing the corporate practice of medicine or fee-splitting change, we may be required to restructure some of our relationships, which may result in a significant loss of revenue and diversion of other resources.
Our contractual relationships with Nava Medical, and their contractual relations with physicians and physician extenders may implicate certain state laws, regulations or doctrines that generally prohibit non-professional entities from providing licensed medical services and exercising control over licensed physicians or other healthcare professionals (the rules that prohibit these relationships generally are referred to as the “corporate practice of medicine,” or CPOM prohibition). The CPOM prohibition exists in some form — by statute, regulation, board of medicine or attorney general guidance, or case law — in most states; though there is broad variation between state application and enforcement of the doctrine. Other laws and regulations prohibit licensed practitioners from engaging in fee splitting (i.e., sharing a percentage of professional fees with an unlicensed person or entity). The specific requirements, interpretation and enforcement of these laws vary significantly from state to state, and may be subject to change and to evolving interpretations. There can be no assurance that these laws will be interpreted in a manner consistent with our practices or that other laws or regulations will not be enacted in the future that could have a material and adverse effect on our business, financial condition and results of operations. We provide comprehensive, administrative and non-clinical Management Services to Nava Medical in exchange for a management fee. Regulatory authorities, state boards of medicine, state attorneys general and other parties may asset or determine that our relationships with Nava Medical and physicians violate state CPOM and/or fee-splitting prohibitions. If any of these events occur, we could be subject to significant fines and penalties, certain relationships with Nava Medical and physicians could be voided and declared unenforceable and/or we could be required to materially change the way we do business, which, could adversely affect our business, financial condition and results of operations. State CPOM and fee-splitting prohibitions also often impose penalties on healthcare professionals for aiding in the improper rendering of professional services, which could discourage physicians and other healthcare professionals from providing clinical services at our centers.
While we expect that our relationship with Nava Medical will continue, a termination of the MSA relationship would likely impair our ability to provide services to our members and would likely significantly harm our business in the near term while we establish a new MSA partnership.

We are subject to numerous environmental, health and safety laws and regulations, and must maintain licenses or permits, and non-compliance with these laws, regulations, licenses, or permits may expose us to significant costs or liabilities.
We are subject to numerous federal, state, and local environmental, health and safety laws and regulations relating to, among other matters, safe working conditions and environmental protection, including those governing the generation, storage, handling, use, transportation, and disposal of hazardous or potentially hazardous materials, including medical waste and other highly regulated substances. Some of these laws and regulations require us to obtain licenses or permits to conduct our operations. Environmental, health and safety laws and regulations are complex, occasionally change and have tended to become more stringent over time. If we violate or fail to comply with these laws, regulations, licenses, or permits, we could be fined or otherwise sanctioned by regulators. We cannot predict the impact on our business of new or amended laws or regulations or any changes in the way existing and future laws and regulations are interpreted or enforced, nor can we ensure we will be able to obtain or maintain any required licenses or permits.
Certain risks are inherent in providing prescription treatments, and our insurance may not be adequate to cover any claims against us.
Sellers of prescriptions are exposed to risks inherent in the packaging and distribution of prescriptions and other healthcare products, such as with respect to improper filling of prescriptions, labeling of prescriptions, adequacy of warnings, unintentional distribution of counterfeit drugs and expiration of drugs. Our medical professionals may also have a duty to warn clients regarding any potential negative effects of a prescription drug if the warning could reduce or negate these effects. Although we maintain professional liability and errors and omissions liability insurance, from time to time, claims may result in the payment of significant amounts, some portions of which are not funded by insurance. We cannot assure you that the coverage limits under our insurance policies will be adequate to protect us against future claims, or that we will be able to maintain this insurance on acceptable terms in the future. Our business, financial condition and results of operations may be adversely affected if our insurance coverage proves to be inadequate or unavailable or there is an increase in liability for which we self-insure or we suffer reputational harm as a result of an error or omission in the process of prescribing, dispensing and administering prescription treatments.
Reductions in Medicare reimbursement rates or changes in the rules governing the Medicare program could have a material adverse effect on our financial condition and results of operations.
Nava Medical receives reimbursements directly from Medicare. Many private payors base their reimbursement rates on the published Medicare rates or, in the case of Medicare Advantage, are themselves reimbursed by Medicare for the services Nava provides. As a result, our results of operations are, in part, dependent on government funding levels for Medicare programs, particularly Medicare Advantage programs. Any changes that limit or reduce Medicare Advantage or general Medicare reimbursement levels, such as reductions in or limitations of reimbursement amounts or rates under programs, reductions in funding of programs, expansion of benefits without adequate funding, elimination of coverage for certain benefits, or elimination of coverage for certain individuals or treatments under programs, could have a material adverse effect on our business, results of operations, financial condition and cash flows.
The Medicare program and its reimbursement rates and rules are subject to frequent change. These include statutory and regulatory changes, rate adjustments (including retroactive adjustments), administrative or executive orders and government funding restrictions, all of which may materially adversely affect the rates at which Medicare reimburses us for patient care services. Budget pressures often lead the federal government to reduce or place limits on reimbursement rates under Medicare. Implementation of these and other types of measures has in the past and could in the future result in substantial reductions in our revenue and operating margins.
In addition, CMS often changes the rules governing the Medicare program, including those governing reimbursement. Changes that could adversely affect our business include:
•
administrative or legislative changes to rates or the bases of payment;

•
limits on the services or types of providers for which Medicare will provide reimbursement;

•
changes in methodology for patient assessment and/or determination of payment levels;

•
the reduction or elimination of annual rate increases; or

•
an increase in co-payments or deductibles payable by beneficiaries.

There is also uncertainty regarding both Medicare Advantage payment rates and beneficiary enrollment, which, if reduced, would reduce our overall revenues and net income, as well as future growth opportunities. For example, although the Congressional Budget Office (“CBO”) predicted in 2010 that Medicare Advantage participation would drop substantially by 2020, the CBO has more recently predicted, without taking into account potential future reforms, that enrollment in Medicare Advantage (and other contracts covering Medicare Parts A and B) could reach 36 million by 2027. Although Medicare Advantage enrollment has increased significantly over the past decade, there can be no assurance that this trend will continue. Further, fluctuation in Medicare Advantage payment rates are evidenced by CMS’s annual announcement of the expected average change in revenue from the prior year: for 2020, CMS announced an average increase of 2.53% for 2021, 1.66% and for 2022, 4.08%. Uncertainty over Medicare Advantage enrolment and payment rates present a continuing risk to our business.
According to the Kaiser Family Foundation, or KFF, Medicare Advantage enrolment continues to be highly concentrated among a few payors, both nationally and in local regions. In 2021, the KFF reported that three payors together accounted for more than half of Medicare Advantage enrollment and six firms accounted for nearly 70% of covered lives. Consolidation among Medicare Advantage plans in certain regions, or the Medicare program’s failure to attract additional plans to participate in the Medicare Advantage program, could have a material adverse effect on our business, results of operations, financial condition and cash flows.
Reductions in reimbursement rates or the scope of services rendered by Nava Medical being reimbursed could have a material, adverse effect on our financial condition and results of operations or even result in reimbursement rates that are insufficient to cover our operating expenses. Additionally, any delay or default by the government in making Medicare reimbursement payments to Nava Medical could materially and adversely affect our business, financial condition and results of operations.
We cannot predict the effect that healthcare reform and other changes in government programs may have on our business, financial condition or results of operations.
The impact of healthcare reform legislation and other changes in the healthcare industry and in healthcare spending is currently unknown, but may adversely affect our business, financial condition and results of operations. Our revenue is dependent on the healthcare industry and could be affected by changes in healthcare spending, reimbursement and policy. The healthcare industry is subject to changing political, regulatory and other influences. By way of example, the Affordable Care Act (“ACA”), which was enacted in 2010, made major changes in how healthcare is delivered and reimbursed, and it increased access to health insurance benefits to the uninsured and underinsured populations of the United States.
Since its enactment, there have been judicial, executive and Congressional challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an executive order initiating a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare. It is unclear how healthcare reform measures enacted by Congress or implemented by the Biden administration or other challenges to the ACA, if any, will impact the ACA or our business.
Other legislative changes have been proposed and adopted since the ACA was enacted. These changes include aggregate reductions to Medicare payments to providers of 2% per fiscal year, which began in 2013 and will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020 through December 31, 2021, unless additional Congressional action is taken. In January 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. New laws may result in additional reductions in Medicare and other healthcare funding, which may materially adversely affect consumer demand and affordability for our products and services and, accordingly, the results of our financial operations. Additional changes that may affect our business include the expansion of new programs such as Medicare payment for performance initiatives for physicians under the Medicare Access and CHIP Reauthorization Act of 2015, or MACRA, which first affected physician payment in 2019. At this time, it is unclear how the introduction of the Medicare quality payment program will impact overall physician reimbursement.
Such changes in the regulatory environment may also result in changes to our payer mix that may affect our operations and revenue. In addition, certain provisions of the ACA authorize voluntary demonstration projects, which include the development of bundling payments for acute, inpatient hospital services, physician services and post-acute services for episodes of hospital care. Further, the ACA may adversely affect payers by increasing medical costs generally, which could have an effect on the industry and potentially impact our business and revenue as payers seek to offset these increases by reducing costs in other areas.
Uncertainty regarding future amendments to the ACA as well as new legislative proposals to reform healthcare and government insurance programs, along with the trend toward managed healthcare in the United States, could result in reduced demand and prices for our services. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments and other third-party payers will pay for healthcare products and services, which could adversely affect our business, financial condition and results of operations.
Changes in the payor mix of clients and potential decreases in reimbursement rates as a result of consolidation among plans could adversely affect our revenues and results of operation.
The amounts Nava receives for services provided to clients are determined by a number of factors, including the payor mix of clients and the reimbursement methodologies and rates utilized by our clients’ plans.
The healthcare industry has also experienced a trend of consolidation, resulting in fewer but larger payors that have significant bargaining power, given their market share. Payments from payors are the result of negotiated rates. These rates may decline based on renegotiations and larger payors have significant bargaining power to negotiate higher discounted fee arrangements with healthcare providers.
Risks Related to Owning our Common Stock and this Offering
If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.
Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by the board of directors of Nava (“Board of Directors”), management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”), which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.
Prior to this Offering, we were not required to comply with SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and therefore have not been required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. However, at such time as Section 302 of the Sarbanes-Oxley Act is applicable to us, which we expect to occur immediately following effectiveness of this registration statement, we will be required to evaluate our internal controls over financial reporting. Furthermore, at such time as we cease to be an “emerging growth company,” we will also be required to comply with Section 404 of the Sarbanes-Oxley Act.
We cannot assure you that we will, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.
We are an “emerging growth company,” as defined in the Securities Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.
We are an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a non-binding stockholder advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information that they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if our total annual gross revenue are $1.07 billion or more, if we issue more than $1 billion in non-convertible debt during the previous three-year period, or if the Company qualifies as a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.
Financial reporting obligations of being a public company in the U.S. are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.
As a publicly traded company we will incur significant additional legal, accounting and other expenses. The obligations of being a public company in the U.S. will require significant expenditures and will place significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the listing requirements of the stock exchange on which our securities are listed. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company.” In addition, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.
The market price of our common stock may be volatile and, as a result, you may not be able to resell your shares at or above the price you paid for them.
The market price of our common stock may be highly volatile. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock. In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.
We may issue more shares in a future financing or pursuant to existing agreements which will result in substantial dilution.
Our Articles of Incorporation (our “Charter”) authorizes the issuance of a maximum of 100,000,000 shares of common stock. Any future merger or acquisition effected by us would result in the issuance of additional securities without stockholder approval and the substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Additionally, we expect to seek additional financing in order to provide working capital to the operating business. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock are issued in connection with and following a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.
Our Board of Directors is authorized, without stockholder approval, to create shares of capital stock having preferences and rights that are superior to those associated with our common stock, to issue authorized shares of any class or series of capital stock, and to increase the number of shares of any authorized class or series of stock that can be issued by Nava.
Our Charter authorizes the Board of Directors, without stockholder approval, to classify and reclassify unissued shares of stock of any class or series of stock by setting, fixing, eliminating, or altering in any one or more respects the preferences, rights, voting powers, restrictions and qualifications of, dividends on, and redemption, conversion, exchange, and other rights of, such securities. This authority permits the Board of Directors to create shares of a class or series of stock having terms favorable to management or to a person or persons affiliated with or otherwise friendly to management, including with respect to, among other things, voting, dividend, liquidation, and other rights. For example, our Charter expressly subjects the voting rights of the holders of our common stock to any preferential voting rights prescribed for any class or series of stock that the Board of Directors might create in the future. In addition, the Board of Directors is empowered, without stockholder approval, to authorize the issuance of shares of any class or series of capital stock authorized by our Charter and to increase the number of shares of any such class or series of capital stock. These Charter provisions allow us to quickly and easily issue shares of our common stock or shares of another class or series of capital stock with voting or other rights that are superior to those held by holders of our common stock. Such actions could have a material and adverse effect on the rights associated with, and the market price of, our common stock. In addition, although these Charter provisions are not intended as defensive measures against takeovers, they could be used to issue securities with terms calculated to discourage, delay or prevent a change of control of Nava or make removal of management more difficult. No assurance can be given that the Board of Directors will not exercise its powers under these Charter provisions in the future.

An active trading market for our common stock may not develop, and you may not be able to sell your common stock at or above the public offering price.
Prior to the consummation of this offering, there has been no public market for our common stock. An active trading market for shares of our common stock may never develop or be sustained following this offering. If an active trading market does not develop, you may have difficulty selling your shares of common stock at an attractive price, or at all. The price for our shares in this offering will be determined by negotiations between us and the underwriters, and it may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may not be able to sell your common stock at or above the public offering price or at any other price or at the time that you would like to sell. An inactive market may also impair our ability to raise capital by selling our common stock, and it may impair our ability to attract and motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using our common stock as consideration.
The price of our common stock may fluctuate substantially.
You should consider an investment in our common stock to be risky, and you should invest in our common stock only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this prospectus, are:
•
sale of our common stock by our stockholders, executives, and directors and our stockholders whose shares are being registered in this offering;

•
volatility and limitations in trading volumes of our shares of common stock;

•
our ability to obtain financings;

•
possible delays in the expected recognition of revenue due to lengthy and sometimes unpredictable sales timelines;

•
the timing and success of introductions of new products by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors, clients or strategic partners;

•
network outages or security breaches;

•
our ability to attract new clients;

•
our ability to secure resources and the necessary personnel to grow on our desired schedule;

•
failures to meet external expectations or management guidance;

•
changes in our capital structure or dividend policy, future issuances of securities, sales of large blocks of common stock by our stockholders;

•
our cash position;

•
announcements and events surrounding financing efforts, including debt and equity securities;

•
our inability to enter into new markets or develop new products;

•
reputational issues;

•
competition from existing technologies and products or new technologies and products that may emerge;

•
announcements of acquisitions, partnerships, collaborations, joint ventures, new products, capital commitments, or other events by us or our competitors;

•
changes in general economic, political and market conditions in or any of the regions in which we conduct our business;

•
changes in industry conditions or perceptions;

•
changes in valuations of similar companies or groups of companies;

•
analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;

•
departures and additions of key personnel;

•
disputes and litigations related to intellectual properties, proprietary rights, and contractual obligations;

•
changes in applicable laws, rules, regulations, or accounting practices and other dynamics; and

•
other events or factors, many of which may be out of our control.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.
A sale or perceived sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.
All of our executive officers and directors and all of our stockholders holding greater than 1% of our outstanding common stock have agreed not to sell shares of our common stock for a period of one (1) year following this offering, subject to extension under specified circumstances. We and the underwriters have agreed to waive the lock-up requirement for a Selling Stockholder who, after giving effect to the Corporate Conversion, will hold approximately 2% of our outstanding Common Stock. See “Underwriting.” Common stock subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to limitations imposed by Rule 144 under the Securities Act of 1933, as amended. If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. Moreover, the perceived risk of this potential dilution could cause stockholders to attempt to sell their shares and investors to short our common stock. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.
Market and economic conditions may negatively impact our business, financial condition and share price.
Concerns over medical epidemics, energy costs, geopolitical issues, the U.S. mortgage market, unstable global credit markets and financial conditions, and volatile oil prices have led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth, increased unemployment rates, and increased credit defaults in recent years. Our general business strategy may be adversely affected by any such economic downturns (including the current downturn related to the current COVID-19 pandemic), volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance, and share price and could require us to delay or abandon development or commercialization plans.
If securities or industry analysts do not publish research or reports, or publish unfavorable research or reports about our business, our stock price and trading volume may decline.
The trading market for our common stock will rely in part on the research and reports that industry or financial analysts publish about us, our business, our markets and our competitors. We do not control these analysts. If securities analysts do not cover our common stock after the closing of this offering, the lack of research coverage may adversely affect the market price of our common stock. Furthermore, if one or more of the analysts who do cover us downgrade our stock or if those analysts issue other unfavorable commentary about us or our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fails to regularly publish reports on us, we could lose visibility in the market and interest in our stock could decrease, which in turn could cause our stock price or trading volume to decline and may also impair our ability to expand our business with existing clients and attract new clients.
Because Ascend One controls a significant number of shares of our common stock, it will be able to have effective influence over the outcome of matters submitted to our stockholders for approval.
Immediately after this offering, Ascend One will beneficially own 68.2% of our then-issued and outstanding shares of common stock (assuming it does not purchase any shares in this offering). Mr. Dancel, through his ownership of Ascend One, will directly or indirectly beneficially own 69.8% of our then-issued and outstanding shares of common stock, including all shares held by Ascend One. Because of this ownership block, Ascend One will be able to effectively influence the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. Accordingly, this concentration of ownership might harm the market price of our common stock by:
•
delaying, deferring or preventing a change in corporate control; or

•
discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

We will be a “controlled company” within the meaning of the listing rules of Nasdaq and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.” If we rely on the exemptions available to a “controlled company” you will not have the same protections afforded to stockholders of companies that are subject to such corporate governance requirements.
Upon completion of this offering, our controlling stockholder, Ascend One, will control 68.2%, or a majority, of our outstanding common stock. As a result, we will be a “controlled company” within the meaning of the corporate governance standards of the Nasdaq rules. Under these rules, a listed company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:
•
a majority of the board of directors consists of independent directors,

•
the nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and

•
the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Although we do not currently intend to avail ourselves of this exemption, these requirements will not apply to us as long remain a controlled company. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.
You will incur immediate dilution as a result of this offering.
If you purchase common stock in this offering, you will pay more for your shares than the net tangible book value of your shares. As a result, you will incur immediate dilution of $5.73 per share, representing the difference between the assumed public offering price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and our estimated as adjusted net tangible book value as of September 30, 2022 of $(0.24) per share. Accordingly, should we be liquidated at our book value, you would not receive the full amount of your investment.
We do not intend to pay cash dividends on our shares of common stock for the foreseeable future so any returns will be limited to the value of our shares.
We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our Board of Directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our Board of Directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. Any return to stockholders will therefore be limited to the increase, if any, of our share price.
We may be at risk of securities class action litigation.
We may be at risk of securities class action litigation. In the past, medical device, biotechnology and pharmaceutical companies have experienced significant stock price volatility, particularly when associated with binary events such as clinical trials and product approvals. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business and results in a decline in the market price of our common stock.
Our Charter and our Bylaws, and Maryland law may have anti-takeover effects that could discourage, delay or prevent a change in control, which may cause our stock price to decline.
Our Charter and our bylaws (the “Bylaws”), and Maryland law could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders, including:
•
The Board of Directors is classified into three classes. Directors of each class serve for staggered three-year periods, and no director may be removed except for cause, and then only by the affirmative vote of two-thirds of all of the votes entitled to be cast generally in the election of directors.

•
The Bylaws provide that vacancies on the Board of Directors may be filled by a majority of directors in office, although they might constitute less than a quorum.

•
As discussed above in the risk factor entitled, “Our Board of Directors is authorized without stockholder approval to create shares of capital stock having preferences and rights that are superior to those associated with our common stock, to issue authorized shares of any class or series of capital stock, and to increase the number of shares of any authorized class or series of stock that can be issued by Nava”, the Board has the power to classify and reclassify unissued shares of stock of any authorized class or series of capital stock by setting, fixing, eliminating, or altering in any one or more respects the preferences, rights, voting powers, restrictions and qualifications of, dividends on, and redemption, conversion, exchange, and other rights of, such securities, and this authority could be used to authorize and issue preferred stock or any other class or series of stock with voting and other rights that are superior to our common stock.

•
The Bylaws require any stockholder who desires to nominate a director and/or propose matters to be acted upon at stockholder meetings to abide by strict notice requirements.

•
The Bylaws provide that they may be amended only by the Board of Directors, and the Board may do so without stockholder approval.

Maryland law includes provisions that could discourage a sale or takeover of Nava. The Maryland Business Combination Act generally prohibits, subject to certain limited exceptions, corporations from being involved in any “business combination” (defined as a variety of transactions, including a merger, consolidation, share exchange, asset transfer or issuance or reclassification of equity securities) with any “interested shareholder” for a period of five years following the most recent date on which the interested shareholder became an interested shareholder. An interested shareholder is defined generally as a person who is the beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock or who is an affiliate or associate of the corporation and was the beneficial owner, directly or indirectly, of 10% percent or more of the voting power of the then outstanding stock of the corporation at any time within the two-year period immediately prior to the date in question and after the date on which the corporation had 100 or more beneficial owners of its stock. The Maryland Control Share Acquisition Act applies to acquisitions of “control shares”, which, subject to certain exceptions, are shares the acquisition of which entitle the holder, directly or indirectly, to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors within any of the following ranges of voting power: one-tenth or more, but less than one-third of all voting power; one-third or more, but less than a majority of all voting power or a majority or more of all voting power. Control shares have limited voting rights.
Although these provisions do not preclude a sale or takeover, they may have the effect of discouraging, delaying or deferring a sale, tender offer, or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price for the common stock. Such provisions will also render the removal of the Board of Directors and of management more difficult and, therefore, may serve to perpetuate current management. These provisions could potentially adversely affect the market prices of our securities.
Our quarterly operating results and other operating metrics may fluctuate from quarter to quarter, which makes these metrics difficult to predict.
Our quarterly operating results and other operating metrics have fluctuated in the past and may continue to fluctuate from quarter to quarter. Additionally, our limited operating history makes it difficult to forecast our future results. As a result, you should not rely on our past quarterly operating results as indicators of future performance. You should take into account the risks and uncertainties frequently encountered by companies in rapidly evolving markets. Our financial condition and operating results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:
•
the continued market acceptance of, and the growth of the body contouring market;

•
our ability to maintain and attract new clients;

•
our development and improvement of the quality of the Nava experience, including, improving our proprietary Nava Client technology and innovating new procedures;

•
any change in the competitive landscape of our market;

•
pricing pressure as a result of competition or otherwise;

•
errors in our forecasting of the demand for our services, which could lead to lower revenue or increased costs, or both;

•
increases in marketing, sales, and other operating expenses that we may incur to grow and expand our footprint and to remain competitive;

•
the ability to maintain and open new centers;

•
system failures or breaches of security or privacy;

•
adverse litigation judgments, settlements, or other litigation-related costs;

•
changes in the legislative or regulatory environment, including with respect to healthcare regulation, privacy, consumer product safety, and advertising, or enforcement by government regulators, including fines, orders, or consent decrees;

•
changes in our effective tax rate;

•
changes in accounting standards, policies, guidance, interpretations, or principles; and

•
changes in business or macroeconomic conditions, including lower consumer confidence, recessionary conditions, increased unemployment rates, or stagnant or declining wages.

Any one of the factors above or the cumulative effect of some of the factors above may result in significant fluctuations in our operating results.
The variability and unpredictability of our quarterly operating results or other operating metrics could result in our failure to meet our expectations or those of analysts that cover us or investors with respect to revenue or other operating results for a particular period. If we fail to meet or exceed such expectations, the market price of our common stock could fall substantially, and we could face costly lawsuits, including securities class action suits.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements include, but are not limited to, statements concerning the following:
These forward-looking statements are subject to a few risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Considering these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to confirm these statements to actual results or to changes in our expectations.
You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

INDUSTRY AND MARKET DATA
In this prospectus, we rely on and refer to information and statistics regarding our industry. This information and statistical data was obtained from sources other than us, which we have supplemented where necessary with information from publicly available sources and our own internal estimates. This data involves a number of assumptions and limitations and contains projections and estimates regarding the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We believe these sources and estimates to be reliable, but we cannot give you any assurance that any of the projected results will occur. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS
We estimate that the net proceeds from our issuance and sale of our common stock in this offering will be approximately $6,423,300, based on an assumed public offering price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions, the non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of the shares payable to the underwriters and estimated offering expenses payable by us. If the underwriters exercise their over-allotment option to purchase additional shares in full, we estimate that the net proceeds from this offering will be approximately $7,638,300.
We intend to use the net proceeds as follows: $2,500,000 to open additional locations, $400,000 to increase staffing of new locations, $400,000 to purchase additional therapy equipment, $400,000 to increase our market communication, $400,000 to further brand development, $700,000 to invest in Nava Client, $400,000 to expand services and $400,000 to build talent infrastructure to support our growth, with the remaining proceeds for general corporate expenses and working capital.
A $1.00 increase or decrease in the assumed public offering price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease the net proceeds from this offering by approximately $1,350,000, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus remains the same and after deducting the estimated underwriting discounts and commissions and non-accountable expense allowance payable to the underwriters.
This expected use of the net proceeds from this offering and our existing cash represents our intentions based upon our current plans, financial condition and business conditions. Our management will retain broad discretion over the allocation of the net proceeds from this offering and our existing cash.
In the ordinary course of our business, we expect to, from time to time, evaluate the acquisition of, investment in or in-license of complementary products, technologies or businesses, and we could use a portion of the net proceeds from this offering for such activities. We currently do not have any agreements, arrangements or commitments with respect to any potential acquisition, investment or license, however, we are in the early stages of discussions with potential acquisition targets.
Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and government securities.

DIVIDEND POLICY
We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant.

CORPORATE CONVERSION
We currently operate as a Delaware limited liability company under the name Nava Health MD, LLC. Prior to the closing of this offering, Nava Health MD, LLC will convert into a Maryland corporation pursuant to a statutory conversion, and will change its name to Nava Health MD, Inc. In order to consummate the corporate conversion, a certificate of conversion will be filed with the Secretary of State of the State of Delaware. In this prospectus, we refer to all transactions related to our conversion to a Maryland corporation as the “Corporate Conversion”.
As part of the Corporate Conversion, based on the assumed initial offering price of $6.00, which is the midpoint of the price range set forth on the cover page of this prospectus, all of our outstanding membership interests will be converted into an aggregate of 12,500,000 shares of our common stock, for the same aggregate purchase price and upon the same terms and conditions.
In connection with the Corporate Conversion, Nava Health MD, Inc. will continue to hold all property and assets of Nava Health MD, LLC and will assume all the debts and obligations of Nava Health MD, LLC. Nava Health MD, Inc. will be governed by our Charter filed with the Secretary of State of the State of Maryland (“SDAT”), as the same may be amended, restated, and supplemented from time to time, and our Bylaws, the material portions of which are described under the heading “Description of Capital Stock.” On the effective date of this initial public offering and the Corporate Conversion, Ascend One will cease to be the manager of Nava Health MD, LLC, and the directors identified in this prospectus will be elected as the initial members of Nava Health MD, Inc.’s Board of Directors, and as such are referred to throughout this prospectus as “Directors” and the officers of Nava Health MD, LLC will become the officers of Nava Health MD, Inc.
References in this prospectus to our capitalization and other matters pertaining to our equity prior to the Corporate Conversion relate to the capitalization and equity of Nava Health MD, LLC, and after the Corporate Conversion, to Nava Health MD, Inc. The financial statements included elsewhere in this prospectus are those of Nava Health MD, LLC. We expect that the Corporate Conversion will not have a material effect on our financial statements.
The purpose of the Corporate Conversion is to reorganize our structure so that the entity that is offering our common stock to the public in this offering is a Maryland corporation rather than a Delaware limited liability company, and so that our existing investors will own our common stock rather than equity interests in a limited liability company.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2022, as follows:
•
on an actual basis.

•
on a pro forma basis to give effect to the Corporate Conversion and the Debt Conversion, based on the assumed initial public offering price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus; and

•
on a pro forma as adjusted basis to give further effect to our issuance and sale of 1,350,000 shares of our common stock in this offering at an assumed initial public offering price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and therefore providing net proceeds of approximately $6,423,300.

The pro forma as adjusted information below is illustrative only, and our capitalization following the closing of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this information in conjunction with our financial statements and the related notes included elsewhere in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Corporate Conversion” sections and other financial information contained in this prospectus.
	As of September 30, 2022
	($ in thousands)
	Actual	Pro Forma(1)	Pro Forma As Adjusted(1)(2)
Cash and cash equivalents	$739	$739	$7,162
Members’ Equity:
Membership Interests: 1,267,837 membership interests issued and outstanding, actual; no membership interests issued or outstanding pro forma and pro forma as adjusted	$646	$—	$—
Stockholders’ Equity
Common stock, $0.01 par value per share: no shares authorized, issued and outstanding actual; 100,000,000 shares authorized, pro forma and pro forma as adjusted; 12,500,000 shares issued and shares outstanding, pro forma; 13,850,000 shares issued and outstanding, pro forma as adjusted	$—	$125	$139
Additional paid-in capital		$1,796	$8,205
Accumulated deficit	$(3,515)	(3,515)	(3,515)
Total equity	$(2,869)	(1,594)	4,829
Total capitalization	$646	$1,921	$8,344

(1)
In connection with the Corporate Conversion, all membership interests will be reduced to zero to reflect the elimination of all outstanding units and other interests in Nava Health MD, LLC and corresponding adjustments will be reflected as common stock and additional paid-in capital. The pro forma and pro forma as adjusted information is illustrative only.

(2)
Each $1.00 increase (decrease) in the assumed initial public offering price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, total equity and total capitalization by $1,350,000, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of

0.1 million shares in the number of shares offered by us at the assumed initial public offering price per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, total equity and total capitalization by approximately $6,423,300.
The number of shares of common stock on a pro forma and pro forma as adjusted basis set forth in the table above is based on 12,500,000 shares of our common stock outstanding as of September 30, 2022 after giving effect to (i) the Corporate Conversion to occur immediately prior to the effective date of this offering and (ii) the issuance of 455,570 shares of common stock issuable upon conversion of convertible and other indebtedness immediately prior to the effective date of this offering assuming an initial public offering price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus (the “Debt Conversion”) and excludes as of such date:

•
2,000,000 shares of common stock reserved for future grants pursuant to our 2023 Equity Incentive Plan (subject to increase under the 2023 Equity Plan to the number of shares of common stock equal to 13% of the total number of shares of common stock outstanding on the last day of the immediately preceding fiscal year).

•
101,250 shares of common stock issuable upon exercise of warrants to be issued to the underwriters as part of this offering at an exercise price of $7.80 per common share (130% of the assumed public offering price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus).

Except as otherwise indicated herein, all information in this prospectus assumes or gives effect to:

•
455,570 shares of common stock issuable upon conversion of our convertible notes in an aggregate principal amount of $1,275,596.

•
The retroactive effect of the conversion of our former limited liability company to a corporation, to be effected on consummation of the offering.

•
No exercise by the underwriters of their option to purchase an additional 202,500 shares of common stock.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the assumed initial public offering price of $6.00 per share (the mid-point of the range appearing on the front cover of this prospectus) and the pro forma as adjusted net tangible book value per share of our common stock immediately upon the consummation of this offering. Pro forma net tangible book value per share represents the book value of our tangible assets less the book value of our total liabilities divided by the number of shares of common stock then issued and outstanding after giving effect to the Corporate Conversion and the Debt Conversion.
After giving effect to the Corporate Conversion and the Debt Conversion, as of September 30, 2022, we had a pro forma historical net tangible book value of ($2,993,662), or $(0.24) per share of common stock, based on 12,500,000 shares of common stock deemed outstanding pro forma as of September 30, 2022.
After giving effect to the issuance and sale of 1,350,000 shares of our common stock in this offering at an assumed public offering price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions, the non-accountable expense allowance payable to the underwriters, and estimated offering costs payable by us, our pro forma as adjusted net tangible book value as of September 30, 2022 would have been $3,429,628, or $0.27 per share. This represents an immediate increase in pro forma as adjusted net tangible book value per share of $0.51 to existing stockholders and immediate dilution of $5.73 in pro forma as adjusted net tangible book value per share to new investors purchasing common stock in this offering. Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:
Assumed public offering price per share	$6.00
Pro forma net tangible book value per share as of September 30, 2022	$(0.24)
Increase in net tangible book value per share attributable to new investors purchasing common stock in this offering	$0.51
Pro forma as adjusted net tangible book value per share after this offering	$0.27
Dilution per share to new investors purchasing shares in this offering	$5.73
The dilution information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing. A $1.00 increase in the assumed public offering price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase our pro forma net tangible book value after this offering by approximately $0.62 per share and the dilution to new investors purchasing common stock in this offering by approximately $6.62 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discount and commissions and the non-accountable expense allowance payable to the underwriters. A $1.00 decrease in the assumed public offering price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would decrease our pro forma net tangible book value after this offering by approximately $0.41 per share and the dilution to new investors purchasing common stock in this offering by approximately $4.83 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discount and commissions and the non-accountable expense allowance payable to the underwriters.
An increase of 500,000 shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase our pro forma net tangible book value after this offering by approximately $0.75 per share and decrease the dilution to new investors purchasing common stock in this offering by approximately $5.49 per share, assuming no change in the assumed public offering price per share and after deducting estimated underwriting discounts and commissions and the non-accountable expense allowance payable to the underwriters. A decrease of 500,000 shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would decrease our pro forma net tangible book value after this offering by approximately $0.27 per share and increase the dilution to new investors purchasing common stock in this offering by approximately $5.97 per share, assuming no change in the assumed public offering price per share and after deducting estimated underwriting discounts and commissions and the non-accountable expense allowance payable to the underwriters.
If the underwriters exercise their option to purchase additional shares in full, the as adjusted net tangible book value per share after giving effect to the offering would be $0.37 per share. This represents an increase in as adjusted net tangible book value of $0.61 per share to existing stockholders and dilution in as adjusted net tangible book value of $5.63 per share to new investors.
The following table sets forth as of September 30, 2022, on a pro forma combined basis to reflect the Corporate Conversion and the Debt Conversion, the number of shares of common stock, the total price and average price per share paid to us by our existing holders and the new investors, before deducting estimated offering expenses payable by us, using the assumed public offering price of $6.00 per share (the mid-point of the range appearing on the front cover of this prospectus).
	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage	Average Price Per Share
Existing stockholders	12,500,000	90.0%	$3,841,961	32.17%	$0.32
New investors in this offering	1,350,000	10.0%	$8,100,000	67.83%	$6.00
Total capitalization	13,850,000	100.0%	$11,941,961	100.0%
The number of shares of common stock outstanding after this offering excludes:

•
2,000,000 shares of common stock reserved for future grants pursuant to our 2023 Equity Incentive Plan (subject to increase under the 2023 Equity Plan to the number of shares of common stock equal to 13% of the total number of shares of common stock outstanding on the last day of the immediately preceding fiscal year).

•
101,250 shares of common stock issuable upon exercise of warrants to be issued to the underwriters as part of this offering at an exercise price of $7.80 per common share (130% of the assumed public offering price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus).

Except as otherwise indicated herein, all information in this prospectus assumes or gives effect to:

•
455,570 shares of common stock issuable upon conversion of our convertible notes in an aggregate principal amount of $1,275,596.

•
The retroactive effect of the conversion of our former limited liability company to a corporation, to be effected on consummation of the offering.

•
No exercise by the underwriters of their option to purchase an additional 202,500 shares of common stock.

To the extent that stock options are exercised, or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
This management’s discussion and analysis of the financial condition and results of operations of Nava Health MD, LLC and its subsidiaries (“Nava”, “Nava Health”, the “Company”, “us”, “our” or “we”) should be read together with our financial statements and related notes and other financial information appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risk, uncertainties and assumptions. See the section entitled “Cautionary Note Regarding Forward-Looking Statements” in this prospectus. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of many factors, including those discussed in “Risk Factors” and elsewhere in this prospectus. Actual future results could differ materially from those discussed below for many reasons, including those set forth under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section and elsewhere in this prospectus.
Overview
Corporate Structure and the Reorganization
Corporate Structure Prior to the Reorganization
Our business is currently conducted through Nava and Nava Medical, which operates our medical centers. Nava was formed on June 7, 2013 and was initially wholly owned by Ascend One. From June 2013 to July 2021 additional individual investors were accepted as Class A Members and Class B Members of Nava. Ascend One remains the majority owner of the equity interests of Nava and has no other material assets.
Reorganization and Corporate Structure After Reorganization and Offering
Immediately prior to the closing of the offering to which this Registration Statement relates, Nava will convert into a Maryland corporation pursuant to a statutory conversion and change its name to Nava Health MD, Inc. as described in the section “Corporate Conversion” of the accompanying prospectus. As a result of the Corporate Conversion, all holders of membership interests of Nava Health MD, LLC will become holders of shares of common stock of Nava Health MD, Inc. Ascend One will remain a majority stockholder of Nava following the Corporate Conversion.
References in the accompanying prospectus to our capitalization and other matters pertaining to our common equity relate to the capitalization and common equity of Nava Health MD, Inc. after giving effect to the Corporate Conversion. However, the Financial Statements and summary historical financial data included in the accompanying prospectus are those of Nava Health MD, LLC and do not give effect to the Corporate Conversion.
Key Factors Affecting Our Performance
Our results of operations and financial condition have been, and will continue to be, affected by a number of factors, including the following:
Our Ability to Attract New Clients
The decision to utilize our facilities is driven by client demand, which may be influenced by a number of factors, such as:
•
general consumer confidence, which may be impacted by economic and political conditions;

•
individual levels of disposable income to pay for our procedures and services;

•
the success of our sales and marketing programs;

•
the perceived advantages or disadvantages of the Nava Method compared to other products and treatments;

•
the extent to which our capabilities satisfy client expectations;

•
our ability to properly train our medical staff in the protocols developed by Nave Health; and

•
procedures such that our clients do not experience excessive discomfort or adverse side effects.

Our Ability to Successfully Expand our Footprint
Our growth strategy depends, in large part, on growing and expanding our operations, both in existing and new geographic regions, particularly in densely populated and affluent metropolitan and suburban regions and operating our new centers successfully.
Our ability to successfully open and operate new centers depends on many factors, including, among others, our ability to:
•
address regulatory, competitive, marketing and other challenges encountered in connection with expansion into new markets;

•
hire, train and retain Medical Doctors, Nurse Practitioners and other personnel;

•
maintain adequate information systems and other operational system capabilities;

•
successfully integrate new centers into our existing management structure and operations, including information system integration;

•
negotiate acceptable lease terms at suitable locations;

•
source sufficient levels of medical supplies at acceptable costs;

•
obtain and maintain necessary permits and licenses;

•
construct and open our centers on a timely basis;

•
generate sufficient levels of cash or obtain financing on acceptable terms to support our expansion;

•
achieve and maintain brand awareness in new and existing markets; and

•
identify and satisfy the needs and preferences of our clients.

Our failure to effectively address challenges such as these could adversely affect our ability to successfully open and operate new centers in a timely and cost-effective manner.
In addition, there can be no assurance that newly opened centers will achieve net sales or profitability levels comparable to those of our existing centers in the time periods estimated by us, or at all.
Impact of COVID-19
The COVID-19 global pandemic made 2020 a challenging year for businesses and significantly affected the United States economy and financial markets. We took immediate action to protect the health and safety of our doctors, our employees and our clients including the implementation of protocols dictated by state and local guidelines and instituting strict health and safety practices. As a result of federal, state, and local guidelines, we started moving all non-contact appointments to our virtual telehealth platform. By March 31, 2020, we terminated all non-essential employees in center treatments and procedures. We began reopening our facilities for all services and treatments beginning May 4, 2020. We continued to experience lower volumes throughout May and most of June 2020. As a result, client volumes and revenue across most of our centers were significantly impacted in the second quarter of 2020. We applied for and Received Paycheck Protection Plan loans and the COVID-19 SBA Economic Injury Disaster Loan which, along with cash from operations, helped us maintain cash liquidity during the COVID-19 pandemic. Our client volumes and revenue improved in the second half of 2020 as states began to re-open and allow for non-essential treatments and procedures. We were able to mitigate the impact of COVID-19 as much of our service delivery is virtual in nature. We were providing telehealth appointments at a rate of 65% for all appointments that could be provided virtually prior to COVID-19. Prescriptions and nutrition supplements were already shipped directly to homes of our clients. Through the first 9 months of 2022, we have not experienced a negative impact at our centers; however, we continue to monitor the current COVID-19 situation in each location and will react accordingly should events require us to do so.

Our Operating Structure
Nava manages the non-clinical aspects for Nava Medical through a MSA. The MSA provides for the administration of the non-clinical aspects of the medical operations and include, but are not limited to, financial, administrative, technical, marketing and personnel services. Nava does not practice medicine. Nava Medical is owned by Dr. C. Douglas Lord, a licensed physician, and is responsible for all clinical aspects of the medical operations that take place in each of our centers.
Our consolidated financial statements present the results of operations and financial position of Nava and Nava Medical, which manages the clinics under the MSA.
Even though Nava does not have voting control over Nava Medical, we have a long-term and unilateral controlling financial interest over such assets and operations under the MSA. As a result, the accounting principles generally accepted in the United States of America (GAAP) require us to consolidate the results into our financial statements. All of our revenue is earned from services provided by Nava Medical. See “— Critical Accounting Policies and Estimates-Principles of Consolidation.”
Components of Results of Operations
Revenue
Our revenue is generated from services performed for our clients as well as products sold. We accept client self-payments and, where applicable, payments from our insurance contracts with the U.S. federal government or payor organizations. We have contracts with Medicare, CareFirst Blue Cross Blue Shield, United Health Care, Cigna and Aetna. We began accepting insurance payments in September 2021. Our policy is to require payment in full at the time of service for our self-paying clients. Revenue is recognized immediately. Self-payments made in advance of a service performed are booked as a deferred revenue liability and are recognized as actual revenue as a percentage of completion when the service or services are performed. Estimated revenue is recognized for clients using insurance at the time of service.
Cost of Service (excluding depreciation and amortization)
Cost of service is comprised of all direct services and product costs related to the delivery of procedures, including but not limited to compensation to our physicians and clinical staff and medical supply costs.
Operating Expense
Marketing and Advertising
Our marketing and advertising include both national and site-based advertising used to generate greater awareness and engagement among our current and potential clients. Our marketing and advertising expenses include social media, digital marketing and traditional advertising. Also included are salary costs for employees engaged in marketing, sales and the call center, facility rent expense and uniform laundry services.
We generally expect our marketing and advertising costs to increase as we continue to grow our brand and expand our national footprint. We evaluate our marketing and advertising expenses as compared to growth in our sales volume and will invest accordingly to the extent we believe we can increase our growth without materially negatively impacting our margins.
General and Administrative
General and administrative expenses include employee-related expenses, including salaries and related costs (excluding physician and clinical cost included in cost of service), unit-based compensation, technology, operations, finance, legal, corporate office rent and human resources. We expect our general and administrative expenses to increase over time following the closing of this offering due to the additional legal, accounting, insurance, investor relations and other costs that we will incur as a public company. We also expect increases from other costs associated with continuing to grow our business. As we continue to expand the number of centers, we anticipate general and administrative expenses to decrease as a percentage of revenue over time.
Interest Expense
Interest expense consists of interest costs on our outstanding debt.
Results of Operations
Nine Months Ended September 30, 2022 Compared to Nine Months Ended September 30, 2021.
The following tables summarize certain results from the Statements of Operations for each of the periods indicated and the changes between periods. The tables also show the percentage relationship to revenue for the periods indicated:
	For Nine Months Ended September 30,
	2022		2021
($ in thousands)	Amount	% of Revenue	Amount	% of Revenue
Revenue	$9,444		$4,880
Operating Expenses:
Cost of Service	$4,211	45%	$2,479	51%
Selling, general and administrative	$5,396	57%	$2,486	51%
Depreciation & amortization	$88	1%	$16	0%
Total operating expenses	$9,695	103%	$4,981	102%
Income from operations	$(251)	(3)%	$(101)	(2)%
Other (Income)/Expenses	$5	0%	$(502)	10%
Interest expense	$100	1%	$44	1%
Net income (loss)	$(356)	(4)%	$357	7%
Revenue —  Revenue for nine months ended September 30, 2022, was $9.4 million, as compared to the same period in 2021, $4.9 million. Our revenue increased by $4.5 million, or 94%. This was due to an increase in client appointments for the nine months ended September 30, 2022, of 45,168 as compared to the same period, 2021, 31,733, or 42%. Revenue per appointment increased from $165 in 2021 to $219 in 2022, or, 33%.
Cost of Services — Our cost of services for the nine months ended September 30, 2022 increased $1.7 million, or 70%, compared to the nine months ended September 30, 2021. This is directly attributable to the increase in our client appointments.
Selling, General and Administrative Expenses — Selling, general and administrative expenses increased $2.9 million, or 117%, for the nine months ended September 30, 2022, compared to the same period in 2021. This increase is related to additional expenses incurred for marketing and overall headcount support as we grow our center count through de novo expansion and providing support for our centers.
Selling, general and administrative expenses as a percentage of revenue was 57% and 51% for the nine months ended September 30, 2022, and 2021 respectively. The increase was due to additional marketing expenses and overall headcount growth. We expect this percentage to decrease over time as we expand our national footprint and gain efficiencies of scale.
Depreciation and Amortization — Depreciation and amortization increased to approximately $88,000 for the nine months ended September 30, 2022, compared to $16,000 for the same period in 2021. This increase is due primarily to new medical equipment purchases.
Interest Expense, net — Interest expense increased to $100,000 from $44,000 for the nine months ended September 30, 2022 and 2021, respectively. The increase is the result of new medical equipment purchases through financing as well as the accrual of interest owed to convertible note holders.

Pro Forma Income Tax Expense — The Company will undergo a corporate reorganization during 2022 where Nava Health MD, LLC will convert into a Maryland corporation. As a result, we would be subject to taxation as a C-corporation. Our effective tax rate is 27.5% for the nine months ended September 30, 2022.
Comparatively, no tax was incurred for the nine months ended September 30, 2021, as the income tax expense is passed through to the members of the limited liability company.
Fiscal Year Ended December 31, 2021 Compared to Fiscal Year Ended December 31, 2020.
The following tables summarize certain results from the Statements of Operations for each of the periods indicated and the percentage relationship to revenue for the periods indicated:
	Fiscal Year Ended December 31
	2021		2020
($ in thousands)	Amount	% of Revenues	Amount	% of Revenues
Revenue	$6,655		$4,842
Operating Expenses:
Cost of service	$3,250	49%	$2,185	45%
Selling, general and administrative	$4,664	70%	$3,296	68%
Depreciation and amortization	$51	1%	$25	1%
Total operating expenses	$7,965	120%	$5,506	114%
Income from operations	$(1,310)	(20)%	$(664)	(14)%
Other (Income)/Expenses	$(1,081)	16%	$(1,257)	26%
Interest expense	$78	1%	$120	2%
Net income (loss)	$(307)	(5)%	$473	10%
Revenue — Our revenue for the twelve months ended December 31, 2021 was $6.7 million, as compared to $4.8 million in the same period in fiscal year 2020. This is an increase of $1.8 million, or 37%. This was due to an increase of 41.4% in client appointments for the twelve months ended December 31, 2021, with client appointments totaling 43,861 in fiscal year 2021, as compared to 31,021 client appointments for the same period in fiscal year 2020. The reopening of our physical locations post COVID-19 shutdowns and capacity expansion with increased business hours at existing locations contributed to the increased volume of client appointments. Beginning in March 2020, our financial results were negatively impacted by the COVID-19 pandemic. As a result of federal, state, and local guidelines, we canceled or postponed most procedures scheduled at our facilities through the second quarter of 2020. As a result, client appointment volumes and revenue across our centers were significantly impacted in the second quarter of 2020.
Cost of Services — Our cost of services increased $1.1 million, or 49%, compared to 2020. The increase is due to significant revenue growth as well as strategic headcount planning as we continue to expand in locations and business hours.
Selling, General and Administrative Expenses — Selling, general and administrative expenses increased $1.4 million, or 41%, compared to 2020. This increase is related to additional expenses we incurred for marketing and corporate headcount support as we grow our center count through de novo expansion and providing support for our centers.
Selling, general and administrative expenses as a percentage of revenue was 70% and 68% for the 2021 and 2020, respectively. The increase is related to strategic hiring to allow for capacity growth and service expansion as well as increased marketing efforts to increase brand awareness and drive revenue.
Depreciation and Amortization — Depreciation and amortization increased to approximately $51,000 for 2021 compared to $25,000 for 2020. This increase is primarily the result of new equipment purchases as we increase capacity and services offered.

Interest Expense — Interest expense decreased to $79,000 from $102,000 for the fiscal year ended December 31, 2021, and 2020, respectively. This decrease is primarily the result of a one-time reconciliation adjustment in fiscal year 2020 due to an error in the initial interest calculation for various loans.
Pro Forma Income Tax Expense — The Company will undergo a corporate reorganization during 2022 where Nava Health MD, LLC will convert into a new C corporation. As a result, we would be subject to taxation as a C corporation. Our effective tax rate is 27.5% for 2021. Comparatively, 2020 income tax would be passed through to the members of the limited liability company.
Liquidity and Capital Resources
We currently rely on cash flows from operations as our primary source of liquidity. Our primary cash needs are for payroll, marketing and advertisements, rent, capital expenditures associated with de novo locations, as well as information technology and infrastructure, including our corporate office. We believe that cash expected to be generated from operations will be sufficient for our working capital requirements and liquidity obligations, for at least the next 12 months.
As of September 30, 2022, we had $738,639 in cash and cash equivalents, as compared to $331,131 in cash and cash equivalents for the same period, 2021. This increase was primarily due to an increase in client appointments resulting in an increase of gross profit dollars. As of December 31, 2021, we had $476,242 in cash and cash equivalents, compared to $55,865 in cash and cash equivalents as of December 31, 2020. This increase was primarily due to an increase in client appointments resulting in an increase of gross profit dollars.
We did not have any letters of credit outstanding as of September 30, 2022, September 30, 2021, December 31, 2021 or as of December 31, 2020.
We spent approximately $1.0 million in capital assets related to opening one de novo center during 2022. We expect to primarily fund our capital needs by using cash currently on hand, with proceeds from this Offering and/or a credit facility.
The following table summarizes the net cash provided by (used for) operating activities, investing activities and financing activities for the periods indicated:
	September 30			December 31
($ in thousands)	2022	2021		2021		2020
Cash Flows Provided By (Used For):
Operating activities	$(483)		$(271)		$(1,500)		$(336)
Investing activities	$(216)	$	(—)	$	(—)	$	(—)
Financing activities	$962		$546		$1,920		$350
Net increase (decrease) in cash and cash equivalents	$263		$275		$420		$14
Operating Activities
Our operating cash flow is made up of both self-pay clients as well as insurance reimbursements for all services. Self-payments and most patient responsibility for insurance claims are received from the client at the time of service. Most insurance claims are collected within 90 days from date of claim submission. At December 31, 2021, we had negative working capital of negative $721,873 compared to negative $2.33 million at December 31, 2020.
The primary source of our operating cash flow is the collection of self-pay client payments received prior to, or at the time of performing healthcare treatments. For the year ended December 31, 2021, our operating cash flow decreased by $1.16 million compared to the same period in 2020. This decrease is related to additional expenses we incurred for marketing and corporate headcount support as we grow our center count through de novo expansion and providing support for our centers. For the period ended September 30, 2022, our operating cash flow decreased by $212,000 compared to the same period ending September 30,

2021. This decrease is related to additional expenses we incurred for marketing and corporate headcount support as we grow our center count through de novo expansion and providing support for our current centers.
Investing Activities
There were no investing activities in fiscal years ending December 31, 2021 or December 31, 2020. Investing activities as of September 30, 2022 included $18,000 for the purchase of software and $198,000 for leasehold improvements to our new Ashburn facility.
Financing Activities
Net cash received in financing activities during the year ended December 31, 2020 was $350,000.
Net cash received in financing activities for the year ended December 31, 2021 was $1.92 million.
This increase is due to the Economic Disaster Injury Loan given to Nava Health in the amount of $2 million in 2021.
Net cash received in financing activities during the period ended September 30, 2022 was $962,000. Net cash received in financing activities for period ended September 30, 2021 was $546,000. This increase is due mostly to $1,175,000 in convertible notes from investors.
Total Liabilities
The carrying value of our total indebtedness was $5.39 and $4.75 million, as of December 31, 2021, and December 31, 2020, respectively. This increase was due to new loans acquired for the purchase of medical equipment. The carrying value of our total indebtedness was $8.59 and $5.39 million as of September 30, 2022, and December 31, 2021, respectively. This increase was due to new loans acquired for the purchase of medical equipment, the new convertible notes from investors and an increase in accounts payable as cost of services increased and an increase in accrued wages as we strategically grew headcount to accommodate client appointment growth.
Loans
On December 9, 2021, Nava Medical entered into our Economic Disaster Injury Loan (the “Disaster Loan”) with the Small Business Administration. Under the terms of the loan agreement, we obtained $2 million. Principal payments on the loan will commence on December 9, 2023 and are paid monthly with a maturity date on December 9, 2053, when all remaining unpaid principal shall be due. The loan is presented as long-term debt.
Under the Disaster Loan, we are obligated to make interest payments on the nineth day of each month. As of December 31, 2021, there was $2 million outstanding. There was $2 million outstanding as of September 30, 2022.
Off-Balance Sheet Arrangements
We do not have any off-balance sheet arrangements as of December 31, 2021. We do not have any off-balance sheet arrangements for the nine months ended September 30, 2022.
Seasonality
Our business experiences limited seasonality.
JOBS Act Accounting Election
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.
Critical Accounting Policies and Estimates
Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of our consolidated financial statements and related disclosures requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue, costs and expenses and the disclosure of contingent assets and liabilities, if applicable, in our consolidated financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in greater detail in Note 1 — “Organization and Summary of Key Accounting Policies,” to our consolidated financial statements included elsewhere in this prospectus, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our consolidated financial statements. In addition, refer to Note 1 — “Organization and Summary of Key Accounting Policies,” in our consolidated financial statements for a summary of recent and pending accounting standards.
Revenue Recognition
We have adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, we perform the following five steps:
i.
Identify the contract(s) with a customer;

ii.
Identify the performance obligations in the contract;

iii.
Determine the transaction price;

iv.
Allocate the transaction price to the performance obligations in the contract; and

v.
Recognize revenue as the entity satisfies a performance obligation.

Our revenue consists primarily of revenue earned for the services provided by the Company. A performance obligation is a promise in a contract to transfer a distinct good or service to the client and is the unit of account for revenue recognition. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Our performance obligations are medical consultations, diagnostic testing and treatments. We also sell various retail products.

Service revenue for self-pay clients is recognized at the time of service. Payment is received at the time of service.
An estimated revenue for clients using insurance is recognized at the time of service. Most insurance claim payments are collected within 90 days from the date of claim submission. Revenue for service packages purchases in advance is recognized as a percentage of completion when a service in that package is performed.
Principles of Consolidation
Our consolidated financial statements present the financial position and results of operations of the Company and affiliated Nava Medical which we manage, have a controlling financial interest in with the power to direct the non-clinical activities of Nava Medical that most significantly impact its economic performance and are considered variable interest entities in which we are the primary beneficiary.
All intercompany accounts and transactions have been eliminated in consolidation.
Variable Interest Entities
Some states have laws that prohibit business entities with non-physician owners from practicing medicine, which are generally referred to as the corporate practice of medicine. States that have corporate practice of medicine laws require only physicians to practice medicine, exercise control over medical decisions or engage in certain arrangements with other physicians, such as fee-splitting. Therefore, we mainly operate by maintaining an MSA with Nava Medical, which is owned, directly or indirectly, and operated by a licensed physician, and which contracts with individual physicians to provide medical services. Under the MSA, we provide and perform non-medical Management Services for which we are paid a management fee by Nava Medical. See “Business — Physician Practice Structure — Management Services Agreement.”
The physicians contracted by Nava Medical are exclusively in control of, and responsible for, all aspects of the practice of medicine. Dr. Lord is also party to a membership transfer restriction agreement (the “Membership Transfer Restriction Agreement”), which (i) prohibits the Dr. Lord from freely transferring or selling his interests in Nava Medical, (ii) provides for the ability to add a second physician equity holder to help ensure continuity of Nava Medical, and (iii) provides for the automatic transfer of ownership upon the occurrence of certain events. See “Business — Physician Practice Structure — Membership Transfer Restriction Agreements.”
In accordance with relevant accounting guidance, Nava Medical is determined to be a variable interest entity. Nava has the ability, through the Management Services and Membership Transfer Restriction Agreement to direct the activities (excluding clinical decisions) that most significantly affect Nava Medical’s economic performance. Accordingly, we are the primary beneficiary of Nava Medical, and, in accordance with accounting principles generally accepted in the United States of America (US GAAP), we consolidate Nava Medical into our financial statements. All management fee revenue and related expenses are eliminated in consolidation, and all of the revenue reflected in our financial statements is revenue from services provided by Nava Medical to clients.
Intangible Assets
Intangible assets consists of software purchases and updates as well as the licensing of software. The assets are recognized on the balance sheet at historical cost.
Quantitative and Qualitative Disclosure About Market Risk
Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily a result of exposure due to potential changes in inflation or interest rates. We do not hold financial instruments for trading purposes.
Controls and Procedures
Historically, as a privately held company, we have maintained internal controls over financial reporting. However, these internal controls have not been subject to the testing required under the standards of publicly traded companies by Section 404 of Sarbanes-Oxley. We are not currently required to comply with SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. However, at such time as Section 302 of the Sarbanes-Oxley Act is applicable to us, we will be required to evaluate our internal controls over financial reporting.
Limitations on the Effectiveness of Controls
Our management, including the Chief Executive Officer and the Chief Financial Officer, recognizes that any set of controls and procedures, no matter how well-designed and operated, can provide only reasonable, not absolute, assurance of achieving the desired control objectives. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, with Nava have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by management override of controls. For these reasons, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
Interest Rate Risk
Our primary market risk exposure is changing interest rates. Interest rate risk is highly sensitive due to many factors, including United States monetary and tax policies, United States and international economic factors and other factors beyond our control.
Inflation Risk
Based on our analysis of the periods presented, we believe that inflation has not had a material effect on our operating results. There can be no assurance that future inflation will not have an adverse impact on our operating results and financial condition

BUSINESS
Our Company
Nava is a vertically integrated, tech-enabled healthcare practice that provides traditional, functional, holistic, and regenerative medicine services to our clients through an integrative healthcare model. Our innovative medical practice uses a data-driven, personalized approach to medicine to optimize health and increase longevity. We provide each client with an individualized wellness roadmap, tailored to their specific symptoms, medical needs, and personal goals. Each client’s CVP is developed as part of our proprietary diagnostic process, the “Nava Method”. We believe Nava’s proprietary diagnostic process, including Nava Client, enables our practitioners to deliver a broad spectrum of products and services to accomplish the wellness needs of our clients.
Our mission is to help each of our clients “feel their best”. We take an integrative approach to health optimization and longevity by providing comprehensive wellness treatment plans, services, and products to our clients. We partner with clients looking to proactively manage and restore their health and focus on comprehensively improving how they feel. Nava’s approach to integrative wellness combines conventional and natural treatments and services, with modality experts working together as a team to help prevent and treat disease. We believe that by offering innovative approaches that do not only treat the symptoms but that encompass the root causes of illness, we can not only treat chronic disease but help to prevent disease progression, increase longevity and improve quality of life.
Nava has built a business that prioritizes client outcomes, on a platform that was designed for national scalability.
•
Proprietary Algorithms:   Data-driven protocols create system-generated CVPs that we believe deliver consistent and effective client outcomes.

•
Multi-Touch Experience:   The Nava experience is designed for maximum client touchpoints across the platform, ensuring clients develop relationships with the full Nava team beyond a specific healthcare provider, which we believe improves client retention and drives more successful health outcomes for our clients.

•
Innovative Platform:   Nava’s system is innovative and adaptive, ensuring that the latest products, services, and treatments are made available in response to clients’ most required needs.

•
Data-Driven Economics:   We believe Nava’s utilization of multiple sources of data ensures an optimal return on investment for our clients, resulting in superior unit — and client — economics.

•
Full Vertical Integration:   Nava’s platform is fully integrated and includes an in-house diagnostic laboratory, board-certified physicians, acupuncturists, massage therapists, life coaches, IV micronutrient therapy, hyperbaric oxygen therapy, aesthetics services, and nutrition supplements, which are available at our on-premises locations and through our website.

NAVA
HEALTH

DATA DRIVEN PROTOCOLS

- Multi-touch business model
- System generated
- Enterprise wide

1 DATA GATHERING

- First Time Visits (V1s)
- Proprietary Assessment
- Wellness Checkups
- Patient Goals & History
- Comprehensive Diagnostic Testing

2 PROPRIETARY ALGORITHM

- Develop Diagnosis
- Develop Treatment Plan
- Create Custom Vitality Plan

3 WELLNESS DIAGNOSTIC

- One Hour Client Consultation with Practitioner
- Review All Data
- Discuss Treatment Plan
- Schedule Services
- Recommend Retail Products

4 TREATMENT PLAN

- Therapies (Massage, IV, Accupuncture, Hyperbaric)
- Memberships
- Hormone Therapies
- Functional Nutrition Programs
- Retail Products

Advanced Diagnostics
Nava works to make innovative diagnostic tools available to clients, when searching for the root cause of client health issues. Our advanced diagnostic testing can include, but is not limited to, the following:
•
Comprehensive Wellness Diagnostic

•
Food Allergy, Food Sensitivity, Inhalant

•
Adrenal Function Profile

•
Brain Chemistry Profile

•
Comprehensive Risk Profile

•
GI-Mapping (Stool Analysis)

•
Organic Acids Profile

•
Micronutrient Profile

•
Complete Thyroid Panel

•
Integrative Wellness Check Up (semi-annual checkup or ongoing monitoring while on treatment protocol)

•
Heavy Metal Testing

•
Allergy Scratch Testing

•
EEG Neuro Scanner

•
Ultrasound

•
Sibo Breath Testing

Market Trends
We believe Nava has positioned itself to capitalize on the rapidly increasing needs of Americans to deal with a variety of health issues that traditional healthcare systems have long undervalued or ignored. HSA/FSA plans are growing in popularity as consumers take control of their healthcare spending and are more discerning of where they spend. McKinsey & Company found that today’s consumer views wellness across six dimensions: better health, better fitness, better nutrition, better appearance, better sleep and better mindfulness — all of which are areas that Nava can and does address. According to McKinsey & Company, beauty, personal care and healthy eating are considered key sectors of the global wellness industry and Nava continues to tailor its messaging and marketing objectives to address these sectors.
Because, as McKinsey and Company found, consumers care deeply about wellness, we believe consumers will begin to concentrate on preventive & integrative medicine. The global market for preventive healthcare, including technologies and services, is predicted to reach $287 billion by 2027, expanding at a CAGR of 9.7% over the forecast period, driven by government initiatives and support, coupled with growing public awareness of preventative healthcare (iHealthcareAnalyst, Inc, 2022).
According to the 2018 National Health Interview Survey:
•
60% of all adults in the US have at least one chronic illness.

•
70% of all deaths in the US are attributed to chronic illness.

Further, an article titled “Inflammation: The Common Pathway of Stress-Related Diseases” by YZ Liu, YX Wang and CL Jiang, concluded that 75-90% of chronic illness is caused by inflammation and an article titled “Prevention of Chronic Disease by Means of Diet and Lifestyle Changes” by WC Willett, JP Koplan, R Nugent, et al. stated that 80% of all chronic illness can be prevented. Chronic diseases also cost more for patients, with the National Center for Chronic Disease Prevention and Health Promotion finding in a 2015 study titled “Costs of Chronic Diseases at the State Level: The Chronic Disease Cost Calculator” that patients with multiple chronic diseases incurred medical costs of approximately $38,000 as opposed to patients without chronic diseases who incurred medical costs of approximately $2,000. The Centers for Medicare and Medicaid reported that the cost of managing these conditions takes up 75% of $4.1 trillion national healthcare expenditures. The Centers for Medicare and Medicaid estimates this to grow to $6.8 trillion by 2028.
With the rising prevalence of lifestyle-related diseases and other chronic diseases and the availability of innovative diagnostic devices capable of early detection, we expect Nava’s services and products to continue growing organically.

Value Propositions

NAVA
HEALTH

VALUE PROPOSITIONS

1. Nava specializes in root cause medicine to help our clients achieve their wellness goals, not just treat symptoms.

2. Nava rejects a one-size-fits-all approach, using artificial intelligence to drive truly personalized wellness plans for each client.

3. Nava continually innovates in technology, medical and therapeutic modalities to deliver the most progressive and effective wellness plans.

How the Nava Method Works
Nava is built on a series of connected proprietary processes, technology, and methodology. “The Nava Method” is a unique three-step process utilized for every client that includes the following steps:
(1)
conducting a comprehensive client assessment, which includes extensive diagnostic testing, a proprietary health assessment, a review of medical history and defining client goals;

(2)
using our proprietary software, “Nava Client”, to aggregate and analyze client health data; and

(3)
developing a CVP for each client.

From this process, each client is provided with a personalized roadmap to wellness, including recommended Nava therapies, services, and nutraceuticals. Generally, CVP’s focus on how individual clients can be successful addressing “The Nava 5”, which we believe is foundational to achieving wellness.
The Nava 5 describes the five pillars of Nava’s protocols that we feel are the key principles of health and are foundational to achieving wellness: (i) hormone balance and sexual health, (ii) stress management and life balance, (iii) restorative sleep, (iv) inflammation control and (v) healthy weight and digestion. These five areas represent some of the most common complaints and are symptoms that are often associated with non-communicable diseases (NCDs) which include chronic conditions like diabetes, cardiovascular diseases, and chronic respiratory conditions.
The Nava 5 correlates to the leading symptoms associated with chronic illness as reported by our clients. These symptoms include:
•
Hormone Imbalance/ Issues

•
Menopause/ Andropause Symptoms

•
Night Sweats/ Hot Flashes

•
Decreased Muscle Mass

•
Chronic Fatigue/ Low Energy

•
Weight Gain/ Obesity

•
Sleep Issues/ Insomnia

•
Digestive Issues

•
Brain Function/ Memory and Focus Issues

•
Chronic Pain

•
Low Libido/ Sex Drive

•
Anxiety/ Mood/ Stress/ Depression

We deliver a wide variety of products and services to our clients, striving to uncover the root causes of a client’s healthcare issues and meet their individual wellness goals for longevity. The Nava array of therapies, services, and products align to the rise in chronic illness. The Nava 5, directly addresses the more common symptoms that stem from chronic illnesses.
We believe that The Nava 5 align with emerging market trends, effectively positioning Nava as a root cause preventative and integrative healthcare provider. According to market analysis reports, each market is anticipating significant expansion over the next decade or more based on the below described projected CAGR.
1.
Hormone Balance and Sexual Health

a.
The U.S. sexual wellness market size value in 2022 was $11 billion, with a revenue forecast of $19.9 billion in 2030 (Grand View Research).

b.
The U.S. sexual wellness market size is expected to expand at a CAGR of 7.67% from 2022 to 2030 (Grand View Research).

c.
The global hormone replacement therapy market size was valued at $21.25 billion in 2022 and is projected to grow at a CAGR of 6.4% in the 2022-2030 period (Grand View Research).

2.
Stress Management and Life Balance

a.
The global stress management treatments market is expected to grow from a $17.2 million market in 2019 to a $20.6 billion by 2024 (BCC Research).

b.
The global stress management market is projected to grow at a CAGR of 3.7% during the forecast period of 2019-2024 (BCC Research).

3.
Restorative Sleep

a.
The sleep disorder market size exceeded $13.3 billion in 2020 and is estimated to grow at a CAGR of 6.6% for the period of 2021-2027 (Global Market Insights).

4.
Chronic Disease Management

a.
The global market for chronic disease management therapeutics and device technologies is expected to grow from $391.8 billion in 2021 to $553.0 billion by 2026 (BCC Research).

b.
Global chronic disease management market size is projected to grow at 7.1% CAGR for the period of 2021-2026 (BCC Research).

c.
The global autoimmune disease therapeutics market was valued at $109.833 billion in 2017 and is projected to reach $153.320 billion by 2025 (Allied Market Research)

d.
The global autoimmune disease therapeutics market is expected to grow at a CAGR of 4.2% from 2018 to 2025 (Allied Market Research).

5.
Healthy Weight and Digestion

a.
The global weight management market size was valued at $142.6 billion in 2022 and is projected to grow at a CAGR of 9.7%. for the period of 2022- 2030 (Grand View Research).

b.
The global gastrointestinal therapeutics market size was valued at $51.9 billion in 2016 and is slated to expand at a CAGR of 6.6% over the forecast period of 2018-2025 (Grand View Research).

Step 1: Comprehensive Client Assessment
Our clients’ Nava experience begins with a comprehensive evaluation. We start with the Advanced Wellness Assessment, a 30-minute appointment with a Nava medical practitioner. During the assessment, clients answer a series of proprietary questions developed by Nava which helps us understand the client’s lifestyle and wellness goals. During this assessment, the client also provides samples for diagnostic testing, as described below, and our medical practitioners review and discuss the client’s medical history. This information is unique for every individual client and is crucial to getting an accurate conception of our client’s individual needs. By pinpointing symptoms and areas where a client desires improvement, our team can help guide our clients’ goals of achieving better overall health.
We then perform diagnostic testing, which measures up to 390 biochemical markers and is designed to help identify the root cause of symptoms and conditions our clients may be experiencing. These comprehensive panels test for advanced sex hormones, fertility and the full function of the client’s reproductive health, sugar (glucose) levels, kidney function, liver function, vital minerals, vitamins, complete blood count, tumor markers, imbalances and deficiencies, signs of inflammation, food sensitivities and advanced thyroid levels, which can impact a client’s weight, energy levels, and cognitive function.
Step 2: Nava Client
Nava Client, our proprietary software that underlies The Nava Method and is used to create each client’s CVP, was developed by a team of medical practitioners and software engineers to improve diagnostic efficiency. Nava Client helps deliver personalized, data-based medical and chronic disease prevention and treatment plans to our clients. For example, the aggregation and analysis of comprehensive medical data, including data from our extensive diagnostic testing, the client’s medical history, practitioner knowledge and the latest modality studies, performed by Nava Client will highlight critical health data signals for our medical practitioners to address. This allows our health practitioners to evaluate and recommend optimal treatment protocols for each client in their CVP and provides continuity in care across health practitioners and services within Nava. Nava Client allows us to be methodical and consistent in evaluating and treating clients, giving insight into understanding quality of care, improving treatment methods, and tracking client results, which we believe ultimately yields better results for our clients.
Step 3: Custom Vitality Plan
Following the diagnostic testing, our clients attend a Comprehensive Wellness Diagnostic, a one-hour appointment with a Nava medical practitioner where our clients discuss their lab work results and our recommendations contained in the CVP. This visit has two key components, the root cause review and the CVP review. During the root cause review, our clients obtain a full picture of their current health status based on their Advanced Wellness Assessment and diagnostic testing. During this review, our medical practitioners discuss the leading cause(s) of the client’s symptom(s) and help connect the client’s symptoms with underlying imbalances and deficiencies as seen in the diagnostic testing results that may be triggering those conditions. During the CVP review, our medical practitioners discuss and answer questions regarding the client’s individualized evidence-based treatment plan, which addresses the client’s specific symptoms, medical needs, and personal goals. In this meeting, Nava medical practitioners work with our clients to further tailor the CVP to ensure the treatment plan is sustainable for the client.

NAVA Custom Vitality Plan

HEALTH & VITALITY CENTER

Judy Testbluhm3'
Modified on **7/26/2017**
Created on **11/17/2016**

Goals

1. Optimize your hormones	3. Have less pain
2. Feel better/ have more energy	

Hormone Balance & Sexual Health

Healthy Weight & Digestion

Stress Management & Life Balance

Restorative Sleep

Inflammation Control

Recommended Treatments

Treatment	Addresses Goals	Supported by Personal Assessment	Related Lab Results	Treatment Details	Client Action Plan
Hormone Optimization Plan	•	•	FSH	• BioResponse DIM - *150mg 1x/day* • Estrogen Pellets • Progesterone Capsule - *100mg at bedtime*	
Adrenal Recharge	•	•		• Adrenal Support - *one capsule 2x/day* • Micro-Nutrient Profile	
Sleep-Continuity Restore		•		• Sleep Support - *2/3 of dropper under tongue for 90 seconds and swallow before bed*	
Sleep-Quality Restore		•		• Kavinace - *1-2 capsules before bed*	
Anxiety Support		•		• Adrenal Support - *one capsule 2x/day*	
Focus Support		•

Membership Model
Nava operates primarily through a membership model, where after clients receive their CVP, they are required to join our membership in order to continue to receive our services. To become a member, our clients pay an annual concierge fee and a monthly membership fee. Nava clients may cancel their membership at any time. We also provide Nava clients with the flexibility to upgrade or downgrade their membership as needed.
Currently, Nava offers two membership tiers, the “Nava Medical Tier” and the “Nava Preferred Tier”. The Nava Medical Tier includes access to our therapy services, access to our medical services, discounts on services, treatments and therapies, and access to Nava Live, our virtual medical center. The Nava Preferred Tier includes a waiver of the annual concierge fee, access to our therapy services, access to our medical services, discounts on all services, treatments and therapies, access to NavaLive, an additional 10% discount on all nutraceuticals and supplements, free shipping for all nutraceuticals, double rewards for client referrals and two $89.00 wellness credits each month that may be applied toward all services, treatments, packages, co-pay, co-insurance, and deductibles.
Growth Drivers
Marketing:   We believe Nava new client acquisition will be achieved by expanding marketing. We plan to expand our marketing efforts by extending the geographical bounds of our marketing past the areas surrounding our current centers using our existing online channel and telehealth platforms, utilizing third-party marketing partners, and extending our target demographics to those younger than 40 and older than 60. We also plan to improve our database marketing efforts, increase pay-for-performance digital efforts, highlight new product innovations and raise our brand awareness throughout the United States through referral incentive programs, organic and paid social media advertising and other paid digital marketing tactics that support efficient down funnel direct response efforts.
Expectations of fully digitized, convenient and efficient healthcare experiences:   According to a study conducted by Deloitte on the future of healthcare, medical providers that prioritize digital adoption and put their consumers at the center of their efforts will be well positioned for the future. We believe that Nava’s client focused process, CVP and use of advanced technology can position Nava at the forefront of the demand for digital and convenient, client-centric wellness services.
Growing social acceptance and understanding of preventative and holistic medicine:   We believe there is a movement toward preventative health in the United States, with increasingly more consumers seeking ways to preserve and protect their health in addition to treating symptoms. Interest in complementary and alternative medicine (“CAM”) is rising in the United States, as evidence by a 2020 study by the National

Institute of Health which found that 62.5% of people under age 40 with breast cancer were using some form of CAM and a 2017 National Health Interview Survey which reported an uptick in U.S. adults using yoga, meditation, and chiropractors over five years. We believe that Nava’s integrated protocols offer clients an accessible entry point to try CAM and positions us to tap into this demand trend, offering integrative solutions that blend traditional medicine with complementary, holistic therapies.
Consumer demand trends:   Current consumer demand trends are forcing material shifts in healthcare such as the demand for convenient, affordable, and personalized care options. Out of pocket healthcare costs continue to rise for consumers. With increasing financial accountability, consumers are taking a more proactive stance on their quality of care. The increasing expectations of consumers will help us determine how to expand the treatment options available to our clients.
Rise in chronic illness:   The American Hospital Association has noted that an increasing number of Americans are coping with chronic health conditions, with an estimated 133 million Americans suffering from at least one chronic illness, a figure that is 15 million higher than just a decade ago, and by 2030, this number is expected to reach 170 million. According to the National Association of Chronic Disease Directors, “[h]ealthcare costs for people with a chronic condition average $6,032 annually — five times higher than those without such a condition”. Due to the increased cost to chronic disease patients, we believe these patients are looking for better and more effective ways to spend their healthcare dollars, including alternatives that prevent illness and treat illness at their root cause. We expect that the rise in chronic illness will increase consumer demand for the alternative or additive medical solutions that Nava offers.
Key demographic growth:   Americans aged 57 – 75 are expected to strain existing medical resources in the United States. While this generation continues to retire in record numbers, we anticipate that the demand for increased access to healthcare and innovative healthcare options will grow. We believe Nava is well-positioned to help address the medical needs of this demographic. Based on a US News Market Insights report, this demographic, also referred to as “baby boomers”, holds 70% of the disposable income in the United States, making them a target prospect for Nava services.
Competition
The wellness market is dynamic from a competitive perspective. It is characterized by rapid and substantial technological development and product innovations. Many of our competitors are large, experienced companies that have substantially more resources and brand recognition than we do. Some of these competitors offer similar services (including competitors who may charge less for such services than we do) and others provide alternative services that are less expensive than our procedures. Competing in the wellness market could result in price-cutting, reduced profit margins, and limited market share, which would harm our business, financial condition, and the results of operations.
Competitive Strengths
We believe that Nava is poised to take advantage of gaps in traditional healthcare, offering personalized plans that address existing conditions while creating plans to preserve and protect overall health. The Boomer effect is an opportunity that Nava is prepared to capitalize on, with the rise in chronic health conditions overwhelmingly impacting baby boomers.
Nava Health attributes its success to the following strengths:
•
Functional Medicine Experts:   Our physicians, acupuncturists, massage therapists, nutritional counselors, and others are highly trained experts in their respective fields and are committed to working together as a team of providers to make functional medicine more accessible to our clients. Nava practitioners work with each other and our clients to simplify the intricacies of complex CVPs that require a variety of treatments, appointments and care from multiple practitioners. This in turn builds relationships between our clients and their practitioners, and trust between our clients and the Nava brand. We believe this helps to insulate Nava from client attrition related to a single practitioner and allows Nava to offer functional solutions to clients’ overall health concerns.

•
Vertically Integrated Approach:   Nava clients benefit from our services, which integrate conventional medical and holistic methodologies, therapies, and the expertise of functional experts, all being housed under one roof. Our unique approach provides clients with a single resource to address a multitude of aspects of wellness, building deeper relationships between our clients and healthcare providers and between our clients and Nava, saving client’s time, and increasing client utilization and the long-term value of each client. Many of our diagnostics and treatment protocols are also virtually available, which we believe increases our client’s ability to conveniently access Nava as their primary resource to address all aspects of wellness. Telemedicine enables Nava to extend our reach beyond our brick-and-mortar location service areas and aligns us with growing consumer preference for digital engagement and virtual-care.
•
Operational Efficiencies and Value Generation:   We believe medical practices in conventional healthcare are operationally inefficient. Because insurance providers are driving the bulk of the marketing for new patients, patient experience is not traditionally a priority. Nava addresses these gaps in the traditional healthcare space by focusing on operational efficiencies, including (i) responsible appointment scheduling with no extended wait times due to our integrative model creating an agnostic relationship between client and practitioner and (ii) prioritizing the client experience, from easy online scheduling to creating a spa-like atmosphere in all of our locations and performing in-house lab work. We approach every aspect of the business, from client experience to purchasing critical equipment, with a view to long-term profitability and growth and creating sustainable value generation.

•
Data-Driven Functional Medicine:   Nava leads with data. We aggregate signal data using a comprehensive panel of diagnostic tests, including serological, stool and urine tests, as well as proprietary health assessment, client medical history, and personal goals to fuel our wellness assessment and the subsequent CVP. These data inputs inform our team of functional medical experts to detect and diagnose root cause issues, transcending the treatment of symptoms alone. Because Nava’s approach to functional medicine is data-led, we can deliver integrated insights efficiently and accurately to our clients through an optimized CVP

•
Proprietary Fueled Protocols:   Nava Client, our proprietary machine-learning tool, fuels each client’s CVP. Nava Client incorporates diagnostic client data, client medical history, practitioner knowledge, modality study intelligence, and actual client outcomes to formulate an optimal treatment plan for each client. We believe using Nava Client helps minimize human bias and error and ensures that each client’s treatment is customized based on their diagnostic profile. Nava Client also continually learns with the input of new data, such as updated lab work and client-reported progress, and adjusts the CVP based on this input, which we believe spurs innovative treatment solutions for our clients and reinforces the integrative model for each CVP.

•
Membership Model:   Currently, Nava offers two membership tiers, the “Nava Medical Tier” and the “Nava Preferred Tier”. The Nava Medical Tier includes access to our therapy services, access to our medical services, discounts on services, treatments and therapies, and access to Nava Live, our virtual medical center. The Nava Preferred Tier includes a waiver of the annual concierge fee, access to our therapy services, access to our medical services, discounts on all services, treatments and therapies, access to NavaLive, an additional 10% discount on all nutraceuticals and supplements, free shipping for all nutraceuticals, double rewards for client referrals and two $89.00 wellness credits each month that may be applied toward all services, treatments, packages, co-pay, co-insurance, and deductibles.

•
Indigenous CLIA Lab Services:   Nava’s integrated lab services drive revenue for the Company while ensuring optimal results for clients.

•
Integrated Retail:   The Company’s branded products and premium-grade nutraceuticals drive additional high-margin revenue.

•
Hybrid Insurance Model:   We accept insurance and cash depending on the treatment/therapy.

Growth Strategies
Nava’s growth strategy is consistent with our cultural growth mindset. We plan to expand geographically, technologically, and therapeutically.
We anticipate focusing on geographic expansion through both developing new Nava centers and acquiring complementary practices or business lines. Our acquisition strategy is centered on acquiring wellness centers in geographic locations where Nava currently has no footprint or has a virtual footprint with capabilities that are highly scalable and that are complementary to our business model, as well as acquiring lines of business that can be easily integrated into the Nava model, for example, lab facilities or labs with additional testing capabilities.
Our centers are approximately 4,000 square feet each and are typically open five to six days per week from 9 am to 5 pm. Certain centers may operate outside of typical hours to accommodate client schedules. Our centers are typically staffed by health coaches, administrative staff, registered nurses, nurse practitioners, physician’s assistants, physicians, nutritionists, massage therapists, acupuncturists, and medical technicians.
We use a disciplined approach when opening de novo centers and conduct extensive diligence of potential markets through social research and economic analysis of each market. Our target markets include affluent metropolitan and suburban areas with populations exceeding two million people. We conduct in-person site visits to proposed center locations.
Key Requirements:

Each location must lie within a 25-minute radius of at least 50,000 households that meet the following requirements:
•
Residents over 40 years old

•
Female in Household

•
Average Household Income >$100k

•
Average Individual Income per Household >$48k

Buildout
•
From lease negotiation through construction and opening, each new store will take approximately 6 months to properly build out and outfit, at a cost of approximately $650,000

•
Each location is built to highly specified requirements to maximize Nava’s shared resources and reduce fixed costs across the company

Staffing and Training
Each location requires approximately 5 full-time Nava employees: a single physician, two registered nurses, plus two front desk/operational staff members. The remainder of the Nava personnel, including acupuncturists and massage therapist, are variable, part-time employees. All new personnel will be trained together at the Columbia location and virtually. Training typically takes between 4 – 8 weeks, with ongoing education continuing throughout employment, depending on the position of the personnel.
Nava is, at its core, a health IT company.   Growth through continued technological innovation and adoption of synergistic technology is fundamental to our growth strategy, including improving Nava Client, continually evaluating diagnostic testing advances and developing synergistic technologies. This includes mobile applications and the continued expansion of Nava telehealth capabilities and the utilization of Nava centers as a force multiplier, designed to drive clients in the regions surrounding each center to the broader platform, rather than to a specific center.
Integrated Telehealth
Since early 2018, Management has viewed Nava’s telehealth platform as a key driver of the Company’s growth plan, both in terms of maximizing its client reach and in optimally leveraging the Company’s resources to drive profitability.
While Nava’s locations act as regional hubs designed to maximize client comfort and access, Nava’s virtual capabilities are the driver behind Nava’s reach and flexibility. Because of its heightened flexibility, our telehealth platform enables us to leverage our most in-demand health practitioners efficiently while ensuring that each location’s physical locations are fully monetized. In addition to our telehealth services, our full line of premium grade nutraceuticals and supplements are also available through our website. As the COVID-19 pandemic has proven, the flexibility of tele-medicine is an immeasurably valuable tool in modern healthcare.
We continually evaluate new and innovative treatments and therapies to identify complementary services and products that align with staffing objectives and associated protocols. We currently expect that our strategic addition of services to include acquiring equipment to execute new therapies, executing training on new services and treatments, adding retail products to support client protocols and meet changing client demand and expanding service offerings.
Expansion of therapeutic services, treatments, and products.
Nava remains committed to evolving our protocols with new therapeutic support options, innovative and complementary services, and products. Examples of expansion include new aesthetics equipment and treatments, remote monitoring technology, more diagnostic testing and new nutraceuticals. New treatments are determined based on client demand, efficacy, cost effectiveness and scalability.
Practice Structure
Due to the prevalence of the corporate practice of medicine doctrine, including in the states where we conduct our business, our affiliated physicians and other licensed practitioners are organized in traditional physician practice group structures.
In accordance with applicable state laws, our physicians have exclusive control and responsibility for all clinical decision-making and the provision of medical care to clients. Nava Medical is set up as a legal entity, separate from Nava, organized in accordance with applicable state laws regarding the types of entities that may operate a physician practice group. Nava Medical is owned by a licensed, qualified physician. Our structure enables more effective and efficient sharing of results among our licensed practitioners.
Nava Medical contracts with physicians and other healthcare providers to provide wellness services to its clients. Each such physician and other practitioner must hold an active license to practice medicine in the state where they provide services. As part of the MSA (as described below) Nava is generally responsible for billing clients for services rendered by Nava Medical’s physicians and other practitioners. Subject to applicable state laws governing enforceability of restrictive covenants relating to physicians, our physicians contracted by Nava Medical have agreed not to compete during the applicable contracted period and have agreed not to use or disclose our proprietary information, even after the terms of their respective engagements.
Management Services Agreements
We have entered into the MSA with Nava Medical, under which Nava provides Nava Medical with exclusive, administrative, management and other business support services, including, but not limited to, billing and collection, accounting, legal, human resources, information technology, compliance and recruiting assistance (the “Management Services”). Nava Medical retains exclusive control and responsibility for all clinical aspects of the practice of medicine and the delivery of medical services and for contracting with all physicians and other licensed professionals providing medical and healthcare services to clients through Nava Medical. The MSA is long-term in nature, with an initial term of five years that automatically renews for successive five year terms unless either party provides notice not to renew before the end of the then-current term, subject only to a right of termination in the case of uncured material breach. Under the terms of the MSA, and subject to state laws and other regulations governing professional fee-splitting, Nava is paid a monthly fee equal to fifty percent (50%) of Nava Medical’s net revenue for the applicable month. For purposes of this calculation, “net revenue” for any month means the aggregate revenues of Nava Medical minus the reserve (an amount determined by the parties from time to time to account for write-offs, operational needs, and similar expenses), generated from provision of services to clients, the sale by Nava Medical of prescription drugs and any other income generated by Nava Medical as a result of professional services and products to clients. In addition, Nava Medical has also agreed to reimburse us for certain expenses at cost-plus ten percent (10%) to cover pass-through expenses.
Membership Transfer Restriction Agreement
Dr. Lord is the sole director, officer, and owner of Nava Medical. We have entered into a Membership Transfer Restriction Agreement with Dr. Lord which (i) prohibits Dr. Lord from freely transferring or selling his interests in Nava Medical, (ii) provides for the ability to add a second physician owner to help ensure continuity of the Nava Medical, and (iii) provides that the ownership interests of the physician owners will automatically be transferred to another licensed professional designated by us in accordance with the terms of the Membership Transfer Restriction Agreement upon the occurrence of certain events, which include, but is not limited to, the physician owner’s death, the physician owner is determined to be incompetent or permanently disabled, the physician owner’s license to practice medicine being revoked or terminated, the physician owner becomes excluded from any federal health care program, the physician owner is convicted of any felony, the physician owner is no longer qualified to be an owner of Nava Medical, the physician owner attempts to transfer any membership interest of Nava Medical, the physician owner ceases to be to be an independent contractor or employee of Nava and the physician owner’s notice of their desire to no longer be a member of Nava Medical.
Governmental Regulation
Our business and the healthcare industry generally are highly regulated. While we believe that we have structured our agreements and operations in material compliance with applicable healthcare laws and regulations, there can be no assurance that we will be able to successfully address changes in the current regulatory environment or changes in interpretation of existing laws and regulations. We believe that our business operations materially comply with applicable healthcare laws and regulations. However, some of the healthcare laws and regulations applicable to us are subject to limited or evolving interpretations, and a review of our business or operations by a court, law enforcement or a regulatory authority might result in a determination that could have a material adverse effect on us. Furthermore, the healthcare laws and regulations applicable to us may be amended or interpreted in a manner that could have a material adverse effect on our business, prospects, results of operations and financial condition.
Licensing, Medical Practice, Certification
The practice of medicine is subject to various federal, state and local certification and licensing laws, regulations, approvals and standards, relating to, among other things, the interactions with patients, the appropriateness of medical care (including the provision of remote care and consultations), equipment, personnel, operating policies and procedures, and prerequisites for prescribing medication, ordering tests and performing other professional services.
Physicians and other licensed professionals who provide healthcare services to patients must hold a valid license to practice medicine or otherwise be certified or qualified to provide the licensed professional service in the state in which the patient is located. Failure to comply with these laws and regulations could result in licensure actions against the professionals, rendered services being found to be non-reimbursable, or prior payments being subject to recoupments and can give rise to civil, criminal or administrative penalties. Our centers are operated as physician office-based practices, which generally rely on the licenses of the physicians performing medical services through Nava Medical at our locations, as well as other permits and licenses including Clinical Laboratory Improvement Amendments (“CLIA”) certifications, medical waste permits, and local operating permits. Our ability to operate profitably will depend in part upon our centers, Nava Medical and their physicians obtaining and maintaining all necessary licenses and other approvals and operating in compliance with applicable healthcare regulations. Failure to do so could have a material adverse effect on our business.
Our centers are subject to other federal, state and local laws dealing with issues such as occupational safety, employment, medical leave, insurance regulations, civil rights, discrimination, building codes and other environmental issues. Federal, state and local governments are expanding the regulatory requirements on businesses like ours. The imposition of these regulatory requirements may have the effect of increasing operating costs and reducing the profitability of our operations.
State Corporate Practice of Medicine and Fee-Splitting Laws
Many of the states in which we operate or may in the future operate, prohibit entities owned by non-physicians from practicing medicine; or prohibit nonphysicians from exercising control over physicians, employing physicians, or otherwise interfering with the independent professional judgment of physicians or other licensed professionals. This prohibition on the corporate practice of medicine, is intended to prevent unlicensed persons from interfering with the practice of medicine by licensed physicians or interfering in any way with the independent professional judgment of physicians as it pertains to patient treatment and related clinical matters. Activities other than those directly related to the delivery of healthcare may be considered an element of the practice of medicine in many states. In certain states where we currently, or in the future, may operate, the corporate practice of medicine doctrine and other licensed professions restrictions may be implicated by decisions and activities such as contracting, setting rates and the hiring and management of clinical or licensed personnel. Many states also have regulations that prevent professional fee-splitting, which is the unlawful sharing of professional fees with unlicensed persons or entities owned by unlicensed persons, often in connection with referrals or other business generated by such persons. Corporate practice of medicine and fee splitting laws and rules vary from state to state and are not always consistent. In addition, these requirements are subject to broad interpretation and enforcement by state regulators. Thus, regulatory authorities or other persons, including Nava Medical’s contracted physicians or our competitors, may assert that, notwithstanding the careful structuring of our management arrangements, that we are engaged in the corporate practice of medicine or that the fees earned by us under our contractual arrangements with Nava Medical constitute unlawful fee splitting. In such event, failure to comply could lead to adverse judicial or administrative action against us and/or our practitioners, civil, criminal or administrative penalties, receipt of cease and desist orders from state regulators, loss of provider licenses, the need to make changes to the terms of engagement with Nava Medical (or their terms of engagement with their contracted physicians), in each case that interfere with our business, our profitability and may have other materially adverse consequences.
Healthcare Fraud and Abuse Laws
We are subject to a number of federal and state healthcare regulatory laws that restrict certain business practices in the healthcare industry. These laws include, but are not limited to, federal and state anti-kickback, false claims, self-referral and other healthcare fraud and abuse laws.
The federal Anti-Kickback Statute, or AKS, prohibits, among other things, knowingly and willfully offering, paying, soliciting or receiving remuneration, directly or indirectly, in cash or kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under federal and state healthcare programs such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. The AKS includes statutory exceptions and regulatory safe harbors that protect certain arrangements. Failure to meet the requirements of the safe harbor, however, does not render an arrangement illegal. Rather, the government may evaluate such arrangements on a case-by-case basis, taking into account all facts and circumstances, including the parties’ intent and the arrangement’s potential for abuse, and may be subject to greater scrutiny by enforcement agencies.
The Stark Law prohibits a physician who has a financial relationship, or who has an immediate family member who has a financial relationship, with entities providing designated health services, (“DHS”), from referring Medicare and Medicaid patients to such entities for the furnishing of DHS, unless an exception applies. The Stark Law also prohibits the entity from billing for any such prohibited referral. Unlike the AKS, the Stark Law is violated if the financial arrangement does not meet an applicable exception, regardless of any intent by the parties to induce or reward referrals or the reasons for the financial relationship and the referral.
The FCA prohibits a person from knowingly presenting, or caused to be presented, a false or fraudulent request for payment from the federal government, or from making a false statement or using a false record to have a claim approved. The FCA further provides that a lawsuit thereunder may be initiated in the name of the United States by an individual, a “whistleblower,” who is an original source of the allegations. Moreover, the government may assert that a claim including items and services resulting from a violation of the AKS or the Stark Law constitutes a false or fraudulent claim for purposes of the civil False Claims Act. Penalties for a violation of the FCA include fines for each false claim, plus up to three times the amount of damages caused by each false claim.
Further, the Civil Monetary Penalties Statute authorizes the imposition of civil monetary penalties, assessments and exclusion against an individual or entity based on a variety of prohibited conduct, including, but not limited to offering remuneration to a federal healthcare program beneficiary that the individual or entity knows or should know is likely to influence the beneficiary to order or receive healthcare items or services from a particular provider.

HIPAA also established federal criminal statutes that prohibit, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors, and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the AKS, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.
Several states in which we operate have also adopted similar fraud and abuse laws as described above. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Some state fraud and abuse laws apply to items or services reimbursed by any payor, including patients and commercial insurers, not just those reimbursed by a federally funded healthcare program, including California’s anti-kickback statutes and the Physician Ownership and Referral Act of 1993.
Violation of any of these laws or any other governmental regulations that apply may result in significant penalties, including, without limitation, administrative civil and criminal penalties, damages, disgorgement, fines, additional reporting requirements and compliance oversight obligations, contractual damages, the curtailment or restructuring of operations, exclusion from participation in governmental healthcare programs and/ or imprisonment.
Healthcare Reform
In the United States, there have been, and we expect there will continue to be, a number of legislative and regulatory changes to the healthcare system, many of which are intended to contain or reduce healthcare costs. By way of example, in the United States, the ACA substantially changed the way healthcare is financed by both governmental and private insurers. Since its enactment, there have been judicial, executive and Congressional challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an executive order initiating a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare. It is unclear how other healthcare reform measures of the Biden administration or other efforts, if any, to challenge, repeal or replace the ACA will impact the ACA or our business.
In addition, other legislative changes have been proposed and adopted since the ACA was enacted. These changes included aggregate reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013 and, due to subsequent legislative amendments to the statute, will remain in effect through 2030, unless additional Congressional action is taken. In addition, on January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, reduced Medicare payments to several providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.
CMS, through the Centers for Medicare and Medicaid Innovation, or CMMI, has implemented or has announced plans to implement numerous demonstration models designed to test value-based reimbursement models. There likely will continue to be regulatory proposals directed at containing or lowering the cost of healthcare. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue or attain growth, any of which could have a material impact on our business.
Further, healthcare providers and industry participants are also subject to a growing number of requirements intended to promote the interoperability and exchange of patient health information. For example, on April 5, 2021, healthcare providers and certain other entities became subject to information blocking restrictions pursuant to the Cures Act that prohibit practices that are likely to interfere with the access, exchange or use of EHI, except as required by law or specified by HHS as a reasonable and necessary activity. Violations may result in penalties or other disincentives. It is unclear at this time what the costs of compliance with the new rules will be, and what additional risks there may be to our business.

Privacy and Security
Numerous state, federal and foreign laws, including consumer protection laws and regulations, govern the collection, dissemination, use, access to, confidentiality and security of personal information, including health-related information. In the United States, numerous federal and state laws and regulations, including data breach notification laws, health information privacy and security laws, including HIPAA, and federal and state consumer protection laws and regulations (e.g., Section 5 of the FTC Act), that govern the collection, use, disclosure, and protection of health-related and other personal information could apply to our operations or the operations of Nava Medical. For example, HIPAA imposes obligations on “covered entities,” including certain healthcare providers, health plans, and healthcare clearinghouses, and their respective “business associates” that create, receive, maintain or transmit PHI for or on behalf of a covered entity, as well as their covered subcontractors with respect to safeguarding the privacy, security and transmission of protected health information, or PHI. Entities that are found to be in violation of HIPAA, whether as the result of a breach of unsecured PHI, a complaint about privacy practices, or an audit by the HHS may be subject to significant civil, criminal, and administrative fines and penalties and/or additional reporting and oversight obligations if required to enter into a resolution agreement and corrective action plan with HHS to settle allegations of HIPAA non-compliance. Further, state attorneys general may bring civil actions seeking either injunction or damages in response to violations of the HIPAA privacy and security regulations that threaten the privacy of state residents. There can be no assurance that we will not be the subject of an investigation (arising out of a reportable breach incident, audit or otherwise) alleging non-compliance with HIPAA in our use or disclosure of PHI.
Even when HIPAA does not apply, according to the FTC, violating consumers’ privacy rights or failing to take appropriate steps to keep consumers’ personal information secure may constitute unfair acts or practices in or affecting commerce in violation of Section 5(a) of the FTC Act. The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities.
In addition, certain state laws govern the privacy and security of personal information, including health-related information in certain circumstances, some of which are more stringent than HIPAA and many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts. Failure to comply with these laws, where applicable, can result in the imposition of significant civil and/or criminal penalties and private litigation. Privacy and security laws, regulations, and other obligations are constantly evolving, may conflict with each other to complicate compliance efforts, and can result in investigations, proceedings, or actions that lead to significant civil and/or criminal penalties and restrictions on data processing.
Legal Proceedings
During the ordinary course of business, we have become and may in the future become subject to pending and threatened legal actions and proceedings, including with respect to the quality of our services. All of the current legal actions and proceedings that we are a party to are of an ordinary or routine nature incidental to our operations, the resolution of which should not have a material adverse effect on our financial condition, results of operations or cash flows. These claims, to the extent they exceed our insurance deductibles, are covered by insurance, but there can be no assurance that our insurance coverage will be adequate to cover any such liability.
Employees
As of July 31, 2022, we employed approximately 70 full-time employees and approximately 20 part-time employees.
A number of our employees work on flexible schedules rather than full-time, which increases our staffing efficiency. As a result, these employees also do not participate in our benefits structure, which we believe reduces the relative cost of our benefits plans to us. None of our employees is represented by a collective bargaining agreement.

Properties
Our corporate headquarters is located in Columbia, Maryland, where, pursuant to the MSA, we occupy approximately 16,206 square feet under a lease held by Ascend One that expires on April 30, 2023. We use this location primarily for sales and marketing, information technology, social media content management, supply chain and logistics, finance and human resources, centralized operational functions and strategic planning.
In addition to our corporate headquarters, as of the date of this prospectus, we operate four centers from which we offer our wellness services. Our centers are located in Columbia, Maryland, where we occupy approximately 3,739 square feet under a lease that expires on January 31, 2024, Bethesda, Maryland, where we occupy approximately 4,198 square feet under a lease that expires on June 30, 2025, Fairfax, Virginia, where we occupy approximately 2,680 square feet under a lease that expires August 31, 2029 and Ashburn, Virginia, where we occupy approximately 3,200 square feet under a lease that expires September 14, 2032.
We intend to procure additional space as we hire additional employees and expand geographically. We believe that our facilities are adequate to meet our needs for the immediate future and that suitable additional space will be available to accommodate any expansion of our operations as needed.

MANAGEMENT
The following table sets forth the name, age (as of the date of this prospectus) and position of individuals serving as our directors and executive officers upon the consummation of this offering. The following also includes certain information regarding our directors’ and officers’ individual experience, qualifications, attributes and skills, and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they should serve as directors.
Name	Age	Position
Bernaldo Dancel	59	Chief Executive Officer, President and Director Nominee
Dr. Douglas Lord	82	Chief Medical Officer and Director Nominee
Chien-Chien Jacques	46	Chief Financial Officer, Treasurer and Secretary
Hyun Soo Park	56	Chief Information Officer
Suzanne Coblentz	49	Chief Marketing Officer
Zachary Dancel	31	Chief Operating Officer
Richard Kohr	63	Director Nominee
Larry Letow	61	Director Nominee
Michael Locksley	53	Director Nominee
Earl Scott	61	Director Nominee
Steven C. Snelgrove	65	Director Nominee
Executive Officers
Bernaldo Dancel is our founder and President, and has served as Chief Executive Officer since 2014. Concurrent with this Offering, Mr. Dancel is expected to be appointed to our Board of Directors. Mr. Dancel has over 20 years of experience founding and running companies. Prior to founding Nava, Mr. Dancel founded Ascend One Corporation in 1998. Through Ascend One, Mr. Dancel founded Amerix Corporation, a data services agency, in 1998, which was sold in 2013. During this time, Ascend One also founded CareOne Services, Inc., a national for-profit credit counseling company, in 2001, which was sold in 2014. In conjunction with CareOne Services, Inc., Ascend One founded 3C Incorporated, a company that sold leads generated by CareOne Services, Inc., in 2001, which he sold in 2019. In 1992, Mr. Dancel founded Genius Credit Management, a non-profit credit counseling agency. Mr. Dancel served as president and chief executive officer of Genius Credit Management from 1992 to 1998. Mr. Dancel served in the United States Air Force and received a certificate of completion from the U.S. Air Force Accounting and Finance School.
We believe Mr. Dancel’s industry knowledge as well as his leadership experience, make him an appropriate member of our Board of Directors.
Dr. Douglas Lord has served as our Chief Medical Officer since 2014. Concurrent with this Offering, Dr. Lord is expected to be appointed to our Board of Directors. Dr. Lord is also the owner of Nava Medical. Dr. Lord graduated from Loma Linda University Medical School and completed his residency program at George Washington University. He brings over 40 years-experience practicing obstetrics and gynecology, having been in private practice at Women First OB/GYN Associates from 1970-2013. Over the course of his career, Dr. Lord has developed the reputation as a highly respected practitioner and an expert in cutting-edge surgical techniques. Dr. Lord also trained at the American Academy of Anti-Aging and Regenerative Medicine and went on to study integrative medicine at the Sajune Institute of Regenerative and Restorative Medicine, bringing valuable integrative medicine expertise to Nava.
We believe Dr. Lord’s knowledge of both traditional medicine and integrative medicine, along with his institutional knowledge of Nava, make him an appropriate member of our Board of Directors.
Chien-Chien Jacques is our Treasurer and Secretary and has served as our Chief Financial Officer since May 2022. Prior to joining Nava, Ms. Jacques was the Vice President of Finance and Accounting at Vigene Biosciences, Inc, a gene therapy Contract Manufacturing Development Organization. Ms. Jacques started at Vigene in June 2019 and created the start-up’s first official accounting department and oversaw all of the financial aspects of Vigene’s purchase by Charles River Labs, Inc in June of 2021. An actively licensed CPA with a Masters Degree in Accounting and Financial Management from the University of Maryland, Ms. Jacques has held lead accounting roles for the last 10 years.
Hyun Soo Park has served as our Chief Information Officer since June 2022. From September 2020 until he became Nava’s Chief Information Officer, Mr. Park was a senior solutions architect for Eventus Solutions Group, where he conducted CCaaS strategic consulting, discovery, implementation and call flow development for various clients. Prior to that, Mr. Park was the chief technology officer at ClearOne Advantage from October 2015 to September 2020, where he was responsible for IT strategic planning, focusing on improving application performance and reliability, improving operational efficiency, building scalable systems, and implementing security controls and measures. Mr. Park previously worked in various capacities, including principal engineer and chief technology officer, for Ascend One from 1998 to 2015.
Suzanne Coblentz has served as our Chief Marketing Officer since March 2022. From 2019 until she became Nava’s Chief Marketing Officer, Ms. Coblentz was the director of digital marketing at Window Nation. Prior to that, Ms. Coblentz was the head of marketing at Go Ape USA from 2016 to 2019. Ms. Coblentz has significant marketing experience, acting as the vice president client experience at SME Digital Agency from 2014 to 2015, and as the director of digital marketing for Ascend One from 2014 to 2015.
Zachary Dancel has served as our Chief Operating Officer since March, 2022. As our Chief Operating Officer, Mr. Dancel oversees the non-medical aspects of our centers, call center, virtual front desk operations, purchasing, inventory management, product development, e-commerce sales, and fulfillment. Prior to becoming our Chief Operating Officer, Mr. Dancel occupied several critical operational leadership roles during his six years with Nava, including Director of Operations, Director of Product Development and Operations Manager. Mr. Dancel understands and evaluates Nava’s operations, including our present, practical, and future needs. In addition, Mr. Dancel has led strategic growth initiatives in his roles, including developing telemedicine capabilities, building supporting teams, managing the build out and opening of all four of our retail locations, and overseeing the conversion and rollout of our hybrid insurance model. As a result, he has directly impacted revenue growth, seeing 41% appointment growth for the 2020-2021 fiscal year, a 67% growth in new clients, and a 33% growth in retail sales for the same period. Mr. Dancel is Bernaldo Dancel’s son.
Non-Employee Director Nominees
Richard Kohr is expected to be appointed to our Board of Directors concurrently with this Offering. Mr. Kohr is a founding member and Chief Executive Officer of Evergreen Advisors, LLC, which was founded on January 2, 2000. He has over 30 years of experience in advising early-stage growth and middle-market companies on finance, recapitalization and exit strategies. These financing alternatives and exit strategies include capital raise, recapitalizations, sale and ESOPs. He has raised capital for over fifty companies in his career and executed more than $3 billion in exit value for his clients in the past fifteen years. Mr. Kohr was also a co-founder and managing member of the Chesapeake Emerging Opportunities Club, an early-stage venture capital fund.
He is the former chair of the Board of the Economic Alliance of Greater Baltimore and serves on the Board of Directors for Harkins Builders, Netcraftsman, UptoDate Laundry and on the Advisory Board for Healthcare Interactive. He also serves on the Cyber Advisory Board for BWTech, Investment Committee of the Propel Fund and the Investment Committee for the Momentum Fund for the University of Maryland. He held past Board of Directors positions with various entities including Acuity Mobile, Inc., Butler Capital, Inc., e.magination network LLC, Platform Logic Inc., Pathsensors, Inc., Emerging Technology Council, Metasource, Hi-Tech Fasteners Inc., and Maryland Development Technology Center among other positions. Mr. Kohr also served on the Howard County Cyber Security Commission. Mr. Kohr is a graduate of Loyola University in Maryland with an MBA from the Sellinger School of Business with a concentration in Finance and Marketing and a BA in Accounting.
We believe Mr. Kohr’s experience in advising early-stage growth and middle-market companies, along with his experience fundraising, make him an appropriate member of our Board of Directors.
Larry Letow is expected to be appointed to our Board of Directors concurrently with this Offering. Mr. Letow has been the President, US Region of CyberCX, a leading global cybersecurity services firm,

since August 1, 2021. Mr. Letow has a strong entrepreneurial history leading technology companies and is a cybersecurity subject matter expert. Previously, he served as Operating Partner for Interprise Partners, a private equity firm from October 2019 to July 2021. Prior to that, he was President of LG-TEK from June 2018 to September 2019 and CEO/President of Intelligent ID and CEO/President of Convergence Technology Consulting from May 2013 to May 2018. He was also a Vice President of Public Section with Futurelink, a public technology company. Mr. Letow currently serves as Chair and Co-Founder for the National Cyber Security Hall of Fame and Chair of CyberUSA. He also serves on the Board of Visitors for Towson University. He is a re-occurring author for the US Cyber Security Magazine. Mr. Letow is a graduate of the University of Maryland, College Park.
We believe Mr. Letow’s leadership experience and knowledge of cybersecurity make him an appropriate member of our Board of Directors.
Michael Locksley is expected to be appointed to our Board of Directors concurrently with this Offering. Mr. Locksley is and has been the University of Maryland’s head football coach since December 2018. Mr. Locksley spent 2016-2018 as the University of Alabama football team’s co-offensive coordinator. He won the 2017 national championship before a promotion to offensive coordinator, helping Alabama return to the College Football Playoffs in 2018. Locksley, known for strong recruiting skills, was listed as a top-25 recruiter in the nation on three separate occasions. Locksley is active in the DC Boys and Girls Club, helping expand programming and bring in new sponsors. In addition, he founded The National Coalition of Minority Football Coaches (NCMFC) in 2020 and continues to lead the organization’s efforts to expand coaching opportunities to minorities.
We believe Mr. Locksley’s leadership experience and experience performing on a national stage make him an appropriate member of our Board of Directors.
Earl Scott is expected to be appointed to our Board of Directors concurrently with this Offering. Mr. Scott has served as the Chief People Officer and Vice President of Workforce Development of the Americrew, Inc. since August 12, 2021. Mr. Scott has also served as a director of Americrew, Inc. since January 11, 2022. Mr. Scott previously served as Senior Advisor and Consultant for Novation from 2019 to 2021. From 2018 to 2020, Mr. Scott served as founder and Chairman of gymGo. From 2012 to 2021, Mr. Scott served as co-founder and Vice Chairman of Warriors4Wireless. From 2014 to 2017, Mr. Scott served as Executive Vice President of Utilities Services for MasTec Communications. From 1992 to 2014, Mr. Scott served as founder and Chief Executive Officer of DYNIS Inc. From 1983 to 1992, Mr. Scott served as the Systems Engineer at IBM and United States Department of Navy. He was selected to serve as a director because of his experience and his knowledge of the industry.
We believe Mr. Scott’s leadership and public company experience make him an appropriate member of our Board of Directors.
Steven C. Snelgrove is expected to be appointed to our Board of Directors concurrently with this Offering. From January 2014 to December 2020, Mr. Snelgrove was the President of Howard County General Hospital. He is a versatile former healthcare executive and industry thought leader with progressive health systems management experience in academic medical centers, teaching, community hospitals, home health and long-term care. Mr. Snelgrove has expertise in strategy and operations with broad skills including enterprise risk management, regulatory accreditation, facilities planning, construction, professional and clinical support services, joint ventures, service line management, process improvement, and advancing biomedical discovery and systems integration. Successfully built and led healthcare operations across the continuum of care. He has demonstrated success in achieving financial, patient experience, physician engagement, and co-management objectives. Mr. Snelgrove co-chaired the hospital Diversity, Equity, and Inclusion Committee, developing transformational strategies and tactics to improve outcomes.
We believe Mr. Snelgrove’s leadership experience and knowledge of the healthcare industry make him an appropriate member of our Board of Directors.
Board Composition and Election of Directors
Our business and affairs are managed under the direction of our Board of Directors. The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counseling and direction to our management. Our Board of Directors meets on a regular basis and additionally as required. The number of directors will be fixed by our Board of Directors, subject to the terms of our Charter and our Bylaws that will become effective immediately prior to the completion of this offering. Upon the consummation of this Offering, our Board of Directors consists of seven directors, five of whom will qualify as “independent” under Nasdaq listing standards.
Directors will (except for the filling of vacancies and newly created directorships) be elected by the holders of a majority of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the election of such directors. In accordance with our Charter and our Bylaws, which will become effective immediately prior to the completion of this offering, immediately after the completion of this offering our Board of Directors will be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors will be divided among the three classes as follows:
•
the Class I directors will be Mr. Letow and Dr. Lord, and their terms will expire at the first annual meeting of stockholders after the completion of this offering;

•
the Class II directors will be Mr. Scott and Mr. Snelgrove, and their terms will expire at the second annual meeting of stockholders after the completion of this offering; and

•
the Class III directors will be Mr. Dancel, Mr. Kohr and Mr. Locksley, and their terms will expire at the third annual meeting of stockholders after the completion of this offering.

Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation, disqualification or removal. No decrease in the number of directors will shorten the term of any incumbent director. Our Board of Directors is authorized to assign members of the board already in office to the three classes; provided, that each class include a specified director designated pursuant to our stockholders agreement. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our company.
Director Independence
Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors has determined that Mr. Kohr, Mr. Letow, Mr. Locksley, Mr. Scott and Mr. Snelgrove, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence.
Committees of the Board of Directors
Upon the consummation of this offering, our Board of Directors will have an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our Board of Directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our Board of Directors.
Audit Committee
Upon the consummation of this offering, our audit committee will consist of Mr. Snelgrove and Mr. Letow, with Mr. Kohr serving as Chairperson. The composition of our audit committee will meet the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Each member of our audit committee will meet the financial literacy requirements of Nasdaq listing standards. In addition, our Board of Directors has determined that Mr. Kohr is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933. Our audit committee will, among other things:
•
review our consolidated financial statements and our critical accounting policies and practices;

•
select a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•
help to ensure the independence and performance of the independent registered public accounting firm;

•
discuss the scope and results of the audit with the independent registered public accounting firm and review, with management and the independent registered public accounting firm, our interim and year-end results of operations;

•
pre-approve all audit and all permissible non-audit services to be performed by the independent registered public accounting firm;

•
oversee the performance of our internal audit function when established;

•
review the adequacy of our internal controls;

•
develop procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
review our policies on risk assessment and risk management; and

•
review related party transactions.

Our audit committee will operate under a written charter, to be effective prior to the completion of this offering, that satisfies the applicable rules of the SEC and the listing standards of Nasdaq.
Compensation Committee
Upon the consummation of this offering, our compensation committee will consist of Mr. Kohr and Mr. Locksley, with Mr. Scott serving as Chairperson. The composition of our compensation committee will meet the requirements for independence under Nasdaq listing standards and SEC rules and regulations. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our Board of Directors relating to the compensation of our executive officers. Our compensation committee will, among other things:
•
review, approve and determine, or make recommendations to our Board of Directors regarding the compensation of our executive officers;

•
administer our stock and equity incentive plans;

•
review and approve, or make recommendations to our Board of Directors regarding incentive compensation and equity plans; and

•
establish and review general policies relating to compensation and benefits of our employees.

Our compensation committee will operate under a written charter, to be effective prior to the completion of this offering, that satisfies the applicable rules of the SEC and the listing standards of Nasdaq.
Compensation Committee Interlocks and Insider Participation
All compensation and related matters are reviewed by our compensation committee. None of the members of our compensation committee is or has at any time during the past year been an officer or employee of ours. None of our executive officers currently serves or in the past year has served as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.
Nominating and Corporate Governance Committee
Upon the consummation of this offering, our nominating and corporate governance committee will consist of Mr. Letow and Mr. Scott, with Mr. Locksley serving as Chairperson. The composition of our nominating and corporate governance committee will meet the requirements for independence under Nasdaq listing standards and SEC rules and regulations. Our nominating and corporate governance committee will, among other things:
•
identify, evaluate and select, or make recommendations to our Board of Directors regarding nominees for election to our Board of Directors and its committees;

•
evaluate the performance of our Board of Directors and of individual directors;

•
consider and make recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;

•
review developments in corporate governance practices;

•
oversee environmental, social and governance (ESG) matters;

•
evaluate the adequacy of our corporate governance practices and reporting; and

•
develop and make recommendations to our Board of Directors regarding corporate governance guidelines and matters.

The nominating and corporate governance committee will operate under a written charter, to be effective prior to the completion of this offering, that satisfies the applicable listing requirements and rules of Nasdaq.
Role of Board of Directors in Risk Oversight Process
Our Board of Directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board of Directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk.
Code of Business Conduct
Upon completion of this offering, our Board of Directors will establish a Code of Conduct applicable to our directors, officers and employees. The Code of Conduct will be accessible on our website at www.navacenter.com. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver, from a provision of the Code of Conduct to our officers, we will disclose the nature of such amendment or waiver on that website or in a report on Form 8-K.

EXECUTIVE AND DIRECTOR COMPENSATION
For the year ended December 31, 2021, we had one executive officer, Mr. Dancel, our Chief Executive Officer. We refer to Mr. Dancel herein as our “named executive officer” or “NEO.” This discussion may contain forward-looking statements that are based on the Company’s current plans, considerations, expectations and determinations regarding future compensation programs. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
Summary Compensation Table
The following table presents all of the compensation awarded to or earned by our named executive officers for the year ended December 31, 2021.
Name and Principal Position	Year	Salary ($)(1)	All Other Compensation ($)	Total ($)
Bernaldo Dancel, Chief Executive Officer	2021	133,243	—	$133,243
Bernaldo Dancel, Chief Operating Officer	2020	83,076	—	$83,076

(1)
The amounts in this column represent the salary Mr. Dancel received from Nava Medical for the years ended December 31, 2021 and 2020, respectively. In addition to the salary received from Nava Medical, St Ends Management, LLC, a Maryland limited liability company majority owned by Mr. Dancel, charged Nava $204,025 in fiscal year 2021 and $111,629 in fiscal year 2020, respectively, for services provided to Nava including benefits administration, recruiting/hiring services, payroll administration and other labor and compliance administration services. In addition, Ascend One, a company majority owned by Mr. Dancel, charged Nava $616,036 in fiscal year 2021 and $127,000 in fiscal year 2020, respectively, for services provided to Nava, including office rental services, equipment furnishing, banking and recordkeeping services and information technology and call center services. See “Certain Relationships and Related Person Transactions” for further information regarding payments made to such entities by Nava.

Narrative Disclosure to the Summary Compensation Table
In 2021, we compensated our NEO through base salary. Our executive officers, including our NEO, are also entitled to certain medical, dental and vision insurance policy premiums that are paid by the Company.
We did not grant equity awards to our NEO in 2021.
Annual Base Salary
Each named executive officer’s base salary is a fixed component of compensation for each year for performing specific job duties and functions. The 2021 annual base salaries for our NEO are set forth in the Summary Compensation Table above.
Annual Cash Bonuses
Our executive officers are eligible to receive an annual cash bonus, with each executive’s annual bonus target being up to 50% of their annual base salary, based on the achievement of corporate goals and objectives, paid no later than March 31 following such bonus performance calendar year period. Our Board of Directors shall have the discretion to pay each of our executives an annual performance bonus in excess of the target for performance exceeding goals, which bonus may be awarded if the executive officer is employed through the last day of the calendar year.
Insurance Plans
All of our current executive officers are eligible to participate in our employee benefit plans, including our medical, dental, and vision, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers.

Employment Agreements
We have entered into employment agreements with each of our executive officers in connection with this offering.
Bernaldo Dancel
On August 16, 2022, we entered into an Employment Agreement with Mr. Dancel (the “CEO Employment Agreement”) to serve as our President and Chief Executive Officer. The CEO Employment Agreement provides Mr. Dancel an annual base salary of $300,000, which shall be reviewed annually and may be increased, and his eligibility to participate in Nava’s benefit plans generally and any equity compensation plan established by Nava. The CEO Employment Agreement also subjects Mr. Dancel to standard intellectual property assignment provisions. In connection with the CEO Employment Agreement, on August 16, 2022, we also entered into a standard Non-Disclosure, Non-Competition and Non-Solicitation Agreement with Mr. Dancel.
If Mr. Dancel’s employment is terminated by Nava without Cause (as defined in the CEO Employment Agreement) (other than for death or disability) or the term of his employment is not renewed, Mr. Dancel will receive (i) accrued and unpaid base salary, (ii) any unreimbursed expenses, and (iii) any amounts payable under any of the benefit plans of Nava (together, the “Standard Termination Benefits” in which Mr. Dancel was a participant. If Mr. Dancel (i) delivers to Nava an effective, general release of claims in favor of Nava, as described in the CEO Employment Agreement, within forty-five (45) days following his termination date; and (ii) returns all Nava property, complies in all material respects with his post-termination obligations under the CEO Employment Agreement, and complies in all material respects with a general release, as described in the CEO Employment Agreement, including, without limitation, any non-disparagement and confidentiality provisions contained therein or in the Non-Disclosure, Non-Competition and Non-Solicitation Agreement, then Mr. Dancel shall receive an amount equal to his then current base salary for twelve (12) months, less all applicable withholdings and deductions, paid in accordance with Nava’s standard payroll practices (the “CEO Severance Benefits”).
If Mr. Dancel terminates his employment with Nava at any time for any reason as provided in the CEO Employment Agreement, or if Nava terminates Mr. Dancel’s employment for Cause (as defined in the CEO Employment Agreement), Mr. Dancel will be entitled to the Standard Termination Benefits.
If Mr. Dancel’s employment is terminated due to death or disability (as defined in the CEO Employment Agreement), Mr. Dancel or his estate (as applicable) will be entitled to the Standard Termination Benefits, and will be entitled to the CEO Severance Benefits, subject to the execution of a general release of claims in favor of Nava, as described in the CEO Employment Agreement, if such termination is due to disability.
The CEO Employment Agreement also provides that Mr. Dancel shall devote substantially all of his time and attention to the performance of his duties and responsibilities for and on behalf of Nava except as may be consented to by Nava.
Chien-Chien Jacques
On August 16, 2022, we entered into an Employment Agreement with Ms. Jacques (the “CFO Employment Agreement”) to serve as our Treasurer, Secretary and Chief Financial Officer. The CFO Employment Agreement provides Ms. Jacques an annual base salary of $220,000, which shall be reviewed annually and may be increased, and her eligibility to participate in Nava’s benefit plans generally and any equity compensation plan established by Nava. The CFO Employment Agreement also subjects Ms. Jacques to standard intellectual property assignment provisions. In connection with the CFO Employment Agreement, on August 16, 2022, we also entered into a standard Non-Disclosure, Non-Competition and Non-Solicitation Agreement with Ms. Jacques.
If Ms. Jacques’ employment is terminated by Nava without Cause (as defined in the CFO Employment Agreement) (other than for death or disability) or the term of her employment is not renewed, Ms. Jacques will receive the Standard Termination Benefits. If Ms. Jacques (i) delivers to Nava an effective, general release of claims in favor of Nava, as described in the CFO Employment Agreement, within forty-five (45) days following his termination date; and (ii) returns all Nava property, complies in all material respects with her post-termination obligations under the CFO Employment Agreement, and complies in all material respects with a general release, as described in the CFO Employment Agreement, including, without limitation, any non-disparagement and confidentiality provisions contained therein or in the Non-Disclosure, Non-Competition and Non-Solicitation Agreement, then Ms. Jacques shall receive an amount equal to her then current base salary for twelve (12) months, less all applicable withholdings and deductions, paid in accordance with Nava’s standard payroll practices (the “CFO Severance Benefits”).
If Ms. Jacques terminates her employment with Nava at any time for any reason as provided in the CFO Employment Agreement, or if Nava terminates Ms. Jacques’ employment for Cause (as defined in the CFO Employment Agreement), Ms. Jacques will be entitled to the Standard Termination Benefits.
If Ms. Jacques’ employment is terminated due to death or disability (as defined in the CFO Employment Agreement), Ms. Jacques or her estate (as applicable) will be entitled to the Standard Termination Benefits, and will be entitled to the CFO Severance Benefits, subject to the execution of a general release of claims in favor of Nava, as described in the CFO Employment Agreement, if such termination is due to disability.
Hyun Soo Park
On August 16, 2022, we entered into an Employment Agreement with Mr. Park (the “CIO Employment Agreement”) to serve as our Chief Information Officer. The CIO Employment Agreement provides Mr. Park an annual base salary of $200,000, which shall be reviewed annually and may be increased, and his eligibility to participate in Nava’s benefit plans generally and any equity compensation plan established by Nava. The CIO Employment Agreement also subjects Mr. Park to standard intellectual property assignment provisions. In connection with the CIO Employment Agreement, on August 16, 2022, we also entered into a standard Non-Disclosure, Non-Competition and Non-Solicitation Agreement with Mr. Park.
If Mr. Park’s employment is terminated by Nava without Cause (as defined in the CIO Employment Agreement) (other than for death or disability) or the term of his employment is not renewed, Mr. Park will receive the Standard Termination Benefits. If Mr. Park (i) delivers to Nava an effective, general release of claims in favor of Nava, as described in the CIO Employment Agreement, within forty-five (45) days following his termination date; and (ii) returns all Nava property, complies in all material respects with his post-termination obligations under the CIO Employment Agreement, and complies in all material respects with a general release, as described in the CIO Employment Agreement, including, without limitation, any non-disparagement and confidentiality provisions contained therein or in the Non-Disclosure, Non-Competition and Non-Solicitation Agreement, then Mr. Park shall receive an amount equal to his then current base salary for twelve (12) months, less all applicable withholdings and deductions, paid in accordance with Nava’s standard payroll practices (the “CIO Severance Benefits”).
If Mr. Park terminates his employment with Nava at any time for any reason as provided in the CIO Employment Agreement, or if Nava terminates Mr. Park’s employment for Cause (as defined in the CIO Employment Agreement), Mr. Park will be entitled to the Standard Termination Benefits.
If Mr. Park’s employment is terminated due to death or disability (as defined in the CIO Employment Agreement), Mr. Park or his estate (as applicable) will be entitled to the Standard Termination Benefits, and will be entitled to the CIO Severance Benefits, subject to the execution of a general release of claims in favor of Nava, as described in the CIO Employment Agreement, if such termination is due to disability.
Pursuant to Mr. Park’s offer letter, dated April 13, 2022, Mr. Park will receive at least 10,000 RSUs, contingent upon the filing of this registration statement.
Suzanne Coblentz
On August 16, 2022, we entered into an Employment Agreement with Ms. Coblentz (the “CMO Employment Agreement”) to serve as our Chief Marketing Officer. The CMO Employment Agreement provides Ms. Coblentz an annual base salary of $180,000, which shall be reviewed annually and may be increased, and her eligibility to participate in Nava’s benefit plans generally and any equity compensation plan established by Nava. The CMO Employment Agreement also subjects Ms. Coblentz to standard intellectual property assignment provisions. In connection with the CMO Employment Agreement, on August 16, 2022, we also entered into a standard Non-Disclosure, Non-Competition and Non-Solicitation Agreement with Ms. Coblentz.
If Ms. Coblentz’s employment is terminated by Nava without Cause (as defined in the CMO Employment Agreement) (other than for death or disability) or the term of her employment is not renewed, Ms. Coblentz will receive the Standard Termination Benefits. If Ms. Coblentz (i) delivers to Nava an effective, general release of claims in favor of Nava, as described in the CMO Employment Agreement, within forty-five (45) days following his termination date; and (ii) returns all Nava property, complies in all material respects with her post-termination obligations under the CMO Employment Agreement, and complies in all material respects with a general release, as described in the CMO Employment Agreement, including, without limitation, any non-disparagement and confidentiality provisions contained therein or in the Non-Disclosure, Non-Competition and Non-Solicitation Agreement, then Ms. Coblentz shall receive an amount equal to her then current base salary for twelve (12) months, less all applicable withholdings and deductions, paid in accordance with Nava’s standard payroll practices (the “CMO Severance Benefits”).
If Ms. Coblentz terminates her employment with Nava at any time for any reason as provided in the CMO Employment Agreement, or if Nava terminates Ms. Coblentz’s employment for Cause (as defined in the CMO Employment Agreement), Ms. Coblentz will be entitled to the Standard Termination Benefits.
If Ms. Coblentz’s employment is terminated due to death or disability (as defined in the CMO Employment Agreement), Ms. Coblentz or her estate (as applicable) will be entitled to the Standard Termination Benefits, and will be entitled to the CMO Severance Benefits, subject to the execution of a general release of claims in favor of Nava, as described in the CMO Employment Agreement, if such termination is due to disability.
Pursuant to Ms. Coblentz’ offer letter, dated March 30, 2022, Ms. Coblentz will also receive a $50,000 signing bonus, paid in two installments of $15,000 and $35,000, respectively.
Zachary Dancel
On August 16, 2022, we entered into an Employment Agreement with Mr. Dancel (the “COO Employment Agreement”) to serve as our Chief Operating Officer. The COO Employment Agreement provides Mr. Dancel an annual base salary of $180,000, which shall be reviewed annually and may be increased, and his eligibility to participate in Nava’s benefit plans generally and any equity compensation plan established by Nava. The COO Employment Agreement also subjects Mr. Dancel to standard intellectual property assignment provisions. In connection with the CEO Employment Agreement, on August 16, 2022, we also entered into a standard Non-Disclosure, Non-Competition and Non-Solicitation Agreement with Mr. Dancel.
If Mr. Dancel’s employment is terminated by Nava without Cause (as defined in the COO Employment Agreement) (other than for death or disability) or the term of his employment is not renewed, Mr. Dancel will receive the Standard Termination Benefits. If Mr. Dancel (i) delivers to Nava an effective, general release of claims in favor of Nava, as described in the COO Employment Agreement, within forty-five (45) days following his termination date; and (ii) returns all Nava property, complies in all material respects with his post-termination obligations under the COO Employment Agreement, and complies in all material respects with a general release, as described in the COO Employment Agreement, including, without limitation, any non-disparagement and confidentiality provisions contained therein or in the Non-Disclosure, Non-Competition and Non-Solicitation Agreement, then Mr. Dancel shall receive an amount equal to his then current base salary for twelve (12) months, less all applicable withholdings and deductions, paid in accordance with Nava’s standard payroll practices (the “COO Severance Benefits”).
If Mr. Dancel terminates his employment with Nava at any time for any reason as provided in the COO Employment Agreement, or if Nava terminates Mr. Dancel’s employment for Cause (as defined in the COO Employment Agreement), Mr. Dancel will be entitled to the Standard Termination Benefits.
If Mr. Dancel’s employment is terminated due to death or disability (as defined in the COO Employment Agreement), Mr. Dancel or his estate (as applicable) will be entitled to the Standard Termination Benefits, and will be entitled to the COO Severance Benefits, subject to the execution of a general release of claims in favor of Nava, as described in the COO Employment Agreement, if such termination is due to disability.
2023 Equity Incentive Plan
In connection with this offering, we plan to adopt a new equity incentive plan, the 2023 Equity Incentive Plan (the “2023 Plan”). The principal features of the 2023 Plan are summarized below.
Purpose.   The purposes of the 2023 Plan are to align the interests of eligible participants with our stockholders by providing incentive compensation tied to Nava’s performance and to advance Nava’s interests and increase stockholder value by attracting, retaining and motivating personnel.
Shares Available.   The maximum number of shares of our common stock that may be issued under the 2023 Plan is 2,000,000 shares. The number of shares of common stock reserved for issuance under the 2023 Plan will automatically increase on January 1 of each year, beginning on January 1, 2023, and continuing through and including January 1, 2031, by 13% percent of the aggregate number of shares of common stock of all classes issued and outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors prior to the applicable January 1.
Shares issued under the 2023 Plan will be authorized but unissued shares of common stock. Shares subject to awards granted under the 2023 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under the 2023 Plan. Additionally, shares issued pursuant to awards under the 2023 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of an award or to satisfy the tax withholding obligations to an award, will become available for future grant under the 2023 Plan.
Plan Administration.   Our Board of Directors, or a duly authorized committee of our board, will administer the 2023 Plan. We sometimes refer to the Board of Directors, or the applicable committee with the power to administer our equity incentive plans, as the “administrator.” The administrator may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified awards, and (2) determine the number of shares subject to such awards.
The administrator has the authority to determine the terms of awards, including recipients, the exercise, purchase or strike price of awards, if any, the number of shares subject to each award, the fair market value of a share of common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise or settlement of the award and the terms of the award agreements for use under the 2023 Plan. In addition, subject to the terms of the 2023 Plan, the administrator also has the power to modify outstanding awards under the 2023 Plan, including the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.
Eligibility.   Any employee, officer, non-employee director, or any natural person who is a consultant or other personal service provider of Nava or any of its subsidiaries (if applicable) is eligible to participate in the 2023 Plan, at the administrator’s discretion. In its determination of eligible participants, the administrator may consider any and all factors it considers relevant or appropriate, and designation of a participant in any year does not require the administrator to designate that person to receive an award in any other year. Because the 2023 Plan provides for broad discretion in selecting participants, the total number of persons who will actually participate in the 2023 Plan and the benefits that will be provided to the participants cannot be known at this time.
Types of Awards.   The 2023 Plan provides for the grant of incentive stock options (“ISOs”), nonqualified stock options (“NSOs”), stock appreciation rights, stock awards, restricted stock unit awards, and performance-based awards (collectively, “awards”). ISOs may be granted only to employees of Nava, employees of a “parent corporation” of the Company or employees of a “subsidiary corporation” of Nava (as such terms are defined in Sections 424 of the Code). All other awards may be granted to our employees, including our officers, our non-employee directors and consultants and the employees and consultants of our affiliates.

Stock Options.   A stock option granted under the 2023 Plan entitles a participant to purchase a specified number of shares of our common stock during a specified term at an exercise price. ISOs and NSOs are granted pursuant to stock option agreements adopted by the administrator. Each option will be designated in the award agreement as either an ISO or an NSO. Notwithstanding such designation, however, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year exceeds one hundred thousand dollars ($100,000), such options will be treated as Nonqualified Stock Options. The administrator determines the exercise price for a stock option, within the terms and conditions of the 2023 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2023 Plan vest at the rate specified in the stock option agreement as specified by the administrator.
The administrator determines the term of stock options granted under the 2023 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that either an exercise of the option or an immediate sale of shares acquired upon exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of six months in the event of disability and six months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the administrator and may include (1) cash, check, promissory note or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO and (5) other legal consideration approved by the administrator.
Stock Appreciation Rights.   A stock appreciation right (“SAR”) granted under the 2023 Plan entitles a participant to the right to receive, upon exercise or other payment of the SAR, an amount in cash, shares of our common stock or a combination of both, equal to the product of (a) the difference between (1) the fair market value of one share of our common stock on the date of exercise or payment of the SAR, over (2) the strike price of such SAR, and (b) the number of shares of our common stock as to which such SAR is exercised or paid. Stock appreciation rights are granted pursuant to SAR grant agreements adopted by the administrator. The administrator determines the strike price for a SAR, which generally cannot be less than 100% of the fair market value of common stock on the date of grant. A SAR granted under the 2023 Plan vests at the rate specified in the SAR agreement as determined by the administrator.
The administrator determines the term of SARs granted under the 2023 Plan, up to a maximum of 10 years. Unless the terms of a participant’s SAR agreement provide otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested SAR for a period of three months following the cessation of service. The SAR term may be further extended in the event that exercise of the SAR following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested SAR for a period of six months in the event of disability and six months in the event of death. In the event of a termination for cause, SARs generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a SAR be exercised beyond the expiration of its term.
Stock Awards.   A stock award granted under the 2023 Plan is a grant of a specified number of shares of our common stock to a participant, subject to vesting restrictions as specified in the award (if any). Stock awards and restricted stock awards may be granted in consideration for cash, check, promissory note or money order, services rendered to us or our affiliates or any other form of legal consideration. Common stock acquired subject to a restricted period may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the administrator. A restricted stock award may be transferred only upon such terms and conditions as set by the administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested may be forfeited or repurchased by us upon the participant’s cessation of continuous service for any reason.
Restricted Stock Unit Awards.   A restricted stock unit (or RSU) granted under the 2023 Plan provides a participant with to the right to receive, upon vesting and settlement of the restricted stock unit, one share of our common stock per vested unit, or an amount in cash equal to the fair market value of one share, as determined by the administrator. Restricted stock unit awards are granted pursuant to RSU award agreements adopted by the administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. Additionally, dividend equivalents may be credited in respect of shares covered by a RSU award. Except as otherwise provided in the applicable award agreement, RSUs that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.
Performance Awards.   The 2023 Plan permits the grant of performance-based stock and cash awards. The administrator can structure such awards so that the stock or cash will be issued or paid pursuant to such award only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our common stock.
The performance goals may be based on any measure of performance selected by the administrator. The administrator may establish performance goals on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.
Change in Control.   In the event of a change in control, any stock awards outstanding under the 2023 Plan may be assumed or substituted for any substantially equivalent award of the surviving or acquiring corporation (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction. In addition, the plan administrator may also provide, in its sole discretion, that the holder of a stock award that will terminate upon the occurrence of a corporate transaction if not previously exercised will receive a payment, if any, equal to the excess of the value of the property the participant would have received upon exercise of the stock award over the exercise price otherwise payable in connection with the stock award.
Under the 2023 Plan, a change of control is generally the consummation of (1) a sale or other disposition of all or substantially all of our assets, (2) a sale or other disposition of at least 50% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in an applicable award agreement or other written agreement, but in the absence of such provision, no such acceleration will occur.
Transferability.   Unless the administrator provides otherwise, a participant may not transfer awards under the 2023 Plan other than by will, the laws of descent and distribution or as otherwise provided under the 2023 Plan.

Plan Amendment or Termination.   The administrator has the authority to amend, suspend or terminate the 2023 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our Board of Directors adopted the 2023 Plan. No awards may be granted under the 2023 Plan while it is suspended or after it is terminated.
Outstanding Equity Awards at Fiscal Year-End
As of December 31, 2021, no equity awards were outstanding.
Director Compensation
In connection with this offering, we anticipate establishing a formal policy governing the compensation of our non-employee directors. Any director who also serves as an employee receives no additional compensation for services as a director or as a member of a committee of our Board of Directors.
Following this offering, compensation for our non-employee directors will include an annual cash retainer of $10,000. In addition, non-employee directors will also be granted 5,000 RSUs of our common stock annually. Non-employee directors who serve on the audit committee, compensation committee, or nominating and corporate governance committee of our Board of Directors will be granted 1,000 RSUs of our common stock annually. The chairperson of the audit committee, compensation committee and nominating and corporate governance committee will each receive an additional grant of 1,000 RSUs of our common stock annually. All cash retainers for service on our board of directors will be payable annually. All cash retainers will be pro-rated for any partial periods of service. All RSUs granted to members of our Board of Directors will be granted at each annual meeting of our stockholders and will vest in accordance with the RSU award agreements adopted by the administrator.
During fiscal year 2021, there were no non-employee directors and no fees were paid to any individuals for services as a director.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, discussed, when required, in the sections titled “Management” and “Executive Compensation,” the following is a description of each transaction since January 1, 2021, and each currently proposed transaction in which:
•
we have been or are to be a participant;

•
the amount involved exceeded or exceeds the lesser of $120,000 or 1% of our assets; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

From time to time, personal loans are made to Nava Health and Nava Medical for operating capital by the Chief Executive Officer, Mr. Bernaldo Dancel, and Chief Medical Officer, Dr. C. Douglas Lord. As of December 31, 2021, amounts owed to Bernaldo Dancel and Dr. C. Douglas Lord were $0 and $0, respectively. In 2021, we issued 40,000 Class B Units to Dr. C. Douglas Lord in consideration of the outstanding amount of $351,500 owed to Dr. C. Douglas Lord.
Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors
Zachary Dancel, the son of Bernie Dancel, our Chief Executive Officer and a director, has been employed as our Chief Operating Officer since March 2022, where he is responsible for Nava’s ongoing and future business operations as well as strategic planning, development and coordination of all operations. Prior to March 2022, Zachary Dancel was our Director of Operations from June 2019 to March 2022. During the year ended December 31, 2021, Zachary Dancel had total compensation of $99,997.
The compensation of the aforementioned individual was based on reference to internal pay equity when compared to the compensation paid to employees in similar positions who were not related to our executive officers and directors.
Evergreen Advisors, LLC
Richard Kohr is expected to be appointed to our Board of Directors concurrently with this Offering and is the Chief Executive Officer of Evergreen Advisors, LLC (“Evergreen”). On February 9, 2021, Nava engaged Evergreen Advisors, LLC for corporate advisory services (the “Advisory Services Engagement”). Pursuant to the Advisory Services Engagement, Nava agreed to pay Evergreen a monthly retainer of $8,000 and an additional $150,000, the first 50% ($75,000) upon a successful initial closing of financing and the second 50% ($75,000) upon final closing of financing. On May 27, 2021, Nava engaged Evergreen to act as our financial advisor and investment banker (the “Investment Banker Engagement”). Pursuant to the Investment Banker Engagement, Nava agreed to pay Evergreen a monthly retainer of $6,000 and a success fee of 5% of the total consideration paid by investors in a financing transaction. To date, the approximate dollar value paid to Evergreen by Nava was $52,000 in fiscal year 2021 and $12,000 in fiscal year 2022. All amounts paid to Evergreen have been for monthly retainer fees.
On March 22, 2022, Mr. Kohr and his wife entered into a subscription agreement for four Convertible Promissory Notes, the approximate dollar value of which are $200,000. In connection with this offering, the Convertible Promissory Notes will convert into 76,397 shares of common stock.
Professional Services Agreements
We entered into a professional services agreement (the “Professional Services Agreement”), effective April 1, 2022, as amended, with Ascend One, where Ascend One provides certain managerial and advisory services to us. Ascend One has an ownership interest in Nava. Mr. Dancel is the majority owner of Ascend One. Under the Professional Services Agreement, we have agreed to pay Ascend One a monthly fee of $5,000 and the out-of-pocket expenses incurred related to providing their services under the Professional Services Agreement, invoiced by Ascend One monthly. During the years ended December 31, 2021, the Company paid to Ascend One approximately $616,036 under the Professional Services Agreement.

On August 19, 2022, we entered into the First Amendment to Professional Services Agreement with Ascend One (the “First PSA Amendment”). The First PSA Amendment provides that Ascend One has agreed that it will not, directly or indirectly, (i) provide or attempt to provide any services whatsoever to any enterprise engaged in the provision of services similar to or the same as those provided by or which may be offered by Nava or any successor corporation; or (ii) intentionally interfere in any material respect with any relationships between Nava and any third party.
We entered into a professional services agreement (the “St Ends Professional Services Agreement”), dated January 2, 2020, with St Ends Management, LLC, a Maryland limited liability company (“St Ends”), where St Ends provided certain managerial and advisory services to us. St Ends is owned by Mr. Dancel and his wife. Under the St Ends Professional Services Agreement, we agreed to pay St Ends for the cost of these services plus 5%, invoiced by St Ends monthly. During the years ended December 31, 2021, and December 31, 2020, the Company paid St Ends approximately $204,025 and $111,629, respectively. During the first half of 2022, St. Ends charged the Company $10,250 in fees. On May 12, 2022, we notified St Ends that we were terminating the St Ends Professional Services Agreement. The St Ends Professional Services Agreement was subsequently terminated on June 12, 2022, without any further action from us. The outstanding balance owed to St Ends Management by Nava Health as of September 30, 2022 is $214,275.
Management Services Agreements and Membership Transfer Restriction Agreements
We have entered into a MSA with Nava Medical. Nava Medical is owned by Dr. Douglas Lord. Because of the structure of the MSA, Nava Medical has no or minimal net income. As a result, Dr. Douglas Lord does not receive any distributions due to his ownership interest in Nava Medical.
In connection with the MSA, we have entered into a Membership Transfer Restriction Agreement with Dr. Douglas Lord. For more information regarding these agreements with Dr. Douglas Lord see “Business — Physician Practice Structure — Management Services Agreement” and “Business — Physician Practice Structure — Membership Transfer Restriction Agreement.”
Limitation of Liability and Indemnification of Officers and Directors
Our Charter contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Maryland law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•
any breach of their duty of loyalty to our company or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; or

•
any transaction from which they derived an improper personal benefit.

Any repeal or modification of these provisions will not adversely affect any right or protection under these provisions in respect of any act, omission or claim occurring or arising prior to such repeal or modification. If the Maryland General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Maryland General Corporation Law.
In addition, our Bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was one of our directors or officers or, while serving as one of our directors or officers, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity (a “covered person”). Our Bylaws provide that we may indemnify to the fullest extent permitted by law any employee or agent of the Company who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Company or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity. Our Bylaws also provide that, on satisfaction of certain conditions, we must pay expenses incurred by or on behalf of any covered person, and may also pay the expenses incurred by or on behalf of an employee or agent, in defending any action, suit or proceeding in advance of its final disposition. Our Bylaws permit us to secure insurance on behalf of any officer, director, employee, or agent for any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such regardless of whether we would have the power to indemnify him or her against such liability under the provisions of the Maryland General Corporation Law.
Further, prior to the completion of this offering, we expect to enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Maryland General Corporation Law. These indemnification agreements will require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements will also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions that are included in our Charter, Bylaws and in indemnification agreements that we will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
Prior to the completion of this offering, we expect to obtain insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors. The underwriting agreement will provide for indemnification by the underwriters of us and our officers, directors and employees for certain liabilities arising under the Securities Act or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Policies and Procedures for Related Party Transactions
Following the completion of this offering, our audit committee charter will provide that the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed the lesser of $120,000 or 1% of our assets and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. As of the date of this prospectus, we have not adopted any formal standards, policies or procedures governing the review and approval of related party transactions, but we expect that our audit committee will do so in the future.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our common stock as of the date of this prospectus by (i) each person (or group of affiliated persons) who is known by us to own more than five percent (5%) of the outstanding shares of our common stock, (ii) each director and executive officer, and (iii) all of our director nominees, executive officers as a group. As of the date of this prospectus, there were 12,500,000 shares of our common stock issued and outstanding.
Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.
Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person currently owns or has the right to acquire within 60 days of the date of this prospectus. With respect to options and warrants, this would include options and warrants that are currently exercisable within 60 days. With respect to convertible securities, this would include securities that are currently convertible within 60 days.
Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Nava Health MD, Inc., 9755 Patuxent Woods Drive, Suite 100, Columbia, MD 21046.
	Prior to the Offering		Following the Offering
	Number of Membership Units	Percentage of outstanding Membership Units	Number of shares of commons stock(1)	Percentage of outstanding common stock(1)
Director Nominees and Executive Officers
Bernaldo Dancel(2)	1,017,834	80.28%	9,669,406	69.82%
Dr. Douglas Lord(3)	40,000	3.15%	379,999	2.74%
Chien-Chien Jacques	—	—	—	—
Hyun Soo Park	—	—	—	—
Suzanne Coblentz	—	—	—	—
Zachary Dancel(4)	46,469	3.67%	441,455	3.19%
Richard Kohr	—	—	—	—
Larry Letow	—	—	—	—
Michael Locksley	—	—	—	—
Earl Scott	—	—	—	—
Steven C. Snelgrove	—	—	—	—
All director nominees and executive officers as a group (seven persons)	1,104,303	87.10%	10,490,860	75.75%
Greater than 5% Beneficial Owners
Ascend One	994,600	78.45%	9,448,683	68.22%

(1)
Assuming no exercise by the underwriters of their option to purchase an additional 202,500 shares of common stock.

(2)
Consists of 23,234 Class B membership units held of record by Bernaldo Dancel and 994,600 Class A membership units held of record by Ascend One, which may be deemed to be beneficially owned by Bernaldo Dancel. Mr. Dancel is the majority owner of Ascend One.

(3)
Consists of 40,000 Class B membership units held of record by Dr. Lord.

(4)
Consists of 46,469 Class B membership units held of record by Mr. Z. Dancel.

Immediately after this offering, Ascend One will beneficially own 68.2% of our then-issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). Because of this ownership block, Ascend One may be able to effectively influence the outcome of all matters requiring approval by our stockholders, amendments to our Charter and approval of significant corporate transactions.

DESCRIPTION OF CAPITAL STOCK
General
After giving effect to the Corporate Conversion and upon completion of this offering, our authorized capital stock will consist of 100,000,000 shares of common stock, par value $0.01 per share.
After giving effect to the Corporate Conversion to be effected on consummation of the Offering, there were [       ] holders of record of our common stock. As of [                 ], 2022, there were 12,500,000 shares of common stock issued and outstanding.
The following description of our capital stock and provisions of our Charter and Bylaws to be effective upon the completion of this offering is only a summary. You should also refer to our Charter, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part, and our Bylaws, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.
Common Stock
Our Charter provides that we are authorized to issue up to a total of 100,000,000 shares of common stock, par value $0.01 per share. Holders of our common stock are entitled to one vote for each share held on all matters upon which stockholders are entitled to vote. Holders of our common stock have no cumulative voting rights.
Further, holders of our common stock have no pre-emptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities subject to any liquidation preferences of any then outstanding series or shares of capital stock. Subject to preferences that may be applicable to any then outstanding shares of capital stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of our assets which are legally available. Each outstanding share of our common stock is, and all shares of common stock to be issued in this offering when they are paid for will be fully paid and non-assessable. Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.
The holders of a majority of the shares of our capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.
Under the Maryland General Corporation Law (the “MGCL”), a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by a majority of its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors which will require two-thirds of the votes entitled to be cast) may be taken if declared advisable by a majority of our Board of Directors and approved by the vote of stockholders holding at least a majority of the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation.
Our Charter and our bylaws (the “Bylaws”), and Maryland law could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders, including:
•
The Board of Directors is classified into three classes. Directors of each class serve for staggered three- year periods, and no director may be removed except for cause, and then only by the affirmative vote of two-thirds of all of the votes entitled to be cast generally in the election of directors.

•
The Bylaws provide that vacancies on the Board of Directors may be filled by a majority of directors in office, although they might constitute less than a quorum.

•
As discussed above in the risk factor entitled, “Our Board of Directors is authorized without stockholder approval to create shares of capital stock having preferences and rights that are superior to those associated with our common stock, to issue authorized shares of any class or series of capital stock, and to increase the number of shares of any authorized class or series of stock that can be issued by Nava”, the Board has the power to classify and reclassify unissued shares of stock of any authorized class or series of capital stock by setting, fixing, eliminating, or altering in any one or more respects the preferences, rights, voting powers, restrictions and qualifications of, dividends on, and redemption, conversion, exchange, and other rights of, such securities, and this authority could be used to authorize and issue preferred stock or any other class or series of stock with voting and other rights that are superior to our common stock.

•
The Bylaws require any stockholder who desires to nominate a director and/or propose matters to be acted upon at stockholder meetings to abide by strict notice requirements.

•
The Bylaws provide that they may be amended only by the Board of Directors, and the Board may do so without stockholder approval.

Maryland law includes provisions that could discourage a sale or takeover of Nava. The Maryland Business Combination Act generally prohibits, subject to certain limited exceptions, corporations from being involved in any “business combination” (defined as a variety of transactions, including a merger, consolidation, share exchange, asset transfer or issuance or reclassification of equity securities) with any “interested shareholder” for a period of five years following the most recent date on which the interested shareholder became an interested shareholder. An interested shareholder is defined generally as a person who is the beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock or who is an affiliate or associate of the corporation and was the beneficial owner, directly or indirectly, of 10% percent or more of the voting power of the then outstanding stock of the corporation at any time within the two-year period immediately prior to the date in question and after the date on which the corporation had 100 or more beneficial owners of its stock. The Maryland Control Share Acquisition Act applies to acquisitions of “control shares”, which, subject to certain exceptions, are shares the acquisition of which entitle the holder, directly or indirectly, to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors within any of the following ranges of voting power: one-tenth or more, but less than one-third of all voting power; one-third or more, but less than a majority of all voting power or a majority or more of all voting power. Control shares have limited voting rights.
Although these provisions do not preclude a sale or takeover, they may have the effect of discouraging, delaying or deferring a sale, tender offer, or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price for the common stock. Such provisions will also render the removal of the Board of Directors and of management more difficult and, therefore, may serve to perpetuate current management. These provisions could potentially adversely affect the market prices of our securities.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company N.A.
Stock Market Listing
We have applied to have our shares of common stock listed for trading on The Nasdaq Capital Market under the symbol “NAVA”.

SELLING STOCKHOLDERS
We are registering the Selling Stockholders Shares. The Selling Stockholders are offering an aggregate of 1,381,938 shares of Common Stock. (See Plan of Distribution).
The table below lists the Selling Stockholders. The first column lists the number of shares of Common Stock beneficially owned by each of the Selling Stockholders, as of September 30, 2022. After giving effect to the Corporate Conversion, as of September 30, 2022, 12,500,000 shares of the Company’s Common Stock were issued and outstanding, after giving effect to (i) the Corporate Conversion to occur immediately prior to the effective date of this offering and (ii) the Debt Conversion and excludes as of such date: (i) 2,000,000 shares of common stock reserved for future grants pursuant to our 2023 Equity Incentive Plan (subject to increase under the 2023 Equity Plan to the number of shares of common stock equal to 13% of the total number of shares of common stock outstanding on the last day of the immediately preceding fiscal year), and (ii) 101,250 shares of common stock issuable upon exercise of warrants to be issued to the underwriters as part of this offering at an exercise price of $7.80 per common share (130% of the assumed public offering price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus).
The second column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders. None of the Selling Stockholders are officers or directors of the Company. The Company has agreed to pay all of the expenses of this registration, and the Selling Stockholders will not contribute to the costs. The underwriters are not underwriting the shares of the Selling Stockholders.
Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(*)	Number of Shares of Common Stock Owned After Offering (if Sold)	% of Shares of Common Stock Owned After Offering (Excluding Over-Allotment)	% of Shares of Common Stock Owned After Offering Including Over Allotment at 202,500 Shares
Stephen Brown (1)	99,322	99,322	0	0.72%	0.71%
Richard Carroll	24,700	24,700	0	0.18%	0.18%
Robert Coen(2)	114,000	114,000	0	0.82%	0.81%
Anthony Dancel(3)	320,054	320,054	0	2.31%	2.28%
Breanne Dancel(4)	99,322	99,322	0	0.72%	0.71%
Kristel Dancel(5)	121,400	121,400	0	0.88%	0.86%
Brock Dean(6)	114,000	114,000	0	0.82%	0.81%
Moise Fokou	101,872	101,872	0	0.74%	0.72%
Intelligent Bioenergetics Inc.	37,095	37,095	0	0.27%	0.26%
Steven Kahle	55,176	55,176	0	0.40%	0.39%
Alexander Lofft	82,773	82,773	0	0.60%	0.59%
Christopher Lofft	82,773	82,773	0	0.60%	0.59%
Nicole Ross-Grayson(7)	19,099	19,099	0	0.14%	0.14%
Mark Tornillo	55,176	55,176	0	0.40%	0.39%
Jodi and Robert Usher(8)	55,176	55,176	0	0.40%	0.39%
Total Selling Stockholders	1,381,938	1,381,938	0	9.98%	9.83%

(*)
Assumes all shares registered for the selling shareholder are sold.

(1)
Stephen Brown is the son of Bernie Dancel, the Company’s Chief Executive Officer and a director

(2)
Robert Coen is an employee of the Company.

(3)
Anthony Dancel is the son of Bernie Dancel, the Company’s Chief Executive Officer and a director.

(4)
Breanne Dancel is an employee of the Company and is the wife of Bernie Dancel, the Company’s Chief Executive Officer and a director.

(5)
Kristen Dancel is an employee of the Company and is the daughter of Bernie Dancel, the Company’s Chief Executive Officer and a director.

(6)
Brock Dean is an employee of the Company.

(7)
Ms. Ross-Grayson is an employee of the Company.

(8)
Ms. Usher is an employee of the Company.

The Selling Stockholders named above acquired their shares in private transactions with the Company that were exempt from registration under Section 4(a)(2) of the Securities Act or are the transferees of shares so purchased. There was no placement agent associated with any purchase of any of the shares.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of material U.S. federal income tax consequences to stockholders related to the ownership and disposition of our common stock but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (“Code”) Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operations or to the purchase, ownership or disposition of our shares, has been requested from the Internal Revenue Service (“IRS”) or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.
This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:
•
banks, insurance companies or other financial institutions, regulated investment companies or real estate investment trusts;

•
persons subject to the alternative minimum tax or Medicare contribution tax on net investment income (except to the extent specifically set forth below);

•
tax-exempt organizations or governmental organizations;

•
controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•
brokers or dealers in securities or currencies;

•
traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•
persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

•
U.S. expatriates and certain former citizens or long-term residents of the U.S.;

•
partnerships or entities classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

•
persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

•
persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•
persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code;

•
persons deemed to sell our common stock under the constructive sale provisions of the Internal Revenue Code.

•
tax-qualified retirement plans;

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement; and

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.
For purposes of this discussion, “U.S. holder” means an individual or entity holding our common stock who or that is: (i) for purposes of the Code, a citizen or resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision of the United States or otherwise treated as a U.S. tax resident for U.S. federal income tax purposes; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (1) the administration of which is subject to primary supervision by a court within the United States and as to which one or more U.S. persons have the authority to control all substantial decisions, or (2) which was in existence on August 19, 1996, and has properly elected to be treated as a “United States person” for U.S. federal income tax purposes. Individuals or entities (other than partnerships or any entities treated as partnerships for U.S. federal income tax purposes, which are addressed below) who or that are not U.S. holders are “non-U.S. holders.”
If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner (or owner of such entity) will generally depend on the status of the partner (or other owner) and the activities of the partnership (or entity). Investors that are treated as partnerships for U.S. tax purposes and their partners or other owners should consult their individual tax advisors about the U.S. federal income tax consequences of an investment in us.
General Matters
Classification for U.S. Federal Income Tax Purposes.   Following the Corporate Conversion, we are expected to be treated as an association taxable as a corporation for U.S. federal income tax purposes and accordingly, will generally be subject to entity-level taxation by the United States. The following discussion assumes that we will be treated as an association taxable as a corporation.
Taxation of Our Operations Generally.   As an entity classified as a corporation for U.S. federal income tax purposes, we generally will be subject to U.S. federal corporate income tax (currently, at a rate of 21%) on all income, gain, loss, deductions and credits we generate during our taxable year. We will file a U.S. federal corporate income tax return reporting our annual operations. Our losses will not be passed through to holders of our common stock.
Taxation of U.S. Holders
DISTRIBUTIONS.
As described in “Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, the tax treatment of distributions from us received by a U.S. holder will depend on whether the distribution is treated as an amount received from the sale or exchange of our common stock or as an ordinary corporate dividend on such common stock. A distribution is treated as an amount received from the sale or exchange of our common stock if any of the “dividend non-equivalence tests” described below are satisfied. If any such test is satisfied, any gain that a U.S. holder recognizes in connection with receipt of the distribution generally will be treated as capital gain for U.S. federal income tax purposes.
If none of the “dividend non-equivalence tests” described below are satisfied, a distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends paid to a U.S. holder that is a taxable corporation generally may qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided that certain holding period requirements are met, dividends paid to a non-corporate U.S. holder generally will constitute “qualified dividends” that should be subject to tax at the tax rate accorded to long-term capital gains.

Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock.
Disposition (Other than a Redemption) of Common Stock.   In general, upon a disposition (other than a redemption) of our common stock, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis in such common stock. A U.S. holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost.
Gain or loss on the disposition of our common stock, if any, will be long-term capital gain or loss if the U.S. holder has held the stock for more than one year and otherwise will be short-term capital gain or loss. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of the stock may be disallowed if the U.S. holder purchases the same type of stock within 30 days before or after the disposition.
Redemption of Common Stock.   In general, upon a redemption of our common stock, the treatment of the transaction for U.S. federal income tax purposes will depend on whether any of the “dividend non-equivalence tests” are satisfied with respect to the redemption. The “dividend non-equivalence tests” are as follows:
•
the U.S. holder’s percentage of our total outstanding voting shares that it actually and constructively owns immediately following the distribution is less than 80% of the percentage of our total outstanding voting shares that it actually and constructively owns immediately before the distribution and the U.S. holder has a similar reduction in its percentage ownership of our total outstanding common stock;

•
as a result of the distribution, the U.S. holder no longer actually or constructively owns any of our outstanding shares of stock; or

•
the distribution results in a meaningful reduction of the U.S. holder’s proportionate interest in our stock (which is determined based on the U.S. holder’s particular facts and circumstances; however, in certain circumstances, in the case of a stockholder holding a small minority (e.g., less than 1%) of our stock, even a small reduction of a U.S. holder’s proportionate interest in our stock may satisfy this test).

In determining whether one of the “dividend non-equivalence tests” is satisfied, a U.S. holder must take into account not only shares of our stock that such U.S. holder actually owns, but also shares of our stock that such U.S. holder constructively owns, including shares of our stock actually owned, and in some cases constructively owned, by certain related individuals and certain entities in which the U.S. holder has an interest, or that have an interest in the U.S. holder. Contemporaneous dispositions or acquisitions of shares by a U.S. holder (or persons or entities related to such U.S. holder) may be deemed to be part of a single integrated transaction which will be taken into account in determining whether any of the “dividend non-equivalence tests” have been satisfied. For example, if a U.S. holder sells shares of our common stock to persons other than us at or about the time the U.S. holder participates in a redemption transaction, and these transactions are part of an overall plan to reduce or terminate such U.S. holder’s proportionate interest in our stock, then the sales to persons other than us may, for U.S. federal income tax purposes, be integrated with the U.S. holder’s redemption of our common stock and, if integrated, should be taken into account in determining whether a U.S. holder satisfies any of the “dividend non-equivalence tests” described above.
If any such test is satisfied, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis in our common stock. A U.S. holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost. Any gain or loss that a U.S. holder recognizes in connection with the redemption generally will be long-term capital gain or loss if the U.S. holder has held the stock for more than one year and otherwise will be short-term capital gain or loss. All or a portion of any loss that a U.S. holder realizes upon a taxable redemption of the stock may be disallowed if the U.S. holder purchases the same type of stock within 30 days before or after the redemption. If none of the “dividend non-equivalence tests” described above are satisfied, the redemption proceeds generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends paid to a U.S. holder that is a taxable corporation generally may qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided that certain holding period requirements are met, dividends paid to a non-corporate U.S. holder generally will constitute “qualified dividends” that should be subject to tax at the tax rate accorded to long-term capital gains.
Redemption proceeds in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock.
Tax Rates.   In general, the maximum U.S. federal income tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of capital assets held for more than one year. Short-term capital gain (i.e., the gain on capital assets held for one year or less) of non-corporate taxpayers is subject to tax at the same U.S. federal income tax rates as ordinary income. The maximum U.S. federal income tax rate on ordinary income for non-corporate taxpayers with income exceeding certain thresholds is currently 37%. All income and gain of corporate taxpayers is subject to tax at the same U.S. federal income tax rate (currently, 21%). In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Medicare Tax.   A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold. For individuals, the threshold amount is $200,000 for single filers, and $250,000 for married taxpayers filing joint returns ($125,000 for married individuals filing separate returns), which amounts are not indexed for inflation. Net investment income generally includes dividend income and net gains from the disposition of stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust is urged to consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our common stock.
Taxation of Non-U.S. Holders
Distributions.   As described in “Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, the tax treatment of distributions received by a non-U.S. holder will depend on whether the distribution is treated as an amount received from the sale or exchange of common stock or as an ordinary corporate dividend. A distribution is treated as an amount received from the sale or exchange of common stock if any of the “dividend non-equivalence tests” described above are satisfied. If any such test is satisfied, then any gain that a non-U.S. holder recognizes in connection with receipt of the distribution generally will be treated as capital gain.
Subject to the discussion below concerning FIRPTA (as defined below), an amount that is treated as capital gain pursuant to the discussion above generally will not be subject to U.S. federal income tax or withholding tax; unless one of the following tests is satisfied:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if the non-U.S. holder is entitled to the benefits of an applicable income tax treaty with the United States with respect to that gain, that gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States) (the “ECI Test”); or

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the gain is recognized and certain other conditions are met (the “183 Day Test”).

If the non-U.S. holder satisfies the ECI Test, any income or gain that is taxable as a result generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If a non-U.S. holder is a corporation, its earnings and profits that are attributable to the effectively connected income (subject to certain adjustments) may be subject to an additional U.S. branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
If the non-U.S. holder satisfies the 183 Day Test, any gain that is taxable (net of certain U.S.-source losses) will be taxed at a flat rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
If none of the “dividend non-equivalence tests” described above are satisfied, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. In such event, subject to the discussion below concerning FIRPTA (as defined below), such amounts generally will be subject to U.S. income tax withholding at the rate of 30% on the gross amount of any such amount unless either:
•
a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate to the applicable withholding agent; or

•
the non-U.S. holder furnishes an IRS Form W-8ECI to the applicable withholding agent claiming that such amount is effectively connected income.

If an amount treated as dividend income is also treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax on such amount at graduated rates, in the same manner as U.S. holders are taxed with respect to such amounts. A non-U.S. holder that is a corporation also may be subject to the 30% branch profits tax with respect to such an amount that is treated as effectively connected with its conduct of a U.S. trade or business, unless reduced or eliminated by a tax treaty.
Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the non-U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock.
Disposition (Other than a Redemption) of Common Stock.   In general, upon a disposition (other than a redemption) of our common stock, a non-U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the non-U.S. holder’s adjusted tax basis in our common stock. A non-U.S. holder’s adjusted tax basis generally will equal the non-U.S. holder’s acquisition cost. Generally, subject to the discussion below concerning FIRPTA (as defined below), a non-U.S. holder will not be subject to U.S. federal income tax or withholding tax unless the ECI Test or the 183 Day Test is satisfied.
If the non-U.S. holder satisfies the ECI Test, any income or gain that is taxable as a result generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If a non-U.S. holder is a corporation, its earnings and profits that are attributable to the effectively connected income (subject to certain adjustments) may be subject to an additional U.S. branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
If the non-U.S. holder satisfies the 183 Day Test, any gain that is taxable (net of certain U.S.-source losses) will be taxed at a flat rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Redemption of Common Stock.   In general, upon a redemption of our common stock, the treatment of the transaction for U.S. federal income tax purposes will depend on whether any of the “dividend non-equivalence tests” described above are satisfied with respect to the redemption. If any such test is satisfied, a

non-U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the non-U.S. holder’s adjusted tax basis in our common stock. A non-U.S. holder’s adjusted tax basis generally will equal the non-U.S. holder’s acquisition cost. Generally, subject to the discussion below concerning FIRPTA (as defined below), a non-U.S. holder will not be subject to U.S. federal income tax or withholding tax on gain from a redemption that satisfies any of the “dividend non-equivalence tests” unless the ECI Test or the 183 Day Test is satisfied.
If the non-U.S. holder satisfies the ECI Test, any gain that is taxable as a result generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If a non-U.S. holder is a corporation, its earnings and profits that are attributable to the effectively connected income (subject to certain adjustments) may be subject to an additional U.S. branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
If the non-U.S. holder satisfies the 183 Day Test, any gain that is taxable (net of certain U.S.-source losses) will be taxed at a flat rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
If none of the “dividend non-equivalence tests” described above are satisfied, the redemption proceeds generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. In such event, subject to the discussion below concerning FIRPTA (as defined below), such amounts generally will be subject to U.S. income tax withholding at the rate of 30% on the gross amount of any such amount unless either:
•
a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate to the applicable withholding agent; or

•
the non-U.S. holder furnishes an IRS Form W-8ECI to the applicable withholding agent claiming that such amount is effectively connected income.

If an amount treated as dividend income is also treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax on such amount at graduated rates, in the same manner as U.S. holders are taxed with respect to such amounts. A non-U.S. holder that is a corporation also may be subject to the 30% branch profits tax with respect to such an amount that is treated as effectively connected with its conduct of a U.S. trade or business, unless reduced or eliminated by a tax treaty.
Redemption proceeds in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the non-U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock.
Foreign Investment in Real Property Tax Act (“FIRPTA”)
A non-U.S. holder’s gain from the disposition of a United States Real Property Interest (“USRPI”) is generally subject to U.S. federal income tax, withholding and filing requirements and is generally not exempted under applicable income tax treaties. A USRPI generally includes shares in corporations organized in the U.S., the fair market value of whose interests in real property located in the U.S., at any time in a five-year testing period, equals or exceeds 50% of the fair market value of the sum of its interests in real property located in the U.S., its interests in real property located outside the U.S., and its other assets used or held for use in a trade or business. Such gain on the disposition of a USRPI recognized by a non-U.S. holder is treated as income that is effectively connected with the conduct of a U.S. trade or business and the taxable amount is subject to U.S. federal income tax at graduated rates (“FIRPTA Tax”).
Dispositions that give rise to gains that may be subject to FIRPTA Tax may require that such FIRPTA Tax be collected by U.S. federal income tax withholding on the part of the purchaser or disposing partnership, as the case may be (“Section 1445 Withholdings”). Section 1445 Withholdings are required at a rate of 15% of the amount realized on the sale or exchange of the shares of the USRPI to the extent allocable to

non-U.S. holders. Section 1445 Withholdings are not required if (a) the applicable shares are regularly traded on an established securities market and (b) the non-U.S. holder did not, at any time during a specified testing period, hold more than 5% of the stock of such corporation.
Accordingly, if our stock constitutes a USRPI, the disposition of our common stock by a non-U.S. holder may attract FIRPTA Tax for such non-U.S. holder and such dispositions may give rise to Section 1445 Withholdings. In addition, such non-U.S. holder might be required to file a U.S. federal income tax return for the year in which such disposition is made. We do not expect our shares to constitute USRPIs.
Non-U.S. holders are urged to consult with their own tax advisors regarding the tax consequences to them of holding our common stock.
Backup Withholding and Information Reporting
U.S. Holders.   A U.S. holder may be subject to backup withholding at the rate of 24% unless such holder comes within certain exempt categories and, when required, demonstrates this fact, or provides to the applicable withholding agent a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. holder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability, provided the required information is timely furnished to the IRS.
Non-U.S. Holders.   A non-U.S. holder may be subject to backup withholding unless such holder certifies that it is not a U.S. person or otherwise establishes an exemption. The payment of the proceeds from the disposition of our stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the non-U.S. holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. holder of our stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for federal income tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. holder’s foreign status and has no actual knowledge to the contrary. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such non-U.S. holder’s federal income tax liability (which might entitle such non-U.S. holder to a refund), provided that the required information is timely furnished to the IRS. Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Each stockholder is urged to consult its own tax advisor regarding the information reporting and backup requirements applicable to it.
Foreign Account Tax Compliance Act Withholding
The “Foreign Account Tax Compliance Act” or “FATCA” (as set forth in Sections 1471 to 1474 of the Code and the Treasury regulations thereunder, including any successor provisions, subsequent amendments and administrative guidance promulgated thereunder) generally imposes a withholding tax of 30% on “withholdable payments” made to a “foreign financial institution” unless the foreign financial institution enters into an agreement with the IRS to collect and provide to the IRS on an annual basis substantial information regarding its U.S. account holders or an exception applies. If a foreign financial institution enters into such an agreement but is unable to obtain the relevant information from its direct and indirect account holders or owners on an annual basis, the foreign financial institution will be required to withhold 30% of any withholdable payment allocable to such account holders, and there is a risk that the IRS may determine that the foreign financial institution is not in compliance with its agreement, resulting in the foreign financial institution becoming subject to the 30% withholding tax on all of the withholdable payments made to it. The term “withholdable payment” generally includes any payment of fixed or determinable, annual or periodic income received from U.S. sources, including U.S. source dividends and interest to the extent not effectively connected with the conduct of a U.S. trade or business, and may include the gross proceeds of a disposition of stock or of debt instruments and “foreign pass-thru payments,” in each case with respect to any U.S. investment. The legislation also generally imposes a withholding tax of 30% on withholdable payments made to a non-U.S. entity that is not a foreign financial institution unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which are generally defined as any U.S. persons who directly or indirectly own more than 10% of the entity, or unless an exception applies. We generally will be required to withhold 30% of withholdable payments made to any non-U.S. holder that is a foreign financial institution or other non-U.S. entity unless such stockholder complies with the applicable requirements discussed above. Accordingly, the stockholders may be required to provide certain information to us in order to avoid the imposition of the 30% withholding tax on any withholdable payments made by us. We will not pay additional amounts in respect of amounts withheld.
The foregoing is only a general summary of certain provisions of FATCA. Non-U.S. holders are urged to consult with their own tax advisors regarding the application of FATCA to their investment in our common stock.
Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING
WestPark Capital, Inc. is acting as the representative of the underwriters of this offering. Under the terms of an underwriting agreement, which is filed as an exhibit to the registration statement, each of the underwriters named below has severally agreed to purchase from us the respective number of shares of common stock shown opposite its name below:
Underwriters	Number of Shares

WestPark Capital, Inc.	1,350,000

The underwriting agreement provides that the underwriters’ obligation to purchase Shares depends on the satisfaction of the conditions contained in the underwriting agreement including:
•
the representations and warranties made by us to the underwriters are true;

•
there is no material change in our business or the financial markets; and

•
we deliver customary closing documents to the underwriters.

Commissions and Expenses
The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.
	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Public offering price	$	$	$
Underwriting discount (%)	$	$	$
Non-accountable expense allowance (1%)	$	$	$
Proceeds, before expenses, to us	$	$	$
As of December 1, 2022, we have paid a retainer fee of $50,000 to the representative, which will be applied against actual out-of-pocket accountable expenses subject to the $175,000 accountable expense cap as described below. In addition, for all accountable expenses in excess of $500 incurred by the Representative subject to the $175,000 accountable expense cap as described below, we will pay the representative in advance. Any retainer balance or advance expense payment to the representative from us will be reimbursed to us to the extent any portion thereof is not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).
The underwriter proposes to offer the Shares directly to the public at the public offering price on the cover of this prospectus and to selected dealers, which may include the underwriter, at such offering price less a selling concession not in excess of $0.       per share.
The expenses of this offering that are payable by us are estimated to be approximately $       (which excludes estimated underwriting discounts and commissions and the non-accountable expense allowance payable to the underwriters). We will be responsible for all of the underwriters expenses related to this offering, including filing fees and communication expenses for the registration of the shares, all filing fees associated with the review of this offering by FINRA, fees and expenses relating to the listing of the shares of common stock on The Nasdaq Capital Market, fees relating to background checks, fees relating to the registration, qualification or exemptions of the shares under securities laws of foreign jurisdictions, cost of making and printing the underwriting documents, cost and expenses of a public relations firm, cost of preparing, printing and delivering stock certificates, fees and expenses of the transfer agent, escrow agent or clearing agent, and fees and expenses of our legal counsel, road show expenses for this offering, tombstones and marketing-related expenses, and fees and expenses of the underwriters legal counsel. The maximum amount of fees, costs and expenses incurred by the representative (including legal fees and expense of their own counsel, items listed under this section, and other reasonable out-of-pocket expenses) that we shall be responsible for may not exceed $175,000.
Nonaccountable Expense Allowance
In connection with and upon closing of this offering, we shall pay to the representative a nonaccountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of the shares.
Option to Purchase Additional Securities
We have granted the underwriters an option exercisable for 45 days after the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 202,500 shares (or 15% of common stock sold in this offering) from us in any combination thereof to cover over allotments, if any, at the public offering price, less underwriting discounts and commissions and the non-accountable expense allowance payable to the underwriters.
Lock-Up Agreements
The Company and all of our directors, executive officers and shareholders who own more than 1% of the outstanding common stock (or securities convertible into common stock) prior to the Offering have agreed that, for a period of one (1) year after the date of this prospectus and subject to certain limited exceptions, we and they will not, directly or indirectly, without the prior written consent of WestPark Capital, Inc. (i) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or other securities, in cash or otherwise, (iii) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any of our other securities, or (iv) publicly disclose the intention to do any of the foregoing.
WestPark Capital, Inc., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, WestPark Capital, Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time. We and WestPark Capital, Inc. have agreed to waive the lock-up requirement for a Selling Stockholder who, after giving effect to the Corporate Conversion, will hold approximately 2% of the Company’s outstanding Common Stock.
Underwriter Warrants
We have also agreed to issue to the underwriters or their designees at the closing of this offering, warrants (the “Underwriters’ Warrants”) to purchase an aggregate of 101,250 shares of common stock (7.5% of the number of shares sold in the offering, excluding the over-allotment option). The Underwriters’ Warrants will be exercisable for five (5) years from the effective date of the offering. The Underwriters’ Warrants will be exercisable at a price equal to 130% of the public offering price per share of common stock and such warrants shall be exercisable on a cash basis, provided that if a registration statement registering the common stock underlying the Underwriters’ Warrants is not effective, the Underwriters’ Warrants may be exercised on a cashless basis. The Underwriters’ Warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The underwriters or their permitted assignees under this Rule 5110(e)(1) shall not sell, transfer, assign, pledge or hypothecate the Underwriters’ Warrants, nor engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Underwriters’ Warrants, for a period of 180 days from the effective date of the offering, except that they may be assigned, in whole or in part, as specifically set forth in the underwriting agreement. The Underwriters’ Warrants will provide for customary anti-dilution provisions (for stock dividends, splits and recapitalizations and the like) consistent with FINRA Rule 5110, and the number of shares underlying the Underwriters’ Warrants shall be reduced, or the exercise price increased, if necessary, to comply with FINRA rules or regulations. Further, the Underwriters’ Warrants will provide for a one-time demand registration right for five years following the commencement of sales of common stock in this offering in compliance with FINRA Rule 5110(g)(8)(B)-(C), and unlimited piggyback registration rights for a period of seven years following the commencement of sales pursuant to the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(g)(8)(D). The Underwriters’ Warrants and underlying shares are included in this prospectus.
Offering Price Determination
Prior to the offering, there has been no public market for the shares. The initial public offering price has been negotiated among the Company and the representative. Among the factors to be considered in determining the initial public offering price of the shares, in addition to prevailing market conditions, will be the Company’s historical performance, estimates of the business potential and earnings prospects of the Company, an assessment of the Company’s management and the consideration of the above factors in relation to market valuation of companies in related businesses.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.
Stabilization, Short Positions and Penalty Bids
The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:
•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
Electronic Distribution
A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.
Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.
Listing on The Nasdaq Capital Market
We have applied to have our common stock listed on The Nasdaq Capital Market under the symbol “NAVA” subject to notice of issuance.
Discretionary Sales
The underwriters have informed us that they do not expect to sell more than [      ]% of the common stock in the aggregate to accounts over which they exercise discretionary authority.
Other Relationships
Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

PLAN OF DISTRIBUTION FOR STOCK REGISTERED FOR SELLING STOCKHOLDERS
We are registering 1,381,938 shares of common stock for Selling Stockholders. We are required to pay all fees and expenses incident to the registration of the shares of our securities to be offered and sold pursuant to this prospectus, including the shares of the Selling Stockholders.
The shares of common stock beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders, but only after our Common Stock has begun trading on the Nasdaq Capital Market. No assurance can be given that we will meet those requirements. If our common stock is not approved for listing on Nasdaq, we will not consummate this offering.
The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Stockholders may dispose of their securities by one or more of, or a combination of, the following methods once our Common Stock has commenced trading on the Nasdaq Capital Market.:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of the Nasdaq;

•
through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
to or through underwriters or broker-dealers;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
in privately negotiated transactions;

•
in options transactions;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Stockholders may also sell securities short and redeliver the securities to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS
The validity of the issuance of the common stock offered by us in this offering will be passed upon for us by Venable LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Manatt, Phelps & Phillips, LLP, Costa Mesa, California.
EXPERTS
The consolidated financial statements of Nava Health MD, Inc. as of December 31, 2021 and 2020 and for each of the years then ended included in this Registration Statement, of which this prospectus forms a part, have been so included in reliance on the report of M&K CPA’s, PLLC, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
The registration statement is available at the Securities and Exchange Commission’s website at www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the Securities and Exchange Commission. we will become subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, will be required to file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the Securities and Exchange Commission. You will be able to inspect and copy such periodic reports, proxy statements and other information at the website of the Securities and Exchange Commission referred to above.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Stockholders of Nava Health MD, LLC and subsidiaries
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Nava Health MD, LLC and subsidiaries (the Company) as of December 31, 2021 and 2020, and the related consolidated statements of operations, members equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has an accumulated deficit, negative cash flows from operations, and has a net working capital deficiency. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matter
The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Revenue Recognition
As discussed in Note 4, the Company recognizes revenue upon the performance of services and products to customers in an amount that reflects the consideration the Company expects to receive in exchange for the services and products. Significant judgment is exercised by the Company in determining revenue recognition for these customer agreements. Given these factors and due to the volume of transactions, the related audit effort in evaluating management’s judgments in determining revenue recognition for these patient services and products was extensive and required a high degree of auditor judgment.
We tested the Company’s process of posting contractual adjustments from third party payors as well as the review of evidence of services being performed or products being provided to these patients. Signed patient authorization was reviewed where applicable.
/s/ M&K CPAS, PLLC
We have served as the Company’s auditor since 2022.
Houston, Texas
September 13, 2022

Nava Health MD, LLC
Consolidated Balance Sheets
(in thousands except unit information)
	As of December 31,
	2021	2020
Assets
Current Assets:
Cash	$476	$56
Accounts Receivable, net	276	38
Other Receivable, related party	295	3
Inventory	68	54
Deposits & Other Current Assets	3	7
Total Current Assets	$1,118	$158
Deposits – Long-Term	33	33
Property, Plant & Equipment, net of Accumulated Depreciation	437	58
Operating Lease Right of Use Assets	1,371	1,661
Intangible Assets, net of Accumulated Amortization	—	1
Total Assets	$2,959	$1,911
Liabilities
Current Liabilities:
Accounts Payable	252	410
Other Payables, Related Party	689	550
Accrued Expenses & Wages	163	188
Unearned Revenue	208	125
Notes Payable – Current	202	211
Related Party Notes Payable – Current	—	701
Operating Lease Right of Use Liability – Current	325	298
Total Current Liabilities	$1,839	$2,483
Notes Payable – Long-Term	350	231
Economic Disaster Injury Loan	2,000	—
Paycheck Protection Program Loan	—	502
Operating Lease Right of Use Liability	1,205	1,531
Total Liabilities	$5,394	$4,747
Equity:
Capital Contributions	4,522	3,814
Member’s Capital	(3,798)	(3,798)
Accumulated Deficit	(3,159)	(2,852)
Total Equity	$(2,435)	$(2,836)
Total Liabilities & Equity	$2,959	$1,911
The accompanying notes are an integral part of these consolidated financial statements.

Nava Health MD, LLC
Consolidated Statements of Operations
(in thousands except unit information)
	As of December 31,
	2021	2020
Total Revenue	$6,655	$4,842
Cost of Service	3,250	2,185
Gross Profit	$3,405	$2,657
Sales & Marketing	2,187	1,789
General & Administrative	2,334	1,423
Occupancy	143	84
Depreciation & Amortization	51	25
Total Operating Expenses	$4,715	$3,321
Operating Income (Loss)	$(1,310)	$(664)
Interest Expense	78	120
(Gain)/Loss on Settlement of Accounts Payable & Accrued Expenses	(37)	(10)
(Gain)/Loss on Settlement of Rent	—	(1,189)
Covid Grant and Loan Forgiveness	(1,048)	(60)
Other Expenses	4	2
Net Income (Loss)	$(307)	$473
Basic and Diluted Earnings (Loss) Per Unit	$(0.25)	$0.39
Weighted-Average Shares Outstanding Basic and Diluted	1,235,925	1,203,837
The accompanying notes are an integral part of these consolidated financial statements.

Nava Health MD, LLC
Consolidated Statement of Changes in Member’s Equity
(in thousands, except unit data)
$ in thousands	Member Units A	Member Unit A – Amount	Member Units B	Member Unit B – Amount	Members’ Contributions	Members’ Withdrawal	Accumulated Deficit	Total
Balance at 12/31/2019	1,000,000		203,837	$2,081	$1,733	$(3,798)	$(3,325)	$(3,308)
Net Income (loss)							473	473
Balance at 12/31/2020	1,000,000		203,837	$2,081	$1,733	$(3,798)	$(2,852)	$(2,836)
Membership units payable	—		40,000	351	—	—	—	351
Membership units granted	—		24,000	245	—	—	—	245
Capital contribution as forgiveness of related party expenses	—		—	—	112	—	—	112
Net Income (loss)							(307)	(307)
Balance at 12/31/21	1,000,000	—	267,837	$2,677	$1,845	$(3,798)	$(3,159)	$(2,435)
The accompanying notes are an integral part of these consolidated financial statements.

Nava Health MD, LLC
Consolidated Statements of Cash Flows
(in thousands except unit information)
	As of December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(307)	$473
Adjustments to reconcile net income to net cash (used) in operating activities:
Depreciation & amortization	51	25
Forgiveness of accounts payable	(37)	(10)
Forgiveness of Paycheck Protection Program loan	(1,048)	(60)
Stock compensation for services	245	—
(Gain) loss on settlement of rent	—	(1,189)
Change in assets and liabilities:
Accounts receivable, net	(238)	(37)
Accounts receivable, related party	(293)	222
Inventory	(14)	(5)
Prepaid expenses and other assets	5	16
Change in Right Of Use asset	290	274
Accounts payable	(158)	28
Accounts payable, related party	289	114
Accrued expenses and wages	(70)	117
Customer deposits/deferred income	83	(32)
Change in Right Of Use liabilities	(298)	(272)
NET CASH PROVIDED BY/(USED) IN OPERATING ACTIVITIES	(1,500)	(336)
CASH FLOWS FROM INVESTING ACTIVITIES	—	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of notes payable	(325)	(282)
Repayments of notes payable – related party	(301)	(180)
Borrowings from Paycheck Protection Program loan	2,546	563
Borrowings from note payable	—	249
NET CASH PROVIDED BY/(USED) IN FINANCING ACTIVITIES	1,920	350
NET INCREASE/(DECREASE) IN CASH	420	14
Beginning Cash	56	42
Ending Cash	$476	$56
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Non-cash financing activities
Property and equipment acquired in exchange of note payable	$429	—
Note payable in exchange for equity	$351	—
Related party accounts payable forgiven as capital contributions	$112	—
The accompanying notes are an integral part of these consolidated financial statements.

Nava Health MD, LLC and Nava Health Medical Group, LLC
Notes to Consolidated Financial Statements
For the years ended December 31, 2021 and 2020
NOTE 1 — DESCRIPTION OF BUSINESS
Nava Health MD, LLC (“Nava Health”) and Nava Health Medical Group, LLC (“Nava Medical”) work together as a vertically integrated, tech-enabled integrative healthcare practice combining traditional, functional, holistic, and regenerative medicine. Our innovative medical practice uses a data-driven, personalized approach to optimize health and increase longevity. The mission is to help clients “feel their best” with an integrative approach to health optimization and longevity by providing comprehensive wellness treatment plans, services, and products. Nava Medical has six general areas of expertise and offerings, including but not limited to diagnostic testing, bio-identical hormone replacement therapies, regenerative therapies, aesthetics, functional nutrition, and premium-grade retail products.
Due to restrictions on the corporate practice of medicine in many states, Nava Medical, which is a separate legal entity owned by a licensed physician, is responsible for all clinical aspects of the medical operations that take place in on- premises locations and through telehealth, including contracting with the physicians and practitioners who treat clients at on-premises locations and through telehealth. Practitioners at Nava Medical include, but are not limited to board certified physicians, nurse practitioners, physician assistants, certified aesthetics nurses, acupuncturists, massage therapists, board certified nutritionists, medical assistants, medical technicians, and certified life coaches. Nava Medical also has a fully equipped, in-office clinical laboratory that provides diagnostic testing for patients, conveniently increasing the speed of research and results. Lab tests include, but are not limited to, chemistry, hematology, immunoassay, genetic, allergy, food sensitivity, and other blood and urine panels. Nava Medical is a Maryland limited liability company and was formed in May of 2014.
Nava Health manages the non-clinical aspects for Nava Medical through a Management Services Agreement, dated January 1, 2021, by and between Nava and Nava Medical, as amended by that certain Amendment to Management Services Agreement, dated January 1, 2021 (together, the “MSA”). The MSA states that Nava will provide for the administration of the non-clinical aspects of the medical operations of Nava Medical which include, but are not limited to, financial, administrative, technical, marketing and personnel services. Nava Health does not practice medicine. Nava Health is a Delaware limited liability company and was formed in June 2013.
Nava Health’s headquarters is located in Columbia, Maryland, and Nava Medical’s clinics are located in Columbia, Maryland, Bethesda, Maryland and Fairfax, Virginia.
Our consolidated financial statements present the results of operations and financial position of Nava Health and Nava Medical.
Going Concern
The financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments that might result if we were unable to continue as a going concern. As shown in the accompanying financial statements, the Company had an accumulated deficit, negative cash flows from operations and a working capital deficit as of December 31, 2021, which raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon, among other things, additional cash infusion. Management believes the existing shareholders, the prospective new investors and future revenue will provide the additional cash needed to meet our obligations as they become due and will allow the development of our core business operations.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nava Health has prepared the accompanying financial statements according to the Generally Accepted Accounting Principles (GAAP) in the United States. Nava Health MD, LLC and Nava Health Medical

Group, LLC consolidate their financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of Nava Health’s financial statements in conformity with GAAP requires management to make estimates that affect the reported amounts of assets, liabilities, revenue and expenses during a reporting period. Actual results may differ from these estimates. Estimates are used to determine revenue from clients using health insurance.
Cash and Cash Equivalents
Nava Health considers cash equivalents as all short-term, highly liquid investments with remaining maturities at the purchase date of three months or less. All cash deposits are held in United States financial institutions. The company has no restricted cash. As of December 31, 2021, we maintain cash balances in financial institutions in excess of federally insured limits.
Accounts Receivables, Net
Accounts receivable includes amounts due from private or government insurance companies and amounts remaining to be paid by clients after insurance disbursements have been made.
Nava Health began accepting health insurance reimbursements as payments for services in September of 2021. Receivables from insurance companies are recorded as an estimated reimbursement. This estimate is based on contracted rates as well as historical trends. What we recognize as accounts receivable is net of any contractual allowance adjustments we estimate to occur.
Payments waiting to be received from insurance companies were $276,000 in 2021 and $0 in 2020, respectively. In 2020, there was $30,000 in accounts receivable not related to client appointments.
Fair Value Measurements
The accounting standard for fair value measurements defines fair value as the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants on the date of measurement. Nava Health has certain financial assets and liabilities recorded at fair value, which have been classified as Level 1, 2 or 3 within the fair value hierarchy:
•
Level 1 — Fair values are determined utilizing prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access;

•
Level 2 — Fair values are determined by utilizing quoted prices for identical or similar assets and liabilities in active markets or other market observable inputs such as interest rates, yield curves, and foreign currency spot rates; and

•
Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The carrying value of cash and cash equivalents approximates fair value as maturities are less than three months. The carrying value of notes payable are measured at amortized cost.
Inventories
Inventory consists of products available for consumer purchase. They include, but are not limited to, supplements and nutraceuticals. Inventories are valued at the lower of cost or net realizable value using the weighted first-in- first-out (FIFO) method. Inventory consists of vitamins, supplements and nutraceuticals that are sold at our clinics and online. Management assesses the valuation of inventory regularly and adjusts for expired or obsolete products as necessary.
Property and Equipment
Property and equipment are stated at historical cost, net of accumulated depreciation. Depreciation and amortization are calculated using the straight-line method over the estimated useful life of the specific asset.

($ in thousands)	December 31, 2021	December 31, 2020
Computer Hardware	$19	$19
Furniture & Fixtures	$90	$90
Office Equipment	$12	$12
Leasehold Improvements	$37	$37
Therapy Equipment	$448	$19
Total Property and Equipment	$606	$177
less accumulated depreciation	$(169)	$(119)
Property and Equipment, Net of Accumulated Depreciation	$437	$58
Estimated Useful Life
Computer Hardware	3 – 5 Years
Furniture & Fixtures	5 – 7 Years
Office Equipment	5 – 7 Years
Leasehold Improvement	Shorter of the asset’s useful life or the remaining lease term
Therapy Equipment	5 – 7 Years
Routine repairs and maintenance are expensed when they occur. Depreciation and amortization is approximately $51,000 for the year ended December 31, 2021 compared to $25,000 for the year ended December 31, 2020.
Intangible Assets
Nava Health’s intangible assets consist of computer software purchases and updates as well as the licensing of software. The assets are recognized on the balance sheet at historical cost. Software license purchases are assigned a useful life equal to that of the license term.
($ in thousands)	December 31, 2021	December 31, 2020
Software Licensing	$126	$126
Software Programming	$13	$13
Total Intangible Assets	$139	$139
less accumulated amortization	$(139)	$(138)
Intangible Assets, Net of Accumulated Depreciation	$—	$1
Long-Lived Asset
We review definite-lived assets, whether they be property, plant and equipment or intangible, for impairment when indication of a potential impairment exists. This could include, but is not limited to:
•
The carrying amount is not recoverable and exceeds the asset’s fair value;

•
Significant changes in the asset’s market price due to a change in consumer demand;

•
Damage to its physical condition; and

•
The book value exceeds expected future cash flows.

The company has not recognized impairment for any assets as of December 31, 2021 and 2020, respectively.
Leases
The Company adopted Accounting Standards Codification, Topic 842, Leases (“ASC 842”), using the modified retrospective approach through a cumulative-effect adjustment and utilizing the effective date of January 1, 2019 as its date of initial application.

The Company determines if a contract meets with definition of a lease at inception of a contract. Lease liabilities represent the obligation to make lease payments and right-of-use (“ROU”) assets represent the right to use the underlying asset during the lease term. Leases with a term greater than one year are recognized on the consolidated balance sheet as lease liabilities and ROU assets at the commencement date of the lease based on the present value of lease payments over the lease term. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. When the implicit rate is unknown, an incremental borrowing rate based on the information available at the commencement date is used in determining the present value of the lease payments.Options to extend or terminate the lease are included in the determination of the lease term when it is reasonably certain that the Company will exercise such options. Most leases contain clauses for renewal at the Company’s option with renewal terms that generally extend the lease term from 1 to 7 years.
Operating lease ROU assets are adjusted for (i) payments made at or before the commencement date, (ii) initial direct costs incurred, and (iii) tenant incentives under the lease. When a lease contains an escalation clause or a concession, such as a rent holiday or tenant improvement allowance, the Company includes these items in the determination of the ROU asset and the lease liabilities. The effects of these escalation clauses or concessions have been reflected in lease expenses on a straight-line basis over the expected lease term and any variable lease payments subsequent to establishing the lease liability are expensed as incurred.
Income Taxes
Income taxes are passed through to the members of both Nava Medical and Nava Health.
NOTE 3 — CONTROLLING MEMBER
Ascend One Corporation (“Ascend One”) is Nava Health’s controlling unitholder, owning 78.45% of Nava Health’s membership units as of December 31, 2021. Accordingly, Ascend One has the ability to exercise significant control over Nava Health’s affairs.
NOTE 4 — REVENUE RECOGNITION
Nava Health recognizes revenue from membership dues, treatments and therapies as well as retail sales. The services provided by the Company have no fixed duration and can be terminated by the patient or the Company at any time, and therefore, each treatment is its own stand-alone contract. As the Company’s performance obligations relate to contracts with a duration of one year or less, the Company elected the optional exemption in Accounting Standards Codification (“ASC”) ASC 606-10-50-14(a), Therefore, the Company is not required to disclose the transaction price for the remaining performance obligations at the end of the reporting period or when the Company expects to recognize the revenue. The Company has minimal unsatisfied performance obligations at the end of the reporting period as its patients typically are under no obligation to remain members of Nava.
Our revenue is primarily derived from treatments and therapies rendered to our clients. We also recognize membership dues as revenue from all of our clients. We receive payments from the following sources for services rendered in our facilities: (i) state governments and their respective programs; (ii) commercial insurers; (iii) the federal government under the Medicare program; and (iv) individual patients and clients. We determine the transaction price based on our established billing rates reduced by contractual adjustments provided to third-party payors.
Outside of the initial consultation, all clients must be active members to receive treatments and therapies from the Company. All services have standard prices; no discounts are given. Member prices for retail products are calculated at the time of transaction.
Net patient service revenue is reported net of provisions for contractual allowances from third-party payers and clients. The Company reviews its overall reserve adequacy by monitoring historical cash collections as a percentage of net revenue as well as other collection indicators such as the age of the balance and the payment history of the customer. The Company writes off accounts against the allowance for doubtful accounts when they are deemed to be uncollectible. Increases and decreases in the allowance for doubtful accounts from patient service revenue are included in net revenue in the consolidated statement of operations. Membership dues are recognized monthly, treatments and therapies are recognized at the time of service and retail sales are recognized when the possession of the goods is transferred to the client.
Service Revenue
Nava Health recognizes revenue for consultations, therapies and treatments at the time of service. Nava Health considers its performance obligation as providing medical consultations, therapies and treatments. Nava Health receives payments for these services from the client directly or through a submitted claim to the client’s health insurance company or government provider.
The service revenue is reported as a calculation of direct, in-full patient payments in addition to estimated reimbursement amounts from the various insurance providers. Any difference between the estimated and actual insurance reimbursement is deducted from gross revenue in the period the final adjustment is realized.
Membership Revenue
Membership fees are recognized as revenue evenly over the life of the membership period. Nava Health’s performance obligation is in accordance with the membership contract regarding services provided and pricing for those services.
Retail Sales
Nava Health offers consumer products through its physical locations and online. Revenue is recognized when control of the goods is transferred to the client.
Unearned Revenue
Nava Health records unearned revenue when a payment is made by the client in advance of a performance obligation being met. Unearned Revenue consists of client prepaid services such as annual membership dues, prepaid treatment packages, gift card purchases and annual access fees. Prepaid annual membership and annual access fees are recognized as revenue evenly over twelve months. Prepaid treatment packages are recognized as revenue when the client is provided each service detailed out in the treatment package. Gift card purchases are recognized as revenue when the gift card is utilized.
Disaggregation of Revenue
We disaggregate our revenue based on activity type. Our consolidated revenue was derived from the following activities:
($ in thousands)	December 31, 2021	December 31, 2020
Treatments & Therapies	$5,683	$3,711
Membership Dues	960	973
Other Income	12	158
Total Revenue	$6,655	$4,842
The Treatments and Therapies revenue line is comprised of patients who either use insurance or who self-fund all costs. The breakout of these categories is as follows:
	2021		2020
($ in thousands)	Amount	% of Revenue	Amount	% of Revenue
Treatments & Therapies Revenue from Insurance-Pay Clients	462	8%	—	—
Treatments & Therapies Revenue from Self-Pay Clients	5,221	92%	3,711	100%
Total Treatments & Therapies Revenue	5,683		3,711

NOTE 5 — NOTES PAYABLE
Nava Health has notes payable directly to the lender as well as related party notes in the name of Ascend One and other individuals with a direct relationship to the business. Related party notes are discussed below in Note 6.
On May 5, 2021, Nava Medical issued a promissory note (the “May 5, 2021 Note”) in the amount of $201,630, at which time the entire balance of $201,630 was received to purchase therapy equipment. The May 5, 2021 Note bears interest at a rate of 9% per year and is payable in no event later than 60 months from the effective date. The balance of the May 5, 2021 Note as of December 31, 2021 was $196,252.
On November 4, 2021, Nava Medical issued a promissory note (the “November 4, 2021 Note”) in the amount of $226,605, at which time the entire balance of $226,605 was received to purchase therapy equipment. The November 4, 2021 Note bears interest at a rate of 9% per year and is payable in no event later than 60 months from the effective date. The balance of the November 4, 2021 Note as of December 31, 2021 was $226,605.
On June 16, 2017, Nava Health issued a promissory note to the Howard County Economic Development Authority in the amount of $250,000. The term of the note is 60 months with a simple interest of 5% applied. The total monthly payment is $4,718. The balance of this note was $47,090 and $100,072 on December 31, 2021 and 2020, respectively.
On July 31, 2016, Nava Health issued a promissory note (the “July 31, 2016 Note”) in the amount of $200,000 to Dr. C. Douglas Lord as the lender. The July 31, 2016 Note bears interest at the Prime Rate as published in the “Money Rates” table in the Wall Street Journal as of the last day of each calendar month in which amounts are due and is payable in no event later than 36 months from the effective date. The balance of the July 31, 2016 Note was $0 and $200,000 as of December 31, 2021 and 2020 respectively. The interest owed on the July 31, 2016 Note was $0 and $43,853 as of December 31, 2021 and 2020, respectively. In 2021, we issued 40,000 Class B Units to Dr. C. Douglas Lord in consideration of the outstanding amount of $351,500 owed to Dr. C. Douglas Lord which includes the July 31, 2016 Note and the September 7, 2018 Note. The units were valued within the terms of our contract with Dr. Lord. There was no gain or loss recognized.
On January 13, 2017, Nava Health issued a promissory note (the “January 13, 2017 Note”) in the amount of $231,011, to Bernaldo J. and Constance M. Dancel as the lenders. The January 13, 2017 Note bears an interest rate of 9.7403% and is payable in no event later than 36 months from the effective date. The balance of the January 13, 2017 Note was $0 and $83,773 as of December 31, 2021 and 2020, respectively. The interest owed on the January 13, 2017 Note was $0 and $21,465 as of December 31, 2021 and 2020 respectively.
On January 29, 2017, Nava Health issued a promissory note (the “January 29, 2017 Note”) in the amount of $250,000 to Bernaldo J. and Constance M. Dancel as the lenders. The January 29, 2017 Note bears an interest rate of 9% and is payable in no event later than 36 months from the effective date. The balance of the January 29, 2017 Note was $0 and $109,605 as of December 31, 2021 and 2020, respectively. The interest owed on the January 29, 2017 note was $0 and $17,994 as of December 31, 2021 and 2020 respectively
On September 7, 2018, Nava Health issued a promissory note (the “September 7, 2018 Note”) in the amount of $100,000 to Dr. C. Douglas Lord as the lender. The September 7, 2018 Note bears a fixed fee of $5,000 and is payable in no event later than 4 months from the effective date. The balance of the September 7, 2018 Note was $0 and $100,000 as of December 31, 2021 and 2020, respectively. In 2021, we issued 40,000 Class B Units to Dr. C. Douglas Lord in consideration of the outstanding amount of $351,500 owed to Dr. C. Douglas Lord which includes the July 31, 2016 Note and the September 7, 2018 Note. The units were valued within the terms of our contract with Dr. Lord. There was no gain or loss recognized.
On February 25, 2019, Nava Medical issued a promissory note (the “February 25, 2019 Note”) in the amount of $50,000 to Bernaldo J. and Constance M. Dancel as the lenders. The February 25, 2019 Note bears an interest rate of 8% and is payable in no event later than 36 months from the effective date. The balance of the February 25, 2019 Note was $0 and $50,000 as of December 31, 2021 and 2020, respectively. The amount of interest owed on the February 25, 2019 note was $0 and $7,397 as of December 31, 2021 and 2020 respectively.
On April 10, 2019, Nava Medical issued a promissory note (the “April 10, 2019 Note”) in the amount of $50,000 to Bernaldo J. and Constance M. Dancel as the lenders. The April 10, 2019 Note bears an interest rate of 8% and is payable in no event later than 36 months from the effective date. The balance of the April 10, 2019 Note was $0 and $50,000 as of December 31, 2021 and 2020 respectively. The amount of interest owed on the April 10, 2019 Note was $0 and $6,915 as of December 31, 2021 and 2020 respectively.
On June 17, 2019, Nava Medical issued a promissory note (the “June 17, 2019 Note”) in the amount of $24,247, with Dr, C. Douglas Lord as the lender. The June 17, 2019 Note bears an interest rate of 8% and is payable in no event later than 24 months commencing August 1, 2019. The balance of the June 17, 2019 Note was $0 and $7,476 as of December 31, 2021 and 2020, respectively.
On August 7, 2019, Nava Medical was issued a loan from American Express in the amount of $500,000. There is a loan fee of 5.5% of the amount of the loan. Monthly payments are 10% of the outstanding loan amount. The balance of this loan was and $84,080 and $344,648 on December 31, 2021 and 2020, respectively.
On April 21, 2020, Nava Medical was issued a Paycheck Protection Program loan in the amount of $502,104. The balance of this loan was $502,104 as of December 31, 2020. This loan was forgiven on June 30, 2021 leaving a $0 balance as of December 31, 2021.
On January 25, 2021, Nava Medical was given a second Paycheck Protection Program loan in the amount of $546,467. This loan was forgiven in November 2021 leaving a $0 balance as of December 31, 2021.
On December 9, 2021, Nava Medical was issued an Economic Disaster Injury Loan in the amount of $2 million. Monthly payments, including interest, of $9,968 will begin 24 months from the date of the original note. The balance of principal and interest will be payable thirty years from the date of the original note. Interest accrues at the rate of 3.75% per annum.
12/31/2021
Maturity Analysis	Obligated Cash Payment of Notes Payable

2022	202,275
2023	78,430
2024	85,593
2025	93,411
2026	93,557
Thereafter	—
Total Note Liabilities	553,266
12/31/2020
Maturity Analysis	Obligated Cash Payment of Notes Payable

2021	912,074
2022	202,275
2023	78,430
2024	85,593
2025	93,411
Thereafter	93,557
Total Note Liabilities	1,465,339

NOTE 6 — RELATED PARTY TRANSACTIONS
From time to time, personal loans are made to Nava Health and Nava Medical for operating capital by the Chief Executive Officer, Bernaldo Dancel, and Chief Medical Officer, Dr. C. Douglas Lord.
On July 31, 2016, Nava Health issued a promissory note (the “July 31, 2016 Note”) in the amount of $200,000 to Dr. C. Douglas Lord as the lender. The July 31, 2016 Note bears interest at the Prime Rate as published in the “Money Rates” table in the Wall Street Journal as of the last day of each calendar month in which amounts are due and is payable in no event later than 36 months from the effective date. The balance of the July 31, 2016 Note was $0 and $200,000 as of December 31, 2021 and 2020 respectively. The interest owed on the July 31, 2016 Note was $0 and $43,853 as of December 31, 2021 and 2020, respectively. In 2021, we issued 40,000 Class B Units to Dr. C. Douglas Lord in consideration of the outstanding amount of $351,500 owed to Dr. C. Douglas Lord which includes the July 31, 2016 Note and the September 7, 2018 Note. The units were valued within the terms of our contract with Dr. Lord. There was no gain or loss recognized.
On January 13, 2017, Nava Health issued a promissory note (the “January 13, 2017 Note”) in the amount of $231,011, to Bernaldo J. and Constance M. Dancel as the lenders. The January 13, 2017 Note bears an interest rate of 9.7403% and is payable in no event later than 36 months from the effective date. The balance of the January 13, 2017 Note was $0 and $83,773 as of December 31, 2021 and 2020, respectively. The interest owed on the January 13, 2017 Note was $0 and $21,465 as of December 31, 2021 and 2020 respectively.
On January 29, 2017, Nava Health issued a promissory note (the “January 29, 2017 Note”) in the amount of $250,000 to Bernaldo J. and Constance M. Dancel as the lenders. The January 29, 2017 Note bears an interest rate of 9% and is payable in no event later than 36 months from the effective date. The balance of the January 29, 2017 Note was $0 and $109,605 as of December 31, 2021 and 2020, respectively. The interest owed on the January 29, 2017 note was $0 and $17,994 as of December 31, 2021 and 2020 respectively
On September 7, 2018, Nava Health issued a promissory note (the “September 7, 2018 Note”) in the amount of $100,000 to Dr. C. Douglas Lord as the lender. The September 7, 2018 Note bears a fixed fee of $5,000 and is payable in no event later than 4 months from the effective date. The balance of the September 7, 2018 Note was $0 and $100,000 as of December 31, 2021 and 2020, respectively. In 2021, we issued 40,000 Class B Units to Dr. C. Douglas Lord in consideration of the outstanding amount of $351,500 owed to Dr. C. Douglas Lord which includes the July 31, 2016 Note and the September 7, 2018 Note. The units were valued within the terms of our contract with Dr. Lord. There was no gain or loss recognized.
On February 25, 2019, Nava Medical issued a promissory note (the “February 25, 2019 Note”) in the amount of $50,000 to Bernaldo J. and Constance M. Dancel as the lenders. The February 25, 2019 Note bears an interest rate of 8% and is payable in no event later than 36 months from the effective date. The balance of the February 25, 2019 Note was $0 and $50,000 as of December 31, 2021 and 2020, respectively. The amount of interest owed on the February 25, 2019 note was $0 and $7,397 as of December 31, 2021 and 2020 respectively.
On April 10, 2019, Nava Medical issued a promissory note (the “April 10, 2019 Note”) in the amount of $50,000 to Bernaldo J. and Constance M. Dancel as the lenders. The April 10, 2019 Note bears an interest rate of 8% and is payable in no event later than 36 months from the effective date. The balance of the April 10, 2019 Note was $0 and $50,000 as of December 31, 2021 and 2020 respectively. The amount of interest owed on the April 10, 2019 Note was $0 and $6,915 as of December 31, 2021 and 2020 respectively.
On June 17, 2019, Nava Medical issued a promissory note (the “June 17, 2019 Note”) in the amount of $24,247, with Dr, C. Douglas Lord as the lender. The June 17, 2019 Note bears an interest rate of 8% and is payable in no event later than 24 months commencing August 1, 2019. The balance of the June 17, 2019 Note was $0 and $7,476 as of December 31, 2021 and 2020, respectively.
Nava Health has Professional Service Agreements with Ascend One and St Ends Management, LLC, a Maryland limited liability company (“St Ends Management”).

St Ends Management provided services to Nava Health including benefits administration, recruiting/hiring services, payroll administration as well as other labor and compliance administration services. The fee for St Ends Management’s services to Nava Health is the cost of these services plus 5%. The amounts charged by St Ends Management were $204,025 and $111,629 on December 31, 2021 and 2020, respectively. The amounts due to St Ends Management were $642,400 and $438,376 on December 31, 2021 and 2020 respectively. We recognize these as other payables, related party on our balance sheet. St Ends Management has not required payment of these management fees as of December 31, 2021, resulting in the increase of amounts due from 2020 to 2021.
As of December 31, 2021, we accrued $47,047 in related party expenses. This can be found under Other Payables — Related Party on the balance sheet. As of December 31, 2020 we recorded $111,672 in related party expenses. This can be found under Other Payables — Related party on the balance sheet. The $111,672 was forgiven as of December 31, 2021 and recognized as capital contributions which can be found on the Statement of Members Equity schedule.
Ascend One provides services to Nava Health including the assistance in obtaining equipment, facilities and supplies through leases and other financial/contractual arrangements, assistance with licensing, compliance and other legal requirements, executive management support as well as other administrative services. The fee for Ascend One’s services to Nava Health is a monthly fee of $5,000 and the out-of-pocket expenses incurred related to providing their services under the Professional Services Agreement, invoiced by Ascend One monthly. The amounts charged by Ascend One were $616,036 and $127,000 as of December 31, 2021 and December 31, 2020 respectively Ascend One and Nava extends working capital loans to each other when needed. As of December 31, 2021, Ascend One owed Nava $295,245 in working capital cash. This amount was paid in full in June 2022. There was no amounts owed to Ascend One as of December 31, 2020.
NOTE 7 — MEMBER UNITS
Nava Health has a total of 1,267,837 membership units authorized and issued, with 1,000,000 of those units classified as Class A Membership Units (the “Class A Units”) and 267,837are classified as Class B Membership Units (the “Class B Units”). Class A Units are held by original investors. Class B Units were created as a result of convertible note and small grants. Generally, subject to applicable securities laws, Class B Units are transferable; however, any transferee of Class B Units will not have any rights as a member unless the Manager (as defined in the Amended and Restated Operating Agreement of Nava Health, dated March 21, 2017, as amended the “Operating Agreement”) consents to the admission of the transferee as a Member. Unless admitted as a Member, the transferee will have no rights to distributions and will only have an economic right to receive distributions from Nava Health and allocation of profits and losses to the extent made in the Manager’s sole discretion and as otherwise required by the Operating Agreement. Applicable securities laws prohibit the resale and transferability of the Class B Units except pursuant to an effective registration under those laws or an exemption from such registration. In 2021, 12,000 Class B Units were granted to each of two employees for a total of 24,000 Class B Units which are valued using the third-party note conversion price of $10.20 for a total of $244,800. Also in 2021, we issued 40,000 Class B Units to Nava Health’s Chief Medical Officer in satisfaction of the outstanding balance owed to the Chief Medical Officer as of December 31, 2021. See Note 6 — Related Party Transactions for further discussion regarding this unit issuance.
NOTE 8 — COMMITMENTS AND CONTINGENCIES
Leases
In February 2016, the FASB issued ASU 2016-02, “Leases” Topic 842, which amends the guidance in former ASC Topic 840, Leases. The new standard increases transparency and comparability most significantly by requiring the recognition by leases of right-of-use (ROU) assets and lease liabilities on the balance sheet for all leases longer than 12 months. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. For lessees, leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement, over the expected term on a straight-line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities. We determine if an arrangement is a lease at inception. Operating leases are included in operating lease ROU assets and operating lease liabilities on our consolidated balance sheets.
Nava Health adopted the new lease guidance effective January 1, 2019, using the modified retrospective transition approach applying the new standard to all of its leases existing at the date of initial application which is the effective date of adoption. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019.
Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred, if any. Nava Health’s lease terms may include options to extend or terminate the lease when it is reasonably certain that it will exercise that option.
Year Ending December 31, 2021
Lease expense
Operating lease expense	$381,269
Total	$381,269
Other Information
Operating Cash Flow	$389,139
Weighted-average remaining lease term in years for operating leases	5.23
Weighted-average discount rate for operating leases	5.50%
Operating
Maturity Analysis
2022	$399,532
2023	$410,194
2024	$293,188
2025	$217,548
2026	$119,897
Thereafter	$325,647
Total undiscounted cash flows	$1,766,006
Less: imputed interest	$(235,278)
Total lease liabilities	$1,530,728
Year Ending December 31, 2020
Lease expense
Operating lease expense	$381,269
Total	$381,269
Other Information
Operating cash flows from operating leases	$379,018
Weighted-average remaining lease term in years for operating leases	6.00
Weighted-average discount rate for operating leases	5.50%

Operating
Maturity Analysis 2021	$389,139
2022	$399,532
2023	$410,194
2024	$293,188
2025	$217,548
Thereafter	$445,544
Total undiscounted cash flows	$2,155,145
Less: imputed interest	$(326,637)
Total lease liabilities	$1,828,508
Operating Leases
On March 8, 2019, Nava Health executed a least agreement for clinic space located at 8880 McGaw Road, Suite B, Columbia, MD 21045, commencing on March 8, 2019 for a period of 60 months at a rate of $8,412 per month, plus a pro rata share of the common area maintenance. The base rent will increase by 2.5% annually Nava Health has extended the term of the lease for an additional three years with an expiration date of December 31, 2022. As of December 31, 2021, it is unclear whether Nava Health will attempt to extend the lease beyond the December 31, 2022 expiration date. Because the lease expiration is greater than twelve months, the lease liability is included on the Balance Sheet as Right-of-Use lease. This lease does not include a residual value guarantee, nor does Nava Health expect any material costs. As of January 1, 2019, the Company determined that the lease meets the criterion to be classified as an ROU Asset and is included on the balance sheet as Right-Of-Use Assets. As of December 31, 2020, the ROU asset and liability balances of this lease were $361,242 and $376,896 respectively. As of December 31, 2021, the ROU asset and liability balances of this lease were $250,970 and $264,915, respectively.
On January 1, 2019 Nava Health executed a least agreement for clinic space located at 8316 Arlington Boulevard, Fairfax, Virginia 22031, commencing on January 1, 2019, for a period of 127 months at a rate of $8,263 per month, plus a pro rata share of the common area maintenance. The base rent increases by 2.75% annually. As of December 31, 2021, it is unclear whether Nava Health will attempt to extend the lease beyond the August 31, 2029 expiration date. Because the lease expiration is greater than twelve months, the lease liability is included on the Balance Sheet as Right-of-Use lease. This lease does not include a residual value guarantee, nor does Nava Health expect any material costs. As of January 1, 2019, Nava Health determined that the lease meets the criterion to be classified as an ROU Asset and is included on the balance sheet as Right-Of-Use Assets. As of December 31, 2020, the ROU asset and liability balances of this lease were $718,400 and $790,966, respectively. As of December 31, 2021, the ROU asset and liability balances of this lease were $651,960 and $727,723, respectively.
On January 1, 2019, Nava Health executed a least agreement for clinic space located at 6410 Rockledge Drive, Suite 510, Bethesda, MD, 20817, commencing on January 1, 2019, for a period of 78 months at a rate of $12,244 per month, plus a pro rata share of the common area maintenance. The base rent will increase by 2.75% annually. As of December 31, 2021, it is unclear whether Nava Health will attempt to extend the lease beyond the June 30, 2025 expiration date. Because the lease expiration is greater than twelve months, the lease liability is included on the Balance Sheet as Right-of-Use lease. This lease does not include a residual value guarantee, nor does Nava Health expect any material costs. As of January 1, 2019, Nava Health determined that the lease meets the criterion to be classified as an ROU Asset and is included on the balance sheet as Right-Of-Use Assets. As of December 31, 2020, the ROU asset and liability balances of this lease were $581,311 and $660,647, respectively. As of December 31, 2021, the ROU asset and liability balances of this lease were $468,113 and $538,090, respectively.
On December 11, 2019, Nava Health entered into a Settlement Agreement and Mutual Release with 1800 M Street Owner, LP. The original lease was executed on November 13, 2014 for clinic space located on 1800 M. Street, NW, Washington DC. 1800 M Street Owner, LP agreed to terminate the lease in exchange for a fee of $100,000, with no further rent payments due. The settlement was finalized and the fee was paid in

January 2020. A Gain on Settlement of Rent of $1.2 million, was realized as income in the consolidated statements of operations for fiscal year 2020.
Legal Matters
The company has no pending litigation as of December 31, 2021.
NOTE 9 — SUBSEQUENT EVENTS
The following events and transactions occurred subsequent to December 31, 2021:
•
The $295,245 due to Nava from Ascend One was settled in a cash payment in June 2022.

•
In March 2022, convertible promissory notes totaling, in aggregate, $975,000, were issued to fifteen investors. The convertible promissory notes will convert automatically into Class A Units of Nava upon a Qualified Financing (as defined therein), including upon the effectiveness of this Offering.

•
On May 3, 2022, Nava Medical issued a promissory note (the “May 3, 2022 Note”) in the amount of $205,640, at which time the entire balance of $205,640 was received to purchase therapy equipment. The May 3, 2022 Note bears interest at a rate of 6.9% per year and is payable in no event later than 60 months from the effective date.

•
On August 1, 2022, Nava Health received a contribution in the form of two convertible promissory notes valued at $50,000 (total of $100,000) each from Oscar and Michelle Sloan. The note bears 8% interest per year. Upon any Change in Control, the holder of this Note may elect either (i) to be immediately repaid amounts due under the Note; or (ii) convert the Note into equity interests of the Company at a rate equal to: (A) a 20% discount to the price per equity interest offered in the sale; or (B) a per equity interest price equal to a $25,000,000 pre-money valuation calculated as of immediately prior to the closing of such sale, whichever is lower.

•
On August 17, 2022, Nava Health received a contribution in the form of a convertible promissory notes valued at $50,000 each from Intelligent Bioenergetics. The note bears 8% interest per year. Upon any Change in Control, the holder of this Note may elect either (i) to be immediately repaid amounts due under the Note; or (ii) convert the Note into equity interests of the Company at a rate equal to: (A) a 20% discount to the price per equity interest offered in the sale; or (B) a per equity interest price equal to a $25,000,000 pre-money valuation calculated as of immediately prior to the closing of such sale, whichever is lower.

Nava Health MD, LLC
Condensed Consolidated Balance Sheets
(in thousands except for unit information)
	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Current Assets:
Cash	$739	$476
Accounts Receivable, net	881	276
Other Receivable, related party	10	295
Inventory	108	68
Deposits & Other Current Assets	46	3
Total Current Assets	$1,784	$1,118
Deposits – Long-Term	60	33
Property, Plant & Equipment, net of Accumulated Depreciation	1,562	437
Operating Lease Right of Use Assets	2,295	1,371
Intangible Assets, net of Accumulated Amortization	18	—
Total Assets	$5,719	$2,959
Liabilities
Current Liabilities:
Accounts Payable	632	252
Other Payables, related party	227	689
Accrued Expenses & Wages	444	163
Unearned Revenue	299	208
Notes Payable – Current	276	202
Operating Lease Right of Liability – Current	416	325
Total Current Liabilities	$2,294	$1,839
Notes Payable – Long-Term	$1,094	$350
Economic Disaster Injury Loan	2,000	2,000
Convertible Notes	1,175	—
Operating Lease Right of Liability	$2,025	$1,205
Total Liabilities	$8,588	$5,394
Equity:
Capital Contributions	36	4,522
Member’s Capital	610	(3,798)
Accumulated Deficit	(3,515)	(3,159)
Total Equity	$(2,869)	$(2,435)
Total Liabilities & Equity	$5,719	$2,959
The accompanying notes are an integral part of these consolidated financial statements.

Nava Health MD, LLC
Condensed Consolidated Statements of Operations
(in thousands except for unit information)
(unaudited)
	As of September 30,
	2022	2021
Total Revenue	$9,444	$4,880
Cost of Service	4,211	2,479
Gross Profit	$5,233	$2,401
Sales & Marketing	2,261	1,518
General & Administrative	3,027	896
Occupancy	108	72
Depreciation & Amortization	88	16
Total Operating Expenses	$5,484	$2,502
Operating Income/(Loss)	$(251)	$(101)
Interest Expense	100	44
Accounts Payable & Loan Forgiveness	—	(502)
Other Expenses	5	—
Net Income/(Loss)	$(356)	$357
Basic and Diluted Earnings (Loss) Per Unit	$(0.28)	$0.30
Weighted-Average Shares Outstanding Basic & Diluted	1,267,837	1,203,837
The accompanying notes are an integral part of these consolidated financial statements.

Nava Health MD, LLC
Consolidated Statement of Changes in Member’s Equity
(in thousands, except unit data)
(unaudited)
$ in thousands	Member Units A	Member Unit A – Amount	Member Units B	Member Unit B – Amount	Members’ Contributions	Members’ Withdrawal	Accumulated Deficit	Total
Balance at 12/31/21	1,000,000	—	267,837	$2,677	$1,845	$(3,798)	$(3,159)	$(2,435)
Capital Contribution					(4,381)	4,408	—	27
Deferred offering costs					(105)			(105)
Net Income (loss)							(356)	(356)
Balance at 9/30/2022	1,000,000	—	267,837	$2,677	$(2,641)	$610	$(3,515)	$(2,869)
$ in thousands	Member Units A	Member Unit A – Amount	Member Units B	Member Unit B – Amount	Members’ Contributions	Members’ Withdrawal	Accumulated Deficit	Total
Balance at 12/31/2020	1,000,000		203,837	$2,081	$1,733	$(3,798)	$(2,852)	$(2,836)
Membership units payable			40,000	351				351
Net Income (loss)							357	357
Balance at 9/30/2021	1,000,000	—	243,837	$2,432	$1,733	$(3,798)	$(2,495)	$(2,128)
The accompanying notes are an integral part of these consolidated financial statements.

Nava Health MD, LLC
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	As of September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$(356)	$357
Adjustments to reconcile net income to net cash (used) in operating activities:
Depreciation and amortization	88	16
Forgiveness of Paycheck Protection Program loan	—	(502)
Change in assets and liabilities:
(Increase) Decrease in:
Accounts receivable, net	(605)	9
Other receivable, related party	285	(783)
Inventory	(40)	27
Prepaid Expenses and other assets	(70)	—
Accounts payable	380	(87)
Other payables, related party	(461)	459
Accrued expenses and wages	218	275
Customer deposits/deferred income	91	(36)
Right of Use Asset	2,091	216
Right of Use Liability	(2,078)	(222)
NET CASH PROVIDED/(USED) IN OPERATING ACTIVITIES	$(483)	$(271)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for purchase of software	(18)	—
Cash paid for purchase of leasehold improvements	(198)	—
NET CASH (USED) IN INVESTING ACTIVITIES	$(216)	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from PPP loan	—	546
Repayments of notes payable	(135)	—
Capital Contributions	27	—
Deferred Offering Costs	(105)	—
Convertible Notes	1,175	—
NET CASH PROVIDED BY/(USED) IN FINANCING ACTIVITIES	$962	$546
NET INCREASE/(DECREASE) IN CASH	$263	$275
Beginning Cash	$476	$56
Ending Cash	$739	$331
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Non-cash financing activities:
Note payable in exchange for equity	—	$351
Property and equipment in exchange of note payable	$1,015	$202
Right of Use assets in exchange for Right of Use liabilities	$1,167	—
The accompanying notes are an integral part of these consolidated financial statements.

Nava Health MD, LLC and Nava Health Medical Group, LLC
Notes to Condensed Consolidated Financial Statements
For the nine months ended September 30, 2022
(unaudited)
NOTE 1 — DESCRIPTION OF BUSINESS
Nava Health MD, LLC (“Nava Health”) and Nava Health Medical Group, LLC (“Nava Medical”) work together as a vertically integrated, tech-enabled integrative healthcare practice combining traditional, functional, holistic, and regenerative medicine. Our innovative medical practice uses a data-driven, personalized approach to optimize health and increase longevity. The mission is to help clients “feel their best” with an integrative approach to health optimization and longevity by providing comprehensive wellness treatment plans, services, and products. Nava Medical has six general areas of expertise and offerings, including but not limited to diagnostic testing, bio-identical hormone replacement therapies, regenerative therapies, aesthetics, functional nutrition, and premium-grade retail products.
Due to restrictions on the corporate practice of medicine in many states, Nava Medical, which is a separate legal entity owned by a licensed physician, is responsible for all clinical aspects of the medical operations that take place in on- premises locations and through telehealth, including contracting with the physicians and practitioners who treat clients at on-premises locations and through telehealth. Practitioners at Nava Medical include, but are not limited to board certified physicians, nurse practitioners, physician assistants, certified aesthetics nurses, acupuncturists, massage therapists, board certified nutritionists, medical assistants, medical technicians, and certified life coaches. Nava Medical also has a fully equipped, in-office clinical laboratory that provides diagnostic testing for patients, conveniently increasing the speed of research and results. Lab tests include, but are not limited to, chemistry, hematology, immunoassay, genetic, allergy, food sensitivity, and other blood and urine panels. Nava Medical is a Maryland limited liability company and was formed in May of 2014.
Nava Health manages the non-clinical aspects for Nava Medical through a Management Services Agreement, dated January 1, 2021, by and between Nava and Nava Medical, as amended by that certain Amendment to Management Services Agreement, dated January 1, 2021 (together, the “MSA”). The MSA states that Nava will provide for the administration of the non-clinical aspects of the medical operations of Nava Medical which include, but are not limited to, financial, administrative, technical, marketing and personnel services. Nava Health does not practice medicine. Nava Health is a Delaware limited liability company and was formed in June 2013.
Nava Health’s headquarters is located in Columbia, Maryland, and Nava Medical’s clinics are located in Columbia, Maryland, Bethesda, Maryland and Fairfax, Virginia.
Our consolidated financial statements present the results of operations and financial position of Nava Health and Nava Medical.
Going Concern
The financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments that might result if we were unable to continue as a going concern. As shown in the accompanying financial statements, the Company had an accumulated deficit, negative cash flows from operations and a working capital deficit as of September 30, 2022, which raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon, among other things, additional cash infusion. Management believes the existing shareholders, the prospective new investors and future revenue will provide the additional cash needed to meet our obligations as they become due and will allow the development of our core business operations.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nava Health has prepared the accompanying financial statements according to the Generally Accepted Accounting Principles (GAAP) in the United States. Nava Health MD, LLC and Nava Health Medical

Group, LLC consolidate their financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of Nava Health’s financial statements in conformity with GAAP requires management to make estimates that affect the reported amounts of assets, liabilities, revenue and expenses during a reporting period. Actual results may differ from these estimates. Estimates are used to determine revenue from clients using health insurance.
Cash and Cash Equivalents
Nava Health considers cash equivalents as all short-term, highly liquid investments with remaining maturities at the purchase date of three months or less. All cash deposits are held in United States financial institutions. The company has no restricted cash. As of September 30, 2022, we maintain cash balances in financial institutions in excess of federally insured limits.
Accounts Receivables, Net
Accounts receivable includes amounts due from private or government insurance companies and amounts remaining to be paid by clients after insurance disbursements have been made.
Nava Health began accepting health insurance reimbursements as payments for services in September of 2021. Receivables from insurance companies are recorded as an estimated reimbursement. This estimate is based on contracted rates as well as historical trends. What we recognize as accounts receivable is net of any contractual allowance adjustments we estimate to occur.
Payments waiting to be received from insurance companies were $881,368 and $29,127 as of September 30, 2022 and September 30, 2021, respectively.
Fair Value Measurements
The accounting standard for fair value measurements defines fair value as the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants on the date of measurement. Nava Health has certain financial assets and liabilities recorded at fair value, which have been classified as Level 1, 2 or 3 within the fair value hierarchy:
•
Level 1 — Fair values are determined utilizing prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access;

•
Level 2 — Fair values are determined by utilizing quoted prices for identical or similar assets and liabilities in active markets or other market observable inputs such as interest rates, yield curves, and foreign currency spot rates; and

•
Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The carrying value of cash and cash equivalents approximates fair value as maturities are less than three months. The carrying value of notes payable are measured at amortized cost.
Inventories
Inventory consists of products available for consumer purchase. They include, but are not limited to, supplements and nutraceuticals. Inventories are valued at the lower of cost or net realizable value using the weighted first-in- first-out (FIFO) method. Inventory consists of vitamins, supplements and nutraceuticals that are sold at our clinics and online. Management assesses the valuation of inventory regularly and adjusts for expired or obsolete products as necessary.

Property and Equipment
Property and equipment are stated at historical cost, net of accumulated depreciation. Depreciation and amortization are calculated using the straight-line method over the estimated useful life of the specific asset.
($ in thousands)	September 30, 2022	December 31, 2021
Computer Hardware	$19	$19
Furniture & Fixtures	98	90
Office Equipment	12	12
Leasehold Improvements	37	37
Construction in Process	172	—
Therapy Equipment	1,478	447
Total Property and Equipment	1,816	606
less accumulated depreciation	(254)	(169)
Property and Equipment, Net of Accumulated Depreciation	$1,562	$437
Estimated Useful Life
Computer Hardware	3 – 5 Years
Furniture & Fixtures	5-7 Years
Office Equipment	5 – 7 Years
Leasehold Improvement	Shorter of the asset’s useful life or the remaining lease term
Therapy Equipment	5 – 7 Years
Routine repairs and maintenance are expensed when they occur.
Intangible Assets
Nava Health’s intangible assets consist of computer software purchases and updates as well as the licensing of software. The assets are recognized on the balance sheet at historical cost. Software license purchases are assigned a useful life equal to that of the license term.
($ in thousands)	September 30, 2022	December 31, 2021
Software Licensing	$126	$126
Software Programming	35	13
Total Intangible Assets	161	139
less accumulated amortization	(143)	(139)
Intangible Assets, Net of Accumulated Depreciation	$18	$0
Long-Lived Asset
We review definite-lived assets, whether they be property, plant and equipment or intangible, for impairment when indication of a potential impairment exists. This could include, but is not limited to:
•
The carrying amount is not recoverable and exceeds the asset’s fair value;

•
Significant changes in the asset’s market price due to a change in consumer demand;

•
Damage to its physical condition; and

•
The book value exceeds expected future cash flows.

The company has not recognized impairment for any assets as of September 30, 2022 and September 30, 2021, respectively.

Leases
The Company adopted Accounting Standards Codification, Topic 842, Leases (“ASC 842”), using the modified retrospective approach through a cumulative-effect adjustment and utilizing the effective date of January 1, 2019 as its date of initial application.
The Company determines if a contract meets with definition of a lease at inception of a contract. Lease liabilities represent the obligation to make lease payments and right-of-use (“ROU”) assets represent the right to use the underlying asset during the lease term. Leases with a term greater than one year are recognized on the consolidated balance sheet as lease liabilities and ROU assets at the commencement date of the lease based on the present value of lease payments over the lease term. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. When the implicit rate is unknown, an incremental borrowing rate based on the information available at the commencement date is used in determining the present value of the lease payments. Options to extend or terminate the lease are included in the determination of the lease term when it is reasonably certain that the Company will exercise such options. Most leases contain clauses for renewal at the Company’s option with renewal terms that generally extend the lease term from 1 to 7 years.
Operating lease ROU assets are adjusted for (i) payments made at or before the commencement date, (ii) initial direct costs incurred, and (iii) tenant incentives under the lease. When a lease contains an escalation clause or a concession, such as a rent holiday or tenant improvement allowance, the Company includes these items in the determination of the ROU asset and the lease liabilities. The effects of these escalation clauses or concessions have been reflected in lease expenses on a straight-line basis over the expected lease term and any variable lease payments subsequent to establishing the lease liability are expensed as incurred.
Income Taxes
Income taxes are passed through to the members of both Nava Medical and Nava Health.
NOTE 3 — CONTROLLING MEMBER
Ascend One Corporation (“Ascend One”) is Nava Health’s controlling unitholder, owning 78.45% of Nava Health’s membership units as of September 30, 2022. Accordingly, Ascend One has the ability to exercise significant control over Nava Health’s affairs.
NOTE 4 — REVENUE RECOGNITION
Nava Health recognizes revenue from membership dues, treatments and therapies as well as retail sales. The services provided by the Company have no fixed duration and can be terminated by the patient or the Company at any time, and therefore, each treatment is its own stand-alone contract. As the Company’s performance obligations relate to contracts with a duration of one year or less, the Company elected the optional exemption in Accounting Standards Codification (“ASC”) ASC 606-10-50-14(a), Therefore, the Company is not required to disclose the transaction price for the remaining performance obligations at the end of the reporting period or when the Company expects to recognize the revenue. The Company has minimal unsatisfied performance obligations at the end of the reporting period as its patients typically are under no obligation to remain members of Nava.
Our revenue is primarily derived from treatments and therapies rendered to our clients. We also recognize membership dues as revenue from all of our clients. We receive payments from the following sources for services rendered in our facilities: (i) state governments and their respective programs; (ii) commercial insurers; (iii) the federal government under the Medicare program; and (iv) individual patients and clients. We determine the transaction price based on our established billing rates reduced by contractual adjustments provided to third-party payors.
Outside of the initial consultation, all clients must be active members to receive treatments and therapies from the Company. All services have standard prices; no discounts are given. Member prices for retail products are calculated at the time of transaction.

Net patient service revenue is reported net of provisions for contractual allowances from third-party payers and clients. The Company reviews its overall reserve adequacy by monitoring historical cash collections as a percentage of net revenue as well as other collection indicators such as the age of the balance and the payment history of the customer. The Company writes off accounts against the allowance for doubtful accounts when they are deemed to be uncollectible. Increases and decreases in the allowance for doubtful accounts from patient service revenue are included in net revenue in the consolidated statement of operations. Membership dues are recognized monthly, treatments and therapies are recognized at the time of service and retail sales are recognized when the possession of the goods is transferred to the client.
Service Revenue
Nava Health recognizes revenue for consultations, therapies and treatments at the time of service. Nava Health considers its performance obligation as providing medical consultations, therapies and treatments. Nava Health receives payments for these services from the client directly or through a submitted claim to the client’s health insurance company or government provider.
The service revenue is reported as a calculation of direct, in-full patient payments in addition to estimated reimbursement amounts from the various insurance providers. Any difference between the estimated and actual insurance reimbursement is deducted from gross revenue in the period the final adjustment is realized.
Membership Revenue
Membership fees are recognized as revenue evenly over the life of the membership period. Nava Health’s performance obligation is in accordance with the membership contract regarding services provided and pricing for those services.
Retail Sales
Nava Health offers consumer products through its physical locations and online. Revenue is recognized when control of the goods is transferred to the client.
Unearned Revenue
Nava Health records unearned revenue when a payment is made by the client in advance of a performance obligation being met. Unearned Revenue consists of client prepaid services such as annual membership dues, prepaid treatment packages, gift card purchases and annual access fees. Prepaid annual membership and annual access fees are recognized as revenue evenly over twelve months. Prepaid treatment packages are recognized as revenue when the client is provided each service detailed in the treatment package. Gift card purchases are recognized as revenue when the gift card is utilized.
Disaggregation of Revenue
We disaggregate our revenue based on activity type. Our consolidated revenue was derived from the following activities:
	September 30,
($ in thousands)	2022	2021
Treatments & Therapies	$8,306	$4,175
Membership Dues	805	705
Other Income	333	—
Total Revenue	$9,444	$4,880

The Treatments and Therapies revenue line is comprised of patients who either use insurance or who self-fund all costs. The breakout of these categories is as follows:
	30-Sep-22		30-Sep-21
($ in thousands)	Amount	% of Revenue	Amount	% of Revenue
Treatments & Therapies Revenue from Insurance-Pay Clients	3,995	48%	28	1%
Treatments & Therapies Revenue from Self-Pay Clients	4,311	52%	4,147	99%
Total Treatments & Therapies Revenue	8,306		4,175
NOTE 5 — NOTES PAYABLE
Nava Health has notes payable directly to the lender as well as related party notes in the name of Ascend One and other individuals with a direct relationship to the business. Related party notes are discussed below in Note 6.
On May 5, 2021, Nava Medical issued a promissory note (the “May 5, 2021 Note”) in the amount of $201,630, at which time the entire balance of $201,630 was received to purchase therapy equipment. The May 5, 2021 Note bears interest at a rate of 9% per year and is payable in no event later than 60 months from the effective date. The balance of the May 5, 2021 Note as of December 31, 2021 was $196,252. The balance of the May 5, 2021 Note as of September 30, 2022 was $171,041.
On November 4, 2021, Nava Medical issued a promissory note (the “November 4, 2021 Note”) in the amount of $226,605, at which time the entire balance of $226,605 was received to purchase therapy equipment. The November 4, 2021 Note bears interest at a rate of 9% per year and is payable in no event later than 60 months from the effective date. The balance of the November 4, 2021 Note as of December 31, 2021 was $201,630. The balance of the November 4, 2021 Note as of September 30, 2022 was $198,509.
On June 16, 2017, Nava Health issued a promissory note to the Howard County Economic Development Authority in the amount of $250,000. The term of the note is 60 months with a simple interest of 5% applied. The total monthly payment is $4,718. The balance of this note was $47,090 on December 31, 2021. The balance of this note was $5,955 as of September 30, 2022.
On July 31, 2016, Nava Health issued a promissory note (the “July 31, 2016 Note”) in the amount of $200,000 to Dr. C. Douglas Lord as the lender. The July 31, 2016 Note bears interest at the Prime Rate as published in the “Money Rates” table in the Wall Street Journal as of the last day of each calendar month in which amounts are due and is payable in no event later than 36 months from the effective date. The balance of the July 31, 2016 Note was $0 and as of September 30, 2022 and December 31, 2021 respectively. The interest owed on the July 31, 2016 Note was $0 and as of September 30, 2022 and December 31, 2021, respectively. In 2021, we issued 40,000 Class B Units to Dr. C. Douglas Lord in consideration of the outstanding amount of $351,500 owed to Dr. C. Douglas Lord which includes the July 31, 2016 Note and the September 7, 2018 Note.
On August 7, 2019, Nava Medical was issued a loan from American Express in the amount of $500,000. There is a loan fee of 5.5% of the amount of the loan. Monthly payments are to be 10% of the outstanding loan amount. The balance of this loan was $86,420 on December 31, 2021. This loan was paid off on April 28, 2022 and as of September 30, 2022, there was no outstanding balance on this loan.
On December 9, 2021, Nava Medical was issued an Economic Disaster Injury Loan in the amount of $2 million. Monthly payments, including interest, of $9,968 will begin 24 months from the date of the original note. The balance of principal and interest will be payable thirty years from the date of the original note. Interest accrues at the rate of 3.75% per annum. The balance of the Economic Disaster Injury Loan was $2 million as of December 31, 2021 and September 30, 2022.
On May 3, 2022, Nava Medical issued a promissory note (the “May 3, 2022 Note”) in the amount of $205,640, at which time the entire balance of $205,640 was received to purchase therapy equipment. The May 3, 2022 Note bears interest at a rate of 6.9% per year and is payable in no event later than 60 months from the effective date. The balance of the May 3, 2022 Note as of September 30, 2022 was $194,021.

On May 4, 2022, Nava Medical issued a promissory note (the “Second May 4, 2022 Note”) in the amount of $212,000, at which time the entire balance of $212,000 was received to purchase therapy equipment. The Second May 4, 2022 Note bears interest at a rate of 6.852% per year and is payable in no event later than 66 months from the effective date. The balance of the Second May 4, 2022 Note as of September 30, 2022 was $211,575.
In 2022, convertible promissory notes totaling, in aggregate, $1,175,000, were issued to fifteen investors. The interest rate for these notes is 8%. The convertible promissory notes will convert automatically into Class A Units of Nava upon a Qualified Financing (as defined therein), including upon the effectiveness of this Offering. Upon any qualified financing, the notes will be converted into Units equal to i) 20% discount to the lowest price per equity interest offered in the Qualified Financing or ii) a per equity interest price equal to a $25,000,000 pre-money valuation calculated as of immediately prior to the closing of the Qualified Financing; whichever is lower.
On July 28, 2022, Nava Medical issued a promissory note (the “July 28, 2022 Note”) in the amount of $249,000, at which time the entire balance of $249,000 was received to purchase therapy equipment. The July 28, 2022 Note bears interest at a rate of 10.7% per year and is payable in no event later than 60 months from the effective date. The balance of the July 28, 2022 Note as of September 30, 2022 was $245,339.
On July 28, 2022, Nava Medical issued a promissory note (the “Second July 28, 2022 Note”) in the amount of $349,000, at which time the entire balance of $349,000 was received to purchase therapy equipment. The Second July 28, 2022 Note bears interest at a rate of 10.7% per year and is payable in no event later than 60 months from the effective date. The balance of the Second July 28, 2022 Note as of September 30, 2022 was $343,854.
NOTE 6 — RELATED PARTY TRANSACTIONS
From time to time, personal loans are made to Nava Health and Nava Medical for operating capital by the Chief Executive Officer, Bernaldo Dancel, and Chief Medical Officer, Dr. C. Douglas Lord.
On July 31, 2016, Nava Health issued a promissory note (the “July 31, 2016 Note”) in the amount of $200,000 to Dr. C. Douglas Lord as the lender. The July 31, 2016 Note bears interest at the Prime Rate as published in the “Money Rates” table in the Wall Street Journal as of the last day of each calendar month in which amounts are due and is payable in no event later than 36 months from the effective date. The balance of the July 31, 2016 Note was $0 as of June 30, 2022 and December 31, 2021 respectively. The interest owed on the July 31, 2016 Note was $0 as of September 30, 2022 and December 31, 2021, respectively. In 2021, we issued 40,000 Class B Units to Dr. C. Douglas Lord in consideration of the outstanding amount of $351,500 owed to Dr. C. Douglas Lord which includes the July 31, 2016 Note and the September 7, 2018 Note.
Nava Health has Professional Service Agreements with Ascend One and St Ends Management, LLC, a Maryland limited liability company (“St Ends Management”).
St Ends Management provided services to Nava Health including benefits administration, recruiting/hiring services, payroll administration as well as various other labor and compliance administration services. The fees for St Ends Management’s services to Nava Health was the cost of these services plus a 5% markup. The amounts charged by St Ends Management were $10,250 and $102,012 for the nine month period ending September 30, 2022 and September 30, 2021, respectively. On May 12, 2022, we notified St Ends Management that we were terminating the Professional Services Agreement, dated January 6, 2020, by and between Nava Health and St Ends Management (the “St Ends PSA”) The St Ends PSA was subsequently terminated on June 12, 2022, without any further action from us. The outstanding balance owed to St Ends Management by Nava Health was $214,275 and $642,400 as of September 30, 2022 and December 31, 2021, respectively.
Ascend One provides services to Nava Health including the assistance in obtaining equipment, facilities and supplies through leases and other financial/contractual arrangements, assistance with licensing, compliance and other legal requirements, executive management support as well as other administrative services. The fee for Ascend One’s services to Nava Health is a monthly fee of $5,000 and the out-of-pocket expenses incurred related to providing their services under the Professional Services Agreement, invoiced by Ascend One monthly. The amounts charged by Ascend One were $762,360 and $208,270 of September 30, 2022 and September 30, 2021 respectively. The outstanding balance owed by Ascend One to Nava Health was $10,067 as of September 30, 2022. The outstanding balance Ascend One owed Nava was and $295,245 as of December 31, 2021.
As of September 30, 2022, we accrued $12,785 in related party expenses. This can be found under Other Payables — Related Party on the balance sheet. As of December 31, 2021, we accrued $47,047 in related party expenses. This can be found under Other Payables — Related Party on the balance sheet.
NOTE 7 — MEMBER UNITS
Nava Health has a total of 1,267,837 membership units authorized and issued, with 1,000,000 of those units classified as Class A Membership Units (the “Class A Units”) and 267,837are classified as Class B Membership Units (the “Class B Units”). Class A Units are held by original investors. Class B Units were created as a result of convertible note and small grants. Generally, subject to applicable securities laws, Class B Units are transferable; however, any transferee of Class B Units will not have any rights as a member unless the Manager (as defined in the Amended and Restated Operating Agreement of Nava Health, dated March 21, 2017, as amended the “Operating Agreement”) consents to the admission of the transferee as a Member. Unless admitted as a Member, the transferee will have no rights to distributions and will only have an economic right to receive distributions from Nava Health and allocation of profits and losses to the extent made in the Manager’s sole discretion and as otherwise required by the Operating Agreement. Applicable securities laws prohibit the resale and transferability of the Class B Units except pursuant to an effective registration under those laws or an exemption from such registration. In 2021, 12,000 Class B Units were granted to each of two employees for a total of 24,000 Class B Units which are valued using the third-party note conversion price of $10.20 for a total of $244,800. Also in 2021, we issued 40,000 Class B Units to Nava Health’s Chief Medical Officer in satisfaction of the outstanding balance of $351,500 owed to the Chief Medical Officer.
Deferred offering costs consist of payments made to auditors, lawyers and underwriters for work done prior to the Initial Public Offering. These costs will offset the company’s valuation at the time of offering. The amounts paid were $105,288 as of September 30, 2022. The balance can be found in the equity portion of the balance sheet.
NOTE 8 — COMMITMENTS AND CONTINGENCIES
Leases
In February 2016, the FASB issued ASU 2016-02, “Leases” Topic 842, which amends the guidance in former ASC Topic 840, Leases. The new standard increases transparency and comparability most significantly by requiring the recognition by leases of right-of-use (ROU) assets and lease liabilities on the balance sheet for all leases longer than 12 months. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. For lessees, leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement, over the expected term on a straight- line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities. We determine if an arrangement is a lease at inception. Operating leases are included in operating lease ROU assets and operating lease liabilities on our consolidated balance sheets.
Nava Health adopted the new lease guidance effective January 1, 2019, using the modified retrospective transition approach applying the new standard to all of its leases existing at the date of initial application which is the effective date of adoption. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019.
Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred, if any. Nava Health’s lease terms may include options to extend or terminate the lease when it is reasonably certain that it will exercise that option.
Period Ending September 30, 2022
Lease expense
Operating lease expense	$291,041
Total	$291,041
Other Information
Operating cash flows from operating leases	$299,581
ROU assets obtained in exchange for new operating lease liabilities	$1,167,394
Weighted-average remaining lease term in years for operating leases	7.18
Weighted-average discount rate for operating leases	6.27%
Operating
Maturity Analysis
2023	$554,145
2024	$595,183
2025	$406,066
2026	$270,742
2027	$278,566
Thereafter	$895,269
Total undiscounted cash flows	$2,999,971
Less: present value discount	$(557,800)
Total lease liabilities	$2,442,171
Period Ending September 30, 2021
Lease expense
Operating lease expense	$285,951
Total	$285,951
Other Information
Operating cash flows from operating leases	$291,789
Weighted-average remaining lease term in years for operating leases	$5.41
Weighted-average discount rate for operating leases	$5.50%
Operating
Maturity Analysis
2022	$396,932
2023	$407,527
2024	$325,346
2025	$258,836
2026	$119,095
Thereafter	$355,621
Total undiscounted cash flows	$1,863,357
Less: present value discount	$(256,578)
Total lease liabilities	$1,606,779

Operating Leases
On March 8, 2019, Nava Health executed a least agreement for clinic space located at 8880 McGaw Road, Suite B, Columbia, MD 21045, commencing on March 8, 2019 for a period of 60 months at a rate of $8,412 per month, plus a pro rata share of the common area maintenance. The base rent will increase by 2.5% annually Nava Health has extended the term of the lease for an additional three years with an expiration date of December 31, 2022. As of September 30, 2022, it has been decided that Nava Health will not extend the lease beyond the December 31, 2022 expiration date. Because the lease expiration is greater than twelve months, the lease liability is included on the Balance Sheet as Right-of-Use lease. This lease does not include a residual value guarantee, nor does Nava Health expect any material costs. As of January 1, 2019, the Company determined that the lease meets the criterion to be classified as an ROU Asset and is included on the balance sheet as Right-Of-Use Assets. As of December 31, 2021, the ROU asset and liability balances of this lease were $250,970 and $264,915 respectively. As of September 30, 2022, the ROU asset and liability balances of this lease were $164,085 and $174,382 respectively.
On January 1, 2019 Nava Health executed a least agreement for clinic space located at 8316 Arlington Boulevard, Fairfax, Virginia 22031, commencing on January 1, 2019, for a period of 127 months at a rate of $8,263 per month, plus a pro rata share of the common area maintenance. The base rent increases by 2.75% annually. As of September 30, 2022, it is unclear whether Nava Health will attempt to extend the lease beyond the August 31, 2029 expiration date. Because the lease expiration is greater than twelve months, the lease liability is included on the Balance Sheet as Right-of-Use lease. This lease does not include a residual value guarantee, nor does Nava Health expect any material costs. As of January 1, 2019, Nava Health determined that the lease meets the criterion to be classified as an ROU Asset and is included on the balance sheet as Right-Of-Use Assets. As of December 31, 2021, the ROU asset and liability balances of this lease were $651,960 and $727,723, respectively. As of September 30, 2022, the ROU asset and liability balances of this lease were $599,749 and $675,750, respectively.
On January 1, 2019, Nava Health executed a least agreement for clinic space located at 6410 Rockledge Drive, Suite 510, Bethesda, MD, 20817, commencing on January 1, 2019, for a period of 78 months at a rate of $12,244 per month, plus a pro rata share of the common area maintenance. The base rent will increase by 2.75% annually. As of September 30, 2022, it is unclear whether Nava Health will attempt to extend the lease beyond the June 30, 2025 expiration date. Because the lease expiration is greater than twelve months, the lease liability is included on the Balance Sheet as Right-of-Use lease. This lease does not include a residual value guarantee, nor does Nava Health expect any material costs. As of January 1, 2019, Nava Health determined that the lease meets the criterion to be classified as an ROU Asset and is included on the balance sheet as Right-Of-Use Assets. As of December 31, 2021, the ROU asset and liability balances of this lease were $468,114 and $538,090, respectively. As of September 30, 2022, the ROU asset and liability balances of this lease were $378,626 and $438,383, respectively.
On January 12, 2022, Nava Health executed a least agreement for clinic space located at 43670 Greenway Corporate Drive, Suire 122, Ashburn, VA 20147, commencing on October 18, 2022, for a period of 120 months at a rate of $11,200 per month, plus a pro rata share of the common area maintenance. The base rent will increase by 3% annually. As of October 18, 2022, it is unclear whether Nava Health will attempt to extend the lease beyond the October 18, 2032 expiration date. The lease provides for a percentage rent expense of 6% of gross sales per lease year in excess of a breakpoint set forth. Because of this variable lease provision, the lease liability does not qualify as a Right-of-Use lease as is classified as a variable lease. Monthly payments will be expensed as they are incurred. As of January 12, 2022, Nava Health determined that the lease meets the criterion to be classified as an ROU Asset and is included on the balance sheet as Right-Of-Use Assets. As of September 30, 2022, the ROU asset and liability balances of this lease were $1,152,287 and $1,153,655, respectively.
Legal Matters
The company has no pending litigation as of September 30, 2022.

NOTE 9 — SUBSEQUENT EVENTS
The following events and transactions occurred subsequent to September 30, 2022:
•
On July 28, 2022, Nava Medical issued a promissory note (the “Third July 28, 2022 Note”) in the amount of $87,000, at which time the entire balance of $87,000 was received to purchase therapy equipment. The Third July 28, 2022 Note bears interest at a rate of 11.1% per year and is payable in no event later than 60 months from the effective date. This piece of equipment was received and put in use upon the opening of our Ashburn facility in October. Monthly payments on the note will begin in November.

•
On October 7, 2022, Nava Medical entered into a credit agreement (the “Line of Credit”) with a financial institution that provides for maximum borrowings in one or more advances of an amount up to $200,000. Borrowings under the Line of Credit accrue interest at 1.93% monthly Borrowings are repayable monthly in 12 installments or immediately upon demand by the financial institution. An initial $5,000 was immediately drawn to officially open the line.

•
On October 17, 2022, Nava Medical issued a promissory note (the “October 17, 2022 Note”) in the amount of $40,000, at which time the entire balance of $40,000 was received to purchase therapy equipment. The October 17, 2022 Note bears interest at a rate of 8.55% per year and is payable in no event later than 36 months from the effective date.

•
On October 19, 2022, Nava Health executed a Letter of Intent for clinic and headquarter space located at 8171 Maple Lawn Boulevard, Suites 100, 120 and 200, Fulton, MD, 20759, commencing on October 1, 2023, June 1, 2024 and March 1, 2024 respectively, for a period of 125 months at an annual rate of $36 per square foot. Common area maintenance, electricity, janitorial services, real estate taxes and insurance are included in the lease as a “Full Service Lease Structure”. The base rent will increase by 2.5% annually. As of October 19, 2022, it is unclear whether Nava Health will attempt to extend the lease beyond the March 1, 2034 expiration date. Because the lease expiration is greater than twelve months, the lease liability is included on the Balance Sheet as Right-of-Use lease. This lease does not include a residual value guarantee, nor does Nava Health expect any material costs. As of January 1, 2019, Nava Health determined that the lease meets the criterion to be classified as an ROU Asset and is included on the balance sheet as Right-Of-Use Assets.

NAVA HEALTH MD, LLC
1,350,000 Shares of Common Stock
1,381,938 Shares of Common Stock being offered by the Selling Stockholders
Prospectus
           , 2023
WestPark Capital, Inc.
You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.
Until                 , 2023 (25 days after the commencement of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this prospectus, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscription.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution
The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All the amounts shown are estimates except the SEC registration fee and the FINRA filing fee.
Amount to be paid
SEC registration fee	$1,924.64
FINRA filing fee	$3,087.50
The Nasdaq Capital Market initial listing fee	$50,000.00
Transfer agent and registrar fees	$19,000.00
Accounting fees and expenses	$83,200.00
Legal fees and expenses	$900,000.00
Printing and engraving expenses	$48,000.00
Miscellaneous	$5,000.10
Total	$1,110,212.14
Item 14.   Indemnification of Directors and Officers
Maryland law permits a Maryland corporation to include in its Charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our Charter contains a provision which eliminates our directors’ and officers’ liability to the maximum extent permitted by Maryland law.
Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Our Charter obligates us, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our Charter and Bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employees or agents of our company or a predecessor of our company.
We intend to enter into indemnification agreements with each of our executive officers and directors whereby we indemnify such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director.
Furthermore, our officers and directors are indemnified against specified liabilities by the underwriters, and the underwriters are indemnified against certain liabilities by us, under the underwriting agreement relating to this offering. See “Underwriting.”
Insofar as the foregoing provisions permit indemnification of directors, officer or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 15.   Recent Sales of Unregistered Securities
None.
Item 16.   Exhibits and Financial Statement Schedules
EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement **
3.1	Form of Articles of Incorporation of Nava Health MD, Inc., as currently in effect***
3.2	Form of Bylaws of Nava Health MD, Inc., as currently in effect***
5.1	Opinion of Counsel (Venable LLP)**
10.1	Management Services Agreement, by and between Nava Health MD, LLC and Nava Health Medical Group, LLC, as amended*
10.2	Professional Services Agreement, by and between Nava Health MD, LLC and Ascend One Corporation, as amended*
10.3	Membership Transfer Restriction Agreement with Dr. Lord, as amended* (a portion of this exhibit has been omitted)
10.4	Award Grant Agreement, dated May 21, 2021, with Robert Coen+* (a portion of this exhibit has been omitted)
10.5	Assignment Agreement, dated June 20, 2021, with Dr. Lord*
10.6	Award Grant Agreement, dated May 21, 2021, with Brock Dean+* (a portion of this exhibit has been omitted)
10.7	Form of Equity Compensation Plan, dated , 2023+***
10.8	Form of Executive Employment Agreement+*
10.9	Form of Indemnification Agreement*
10.10	Lease Agreement, dated June 20, 2016, by and between Ascend One Corporation and LSOP 3 MD 3, LLC*
10.11	Professional Services Agreement, by and between Nava Management, LLC and St Ends Management, LLC* (a portion of this exhibit has been omitted)

Exhibit No.	Description
23.1	Consent of M&K CPAs, PLLC***
23.2	Consent of Venable LLP (Included in Exhibit 5.1)**
24.1	Power of Attorney (included on signature page of this Form S-1)
99.1	Consent of Bernaldo Dancel to be Named as Director Nominee*
99.2	Consent of Richard Kohr to be Named as Director Nominee*
99.3	Consent of Larry Letow to be Named as Director Nominee*
99.4	Consent of Michael Locksley to be Named as Director Nominee*
99.5	Consent of Douglas Lord to be Named as Director Nominee*
99.6	Consent of Earl Scott to be Named as Director Nominee*
99.7	Consent of Steven Snelgrove to be Named as Director Nominee*
107	Filing Fee Exhibit***

*
Previously Filed

**
To be filed by amendment

***
Filed Herewith

+
Indicates a management contract or any compensatory plan, contract or arrangement.

Financial Statement Schedules
Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.
Item 17.   Undertakings
(a)
The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)
Rule 415 Offering.   The undersigned hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
The undersigned hereby further undertakes that:

(1)
For purposes of determining any liability under the Securities Act the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(1)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Columbia, State of Maryland, on the 30th day of January, 2023.
NAVA HEALTH MD, LLC
By:
/s/ Bernaldo Dancel

Name:
Bernaldo Dancel

Title:
Chief Executive Officer